UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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HEALTHWAYS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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701 Cool Springs Blvd
Franklin, Tennessee 37067

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Stockholders of Healthways, Inc.:
The 2015 Annual Meeting of Stockholders of Healthways, Inc., a Delaware corporation (the "Company"), will be held at the Franklin Marriott Cool Springs, 700 Cool Springs Boulevard, Franklin, Tennessee, 37067 at 8:00 a.m., Central time, on Tuesday, May 19, 2015, for the following purposes:

(1)	To elect eight directors to hold office for a term of one year or until their successors have been elected and qualified;

(2)	To consider and act upon a non-binding, advisory vote to approve compensation of the Company's named executive officers as disclosed in the Proxy Statement;

(3)	To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal 2015;

(4)	To consider and act upon a proposal to approve the Company's Amended and Restated 2014 Stock Incentive Plan; and

(5)	To transact such other business as may properly come before the meeting, or any adjournment or postponement thereof.

In accordance with Securities and Exchange Commission rules, we are mailing to many of our stockholders a Notice of Internet Availability instead of a paper copy of the Proxy Statement and our 2014 Annual Report. The Notice of Internet Availability contains instructions on how stockholders can access the proxy documents over the Internet as well as how stockholders can receive a paper copy of our proxy materials, including the Proxy Statement, the 2014 Annual Report and a form of proxy card. The Proxy Statement and form of proxy accompanying this notice are being furnished to stockholders on or about April 9, 2015.  Only stockholders of record at the close of business on March 25, 2015 are entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.

Your attention is directed to the Proxy Statement accompanying this notice for a more complete statement regarding the matters to be acted upon at the meeting.

Whether or not you plan to attend the meeting, we hope you will vote as soon as possible. You may vote your shares via a toll-free telephone number or over the Internet. If you received a paper copy of a proxy or voting instruction card by mail, you may submit your proxy or voting instruction card for the meeting by completing, signing, dating and returning your proxy or voting instruction card in the pre-addressed envelope provided.

By Order of the Board of Directors,
Donato Tramuto
Chairman
April 9, 2015

Healthways, Inc.
Proxy Statement

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 19, 2015: The Proxy Statement and 2014 Annual Report are available at www.proxyvote.com.

HEALTHWAYS, INC.
701 Cool Springs Boulevard
Franklin, Tennessee 37067

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON
TUESDAY, MAY 19, 2015

The proxy is solicited by the Board of Directors (the "Board") of Healthways, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on Tuesday, May 19, 2015, at 8:00 a.m., Central time, at the Franklin Marriott Cool Springs, 700 Cool Springs Boulevard, Franklin, Tennessee, 37067, and at all adjournments or postponements thereof (the "2015 Annual Meeting of Stockholders"), for the purposes set forth in the foregoing Notice of Annual Meeting of Stockholders.  In accordance with Securities and Exchange Commission (the "Commission") rules, we are mailing to many of our stockholders a Notice of Internet Availability instead of a paper copy of the Proxy Statement and our 2014 Annual Report. The Notice of Internet Availability contains instructions on how stockholders can access the proxy documents over the Internet as well as how stockholders can receive a paper copy of our proxy materials, including the Proxy Statement, the 2014 Annual Report and a form of proxy card.  Copies of this Proxy Statement, the attached notice and the form of proxy are being furnished to stockholders on or about April 9, 2015.

In the election of directors, you may vote "FOR" or "AGAINST" any or all of the nominees or you may "ABSTAIN" from voting with respect to any or all of the nominees. If you "ABSTAIN" from voting, it will not affect the outcome of this proposal.

For the advisory vote to approve compensation of the Company's named executive officers as disclosed in this Proxy Statement, the ratification of the appointment of PricewaterhouseCoopers LLP, and the approval of the Company's Amended and Restated 2014 Stock Incentive Plan (the "Amended and Restated 2014 Plan"), you may vote "FOR," "AGAINST" or "ABSTAIN."  If you "ABSTAIN," it will have the same effect as a vote "AGAINST" these proposals.

Shares represented by proxies will be voted in accordance with the choices specified thereon.  If you sign your proxy card without giving specific voting instructions, the shares represented by such proxies will be voted FOR the election of the director nominees set forth under Proposal No. 1, FOR the non-binding, advisory vote to approve compensation of the Company's named executive officers as disclosed in this Proxy Statement set forth under Proposal No. 2, FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2015 set forth under Proposal No. 3, and FOR the approval of the Amended and Restated 2014 Plan set forth under Proposal No. 4.  The Board does not know of any other matters that will be presented for action at the meeting, but the persons named in the proxy intend to vote or act with respect to any other proposal that may be properly presented for action according to their best judgment in light of the conditions then prevailing.

The quorum requirement for holding the 2015 Annual Meeting of Stockholders and transacting business is a majority of the outstanding shares entitled to vote.  The shares may be present in person or represented by proxy at the 2015 Annual Meeting of Stockholders. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

Votes are counted by an independent third party.  In the election of directors, a nominee will be elected as a director if the number of votes cast "FOR" such nominee exceeds the number of votes cast "AGAINST" such nominee (with abstentions and broker non-votes not counted as either votes "FOR" or "AGAINST").  In the advisory vote to approve executive compensation, the affirmative "FOR" vote of a majority of those shares present in person or represented by proxy will constitute the stockholders' non-binding approval with respect to our executive compensation programs.  The proposal to ratify the appointment of our independent registered public accounting firm and the proposal to approve the Amended and Restated 2014 Plan require the affirmative "FOR" vote of a majority of those shares present in person or represented by proxy.

Generally, broker non-votes occur when shares held by a broker in "street name" for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote those shares.  A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, a broker is not entitled to vote shares held for a beneficial owner on certain non-routine items absent instructions from the beneficial owner of such shares. The election of directors, the advisory vote to approve executive compensation, and the vote to approve the Amended and Restated 2014 Plan are non-routine items on which a broker is not entitled to vote shares absent instructions from the beneficial owner of such shares. Broker non-votes count for purposes of determining whether a quorum exists, but do not count as entitled to vote with respect to individual proposals.

A proxy may be revoked by a stockholder at any time before its exercise by attending the meeting and voting in person; by filing, no later than 5:00 p.m., Central Time on Monday, May 18, 2015, with the Secretary of the Company a written notice of revocation; by duly executing a proxy bearing a later date; or by casting a new vote by toll-free telephone or the Internet no later than 11:59 p.m., Eastern Time on Monday, May 18, 2015.

The preliminary voting results will be published on a Current Report on Form 8-K which will be filed by the Company with the Commission within four business days of the 2015 Annual Meeting of Stockholders.  The final voting results, if different than the preliminary voting results, will be published on an amended Current Report on Form 8-K within four business days of the date on which the final results are known.

Each share of our common stock, $.001 par value ("Common Stock"), issued and outstanding on the record date, March 25, 2015, will be entitled to one vote on all matters to come before the 2015 Annual Meeting of Stockholders.  Cumulative voting is not permitted.  As of March 25, 2015, there were outstanding 35,682,926 shares of Common Stock.

We will bear all costs of this solicitation, including expenses in connection with preparing, assembling and furnishing this Proxy Statement. In addition to solicitations by mail, solicitations may be made by Internet, telephone, facsimile, email, or personal or press interviews. Some solicitations by any of these methods may be made by our directors and executive officers or by our investor relations employees within the normal conduct of their duties and without additional remuneration. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable and documented expenses in connection therewith.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to those persons that we know to be the beneficial owners (as defined by Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of more than 5% of our Common Stock, our only voting security, and with respect to the beneficial ownership of our Common Stock by all directors and nominees, each of the executive officers named in the Summary Compensation Table and all of our executive officers, directors, and director nominees as a group.  The information set forth below is based on ownership information we received as of March 25, 2015 (except as otherwise noted below).  Unless specified otherwise, the shares indicated are presently outstanding, and each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class (1)
North Tide Capital, LLC. 500 Boylston Street Suite 310 Boston, MA 02116	3,850,000 (2)	10.79%
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	3,232,323 (3)	9.06%
Stelliam Investment Management LP 12 East 49th Street, 22nd Floor New York, NY 10017	2,416,300 (4)	6.77%
Point72 Asset Management, LP 72 Cummings Point Road Stamford, CT 06902	2,316,700 (5)	6.49%
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	2,205,819 (6)	6.18%
Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	2,183,694 (7)	6.12%
Conan Laughlin**	3,850,000 (2)	10.79%
Ben R. Leedle, Jr.****	925,982 (8)	2.55%
Michael Farris***	340,543 (9)	*
Alfred Lumsdaine***	167,003 (10)	*
Peter Choueiri***	109,582 (11)	*
Jay C. Bisgard, M.D.**	69,950 (12)	*
John A. Wickens**	56,941 (13)	*

Alison Taunton-Rigby, Ph. D.**	55,385 (14)	*
Mary Jane England, M.D.**	50,077 (15)	*
William D. Novelli**	34,775 (16)	*
Mary Flipse***	19,417 (17)	*
Matthew Michela***	13,763 (18)	*
Kevin G. Wills**	10,028 (19)	*
Donato Tramuto**	7,950 (20)	*
Bradley S. Karro**	--	*
Paul H. Keckley, Ph.D.**	--	*
Robert J. Greczyn, Jr.*****	--	*
Lee A. Shapiro*****	--	*
All directors, director nominees, and executive officers as a group (18 persons)	5,665,954 (21)	15.45%

*            Indicates ownership of less than one percent of our outstanding Common Stock
**        Director of the Company
***        Named Executive Officer
****        Director and Named Executive Officer
*****            Director Nominee

(1)	Pursuant to the rules of the Commission, certain shares of our Common Stock that an individual owner set forth in this table has a right to acquire within 60 days after March 25, 2015 pursuant to the exercise of options to purchase shares of Common Stock ("stock options") or other securities are deemed to be outstanding for the purpose of computing the ownership of that owner, but are not deemed outstanding for the purpose of computing the ownership of any other individual owner shown in the table. Likewise, the shares subject to stock options or other securities held by our other directors and executive officers that are exercisable within 60 days of March 25, 2015 are all deemed outstanding for the purpose of computing the percentage ownership of all executive officers, directors, and director nominees as a group.

(2)	Information with respect to stock ownership is based on a Schedule 13F filed with the Commission on February 13, 2015. Includes 3,850,000 shares to which North Tide Capital, LLC has shared voting and investment power. Includes 3,425,000 shares to which North Tide Capital Master, LP has shared voting and investment power. Includes 3,850,000 shares to which Conan Laughlin, who serves as the Manager of North Tide Capital, LLC, has shared voting and investment power. The address of North Tide Capital Master, LP and Conan Laughlin is 500 Boylston Street, Suite 310, Boston, Massachusetts, 02116.

(3)	Information with respect to stock ownership is based on a Schedule 13G/A filed by BlackRock, Inc. with the Commission on January 15, 2015 and includes shares held by certain of its subsidiaries. Includes 3,148,701 shares to which BlackRock, Inc. has sole voting power and 3,232,323 shares to which BlackRock, Inc. has sole investment power.

(4)	Information with respect to stock ownership is based on a Schedule 13G filed by Stelliam Investment Management L.P. ("Stelliam") with the Commission on February 17, 2015 and includes shares held by certain of its subsidiaries. Includes 2,416,300 shares to which Stelliam has sole voting and investment power. Includes 2,416,300 shares to which Ross Margolies, the managing member of Stelliam's general partner, may be deemed to have sole voting and dispositive power. The address of Ross Margolies is 12 East 49th Street, 22nd Floor, New York, NY 10017.

(5)	Information with respect to stock ownership is based on a Schedule 13G filed by Point72 Asset Management, L.P. ("Point72") with the Commission on January 28, 2015 and includes shares held by certain of its subsidiaries. Includes 2,076,700 shares to which Point72, Point72 Capital Advisors, Inc. and Steven A. Cohen have shared voting and investment power and 240,000 shares to which EverPoint Asset Management, LLC ("EverPoint") and Mr. Cohen have shared voting and investment power. The address of (i) Point72, Point72 Capital Advisors, Inc. and Mr. Cohen is 72 Cummings Point Road, Stamford, CT 06902, and (ii) EverPoint is 510 Madison Avenue, New York, NY 10022.

(6)	Information with respect to stock ownership is based on a Schedule 13G/A filed by The Vanguard Group, Inc. ("Vanguard") with the Commission on February 10, 2015 and includes shares held by certain of its subsidiaries. Includes 48,799 shares to which Vanguard has sole voting power, 2,158,920 shares to which Vanguard has sole investment power and 46,899 shares to which Vanguard has shared investment power.

(7)	Information with respect to stock ownership is based on a Schedule 13G filed with the Commission on February 5, 2015. Includes 2,068,719 shares to which Dimensional Fund Advisors LP ("Dimensional") has sole voting power and 2,183,694 shares to which Dimensional has sole investment power.

(8)	Includes 617,359 shares that, as of March 25, 2015, were issuable upon the exercise of outstanding stock options within 60 days after March 25, 2015.

(9)	Includes 340,111 shares held in trust.

(10)	Includes 122,792 shares that, as of March 25, 2015, were issuable upon the exercise of outstanding stock options within 60 days after March 25, 2015.

(11)	Includes 74,754 shares that, as of March 25, 2015, were issuable upon the exercise of outstanding stock options within 60 days after March 25, 2015.

(12)	Includes 33,763 shares that, as of March 25, 2015, were issuable upon the exercise of outstanding stock options within 60 days after March 25, 2015, and 25,327 shares held in trust.

(13)	Includes 38,763 shares that, as of March 25, 2015, were issuable upon the exercise of outstanding stock options within 60 days after March 25, 2015, 6,500 shares held in trust, and 1,100 shares held jointly by Mr. Wickens and his spouse.

(14)	Includes 28,763 shares that, as of March 25, 2015, were issuable upon the exercise of outstanding stock options within 60 days after March 25, 2015.

(15)	Includes 33,763 shares that, as of March 25, 2015, were issuable upon the exercise of outstanding stock options within 60 days after March 25, 2015.

(16)	Includes 27,723 shares that, as of March 25, 2015, were issuable upon the exercise of outstanding stock options within 60 days after March 25, 2015.

(17)	Includes 11,784 shares that, as of March 25, 2015, were issuable upon the exercise of outstanding stock options within 60 days after March 25, 2015,.

(18)	Includes 10,522 shares that, as of March 25, 2015, were issuable upon the exercise of outstanding stock options within 60 days after March 25, 2015.

(19)	Includes 9,132 shares that, as of March 25, 2015, were issuable upon the exercise of outstanding stock options within 60 days after March 25, 2015.

(20)	Includes 3,750 shares that, as of March 25, 2015, were issuable upon the exercise of outstanding stock options within 60 days after March 25, 2015.

(21)	Includes 1,012,868 shares that, as of March 25, 2015, were issuable upon the exercise of outstanding stock options within 60 days after March 25, 2015.

Corporate Governance

Board Information

Our Amended and Restated Bylaws, as amended (our "Bylaws"), provide that the Board shall consist of no fewer than five nor more than 12 directors, with the exact number of directors to be determined from time to time by resolution of the Board. Currently, the Board is comprised of 11 directors. Dr. Bisgard and Mr. Wickens will not be standing for re-election at the 2015 Annual Meeting of Stockholders. Mr. Greczyn and Mr. Shapiro have been nominated for election by the Board, upon the recommendation of the Nominating and Corporate Governance Committee, to fill the vacancies that will arise from the departures of Dr. Bisgard and Mr. Wickens from the Board.

Our Board held 15 meetings during 2014.  Other than Thomas G. Cigarran and Mr. Leedle, all of the members of the Board who served during 2014, as well as Mr. Greczyn and Mr. Shapiro, are "independent directors", as defined under applicable law and the NASDAQ Global Select Market ("NASDAQ") listing standards.  The Board has a Nominating and Corporate Governance Committee, an Audit Committee, a Compensation Committee, and a Strategic Review Committee.

During 2014, each of our incumbent directors, other than Mr. Novelli (who attended 11 of the 15 Board meetings held during 2014) attended at least 75% of the aggregate of the total number of meetings held (i) by the Board during the period for which each director served as a member of the Board and (ii) by each committee of which such director was a member during the period for which each director served as a member of the applicable committee.

Leadership Structure

We believe our board leadership structure is appropriate in light of the Company's business. Our Board of Directors' Corporate Governance Guidelines (our "Corporate Governance Guidelines") note that our Bylaws provide that our Board size should consist of at least five and no more than 12 directors, which we believe provides for the optimal exchange of ideas without stifling cooperation. While our Corporate Governance Guidelines provide flexibility in who may serve as Chairman of the Board, we do not presently combine the roles of Chairman and Chief Executive Officer ("CEO").  In June 2014, the Board elected Donato Tramuto, a director of the Company since 2013, as Chairman of the Board.  Our Corporate Governance Guidelines set forth in greater detail the responsibilities of our Board.  Our Corporate Governance Guidelines are available under "Corporate Governance" accessible through the "Investors" link on the Company's website at www.healthways.com.

Risk Oversight

The Company is exposed to a number of risks, including economic, environmental, operational, and regulatory risks, among others. Management is responsible for the day-to-day management of the risks the Company faces, while the Board as a whole is responsible for the oversight of such risk. Our Audit, Compensation, Nominating and Corporate Governance, and Strategic Review Committees each play a significant role in assisting the Board to fulfill its oversight responsibilities.

Our Audit Committee, for example, is responsible for overseeing the accounting, financial, legal, and regulatory risks the Company faces. The Audit Committee receives reports from management and outside auditors regarding material issues concerning the adequacy of the Company's internal controls over financial reporting. The Audit Committee also has access to management in discharging its duties and provides regular reports to the Board.

Our Compensation Committee assists the Board with risk oversight by annually reviewing the compensation philosophy of the Company and evaluating and providing recommendations on executive compensation as well as producing an annual report on executive compensation to be included in our Proxy Statement.  As further described in "Compensation Discussion and Analysis" beginning on page 24, the Compensation Committee has determined that our compensation programs do not encourage our management or colleagues to take risks reasonably likely to have a material adverse effect on our business.  The Compensation Committee regularly reports its activities to the full Board.

Our Nominating and Corporate Governance Committee assists with risk oversight by managing Board structure and organization, the criteria for selecting new members to the Board and any Board committees, determining compensation for directors, evaluating Board members, and annually reviewing the corporate governance principles of the Company and recommending changes when appropriate. The Nominating and Corporate Governance Committee regularly provides reports to the Board.  The activities of each of our committees are set forth in greater detail in each of their respective charters, which are available under "Corporate Governance" accessible through the "Investors" link on the Company's website at www.healthways.com.

Our Strategic Review Committee assists the Board with risk oversight by reviewing, evaluating and making recommendations to the Board regarding the Company's business strategy.

Committees of the Board

Compensation Committee

During 2014, the Compensation Committee was composed of Drs. England and Taunton-Rigby and Messrs. Novelli and Wills for the entire year, Mr. Karro from the 2014 Annual Meeting of Stockholders through the end of the year, and Daniel J. Englander from March 2014 until the 2014 Annual Meeting of Stockholders, the date of his resignation from the Board in connection with the Nomination and Standstill Agreement (as defined and discussed on page 14).  It was chaired by Mr. Novelli.  As discussed in "Compensation Discussion and Analysis," all of the directors who serve on the Compensation Committee are "non-employee directors" as defined in Rule 16b-3 of the rules promulgated under the Securities Exchange Act of 1934, as amended, "Outside Directors" for purposes of regulations promulgated pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and "independent directors" as defined under the NASDAQ corporate governance listing standards, in each case as determined by the Board.  The Compensation Committee is responsible for overseeing our overall compensation strategies and policies, evaluating the performance of our executive officers and recommending to the independent directors the compensation of each of our executive officers and administering our equity-based incentive plans, among other things.  The Compensation Committee's Charter, which is reviewed annually by the Compensation Committee and is available on our website at www.healthways.com, provides a detailed description of the Compensation Committee's duties and responsibilities.  The Compensation Committee held seven meetings during 2014.

Nominating and Corporate Governance Committee

During 2014, the Nominating and Corporate Governance Committee was composed of Drs. England and Bisgard and Messrs. Novelli and Wickens for the entire year, Dr. Keckley from the 2014 Annual Meeting of Stockholders through the end of the year, and C. Warren Neel, Ph.D. from January 2014 until the 2014 Annual Meeting of Stockholders, the date of his resignation from the Board in connection with the Nomination and Standstill Agreement (as defined and discussed on page 14).  It was chaired by Dr. England.  All of the directors who serve on the Nominating and Corporate Governance Committee are "independent directors" as defined under the NASDAQ corporate governance listing standards.  The Nominating and Corporate Governance Committee's responsibilities include identifying individuals qualified to become members of the Board and recommending such individuals to the Board for election to the Board and developing and recommending to the Board corporate governance principles applicable to the Company.  The Nominating and Corporate Governance Committee's Charter, which is reviewed annually by the Nominating and Corporate Governance Committee and is available on our website at www.healthways.com, provides a detailed description of the Nominating and Corporate Governance Committee's duties and responsibilities and sets forth the director nomination process.  The Nominating and Corporate Governance Committee held seven meetings during 2014.

Audit Committee

During 2014, the Audit Committee was composed of Mr. Wills and Drs. Bisgard and Taunton-Rigby for the entire year, Mr. Laughlin from the 2014 Annual Meeting of Stockholders through the end of the year, and Mr. Wickens and Dr. Neel from January 2014 until the 2014 Annual Meeting of Stockholders.  The Audit Committee was chaired by Dr. Neel through the 2014 Annual Meeting of Stockholders and by Mr. Wills thereafter.  All of the directors on the Audit Committee are "independent directors" as defined under the NASDAQ corporate governance listing standards, and satisfy the heightened independence criteria applicable to members of the Audit Committee under the NASDAQ corporate governance listing standards and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended.  We have, and will continue to have, at least one member of the Audit Committee who has past employment experience in finance or accounting and requisite professional certification in accounting or other comparable experience that results in the individual's financial sophistication.  The Audit Committee meets with our independent registered public accounting firm and management to review our consolidated financial statements, the quality and integrity of our accounting, auditing and financial reporting process, and our systems of internal controls.  The Board has determined that Mr. Wills qualifies as an "audit committee financial expert," as defined by the regulations of the Commission.  The Audit Committee's Charter, which is reviewed annually by the Audit Committee and is available on our website at www.healthways.com, provides a detailed description of the Audit Committee's duties and responsibilities.  The Audit Committee held ten meetings during fiscal 2014.

Strategic Review Committee

The Strategic Review Committee was formed in June 2014 to review, evaluate and make recommendations to the Board regarding the Company's business strategy. The Strategic Review Committee is advisory in nature and does not have the power to direct or approve the day-to-day management and operations of the Company.  During 2014, the Strategic Review Committee was composed of Messrs. Karro and Wickens and Drs. Taunton-Rigby and Keckley and was chaired by Mr. Karro.  All of the directors who serve on the Strategic Review Committee are "independent directors" as defined under the NASDAQ corporate governance listing standards.  The Strategic Review Committee's Charter is available on our website at www.healthways.com and  provides a detailed description of the Strategic Review Committee's duties and responsibilities.  The Strategic Review Committee held two meetings during 2014.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines to assist the Board in the exercise of its duties and responsibilities and to serve in the best interests of the Company and its stockholders.  Our Corporate Governance Guidelines, which are available on our website at www.healthways.com, provide a framework for the conduct of the business of the Board.

Code of Conduct

Our Code of Business Conduct applies to all employees (including officers) and non-employee directors (collectively, "colleagues").  The purpose of the Code of Business Conduct is to provide written standards that are reasonably designed to promote: honest and ethical conduct; full, fair, accurate, timely and understandable disclosure in reports and documents we file with the Commission and other public communications we make; compliance with applicable governmental laws, rules and regulations; prompt internal reporting of violations of the Code of Business Conduct; and accountability for adherence to the Code of Business Conduct, and to deter wrongdoing.  A copy of our Code of Business Conduct, as well as any amendments thereto, is available on our website at www.healthways.com. We intend to post any waiver of a provision of the Code of Business Conduct granted to any principal executive, financial, or accounting officers or any material amendment to the Code of Business Conduct on our website.

Stockholder Nominees

The policy of the Nominating and Corporate Governance Committee is to consider properly submitted stockholder nominations for director candidates as described below under "Identifying and Evaluating Nominees for Directors."  Any stockholder nominations proposed for consideration by the Nominating and Corporate Governance Committee should be addressed to: Secretary, Healthways, Inc., 701 Cool Springs Boulevard, Franklin, Tennessee 37067.  To be timely, director nominations for the 2016 Annual Meeting of Stockholders must be submitted within the time limits for stockholder proposals as set forth on page 90.

Director Qualifications

Under our Corporate Governance Guidelines and the Nominating and Corporate Governance Committee Charter, the Nominating and Corporate Governance Committee is responsible for determining the criteria for membership on the Board.  Under such criteria, at least a majority of the members of the Board should be independent, and all members should have the highest character and integrity and possess an inquiring mind, vision and the ability to work well with others.  Currently, all of our directors except for Mr. Leedle are independent. Other criteria that will be considered include prior experience as a director, knowledge of our business and industry and broad experience at the operational, financial or policy-making level in business. Diversity, age and skills in the context of the needs of the Board are also a consideration.  While the Company's Corporate Governance Guidelines do not explicitly define diversity, it is the Nominating and Corporate Governance Committee's practice to seek director candidates who will contribute to a diversity of perspectives. The Nominating and Corporate Governance Committee considers diversity in the context of the Board as a whole and takes into account a candidate's personal characteristics and industry experience, with the intent of maintaining a Board that represents a broad range of viewpoints. Board members should also have sufficient time to devote to the affairs of the Company and to provide insight and practical wisdom based on experience.  As such, in order to be active participants and perform all director duties responsibly, directors' service on other boards of public companies is limited to three public company boards (excluding the Company).

Identifying and Evaluating Nominees for Directors

The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director.  The Nominating and Corporate Governance Committee regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise.  In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current members of the Board, management, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee and may be considered at any point during the year. As described above, the Nominating and Corporate Governance Committee considers properly submitted stockholder nominations for candidates for the Board.  In evaluating nominations, the Nominating and Corporate Governance Committee uses the same criteria for all nominees and seeks to achieve a balance of knowledge, experience and expertise on the Board.  The Nominating and Corporate Governance Committee identified and recommended to the Board that Mr. Greczyn and Mr. Shapiro each be nominated as a director in this Proxy Statement to serve as a director until the 2016 Annual Meeting of Stockholders. Mr. Greczyn and Mr. Shapiro have accepted their nominations and have agreed to serve as directors if elected.

Directors' Attendance at Annual Meetings of Stockholders

Although directors are invited and are always encouraged to attend the annual stockholder meetings, we do not require their attendance.  All of the directors then serving attended the 2014 Annual Meeting of Stockholders held on June 24, 2014.

Communications with the Board

Stockholders may communicate with the Board by submitting a letter in writing addressed to: Chairman of the Board, Healthways, Inc., 701 Cool Springs Boulevard, Franklin, Tennessee 37067.  If the communication relates to the Company's ethics or conduct, financial statements, accounting practices or internal controls, the communication may be submitted in writing addressed to: Audit Committee Chairman, Healthways, Inc., 701 Cool Springs Boulevard, Franklin, Tennessee 37067.  Stockholder communications may be submitted confidentially or anonymously.

Stock Ownership and Retention Guidelines

The Company's stock retention guidelines applicable to executive officers require executive officers to maintain a minimum ownership in the Company's stock based on a multiple of their base salary (at least 3.75 times base salary for the Chief Executive Officer; 2 times base salary for the Chief Financial Officer, Chief Operating Officer, Chief Commercial Officer and the President, International; and 1.8 times base salary for the General Counsel).  Executive officers must retain 75% of the net number of shares acquired (after payment of exercise price, if any, and taxes) upon the exercise of all nonqualified stock options and vesting of all restricted stock units representing hypothetical shares of our Common Stock ("RSUs") until they reach the required multiple of base salary.  All executive officers are currently in compliance with the guidelines.  Executive officers who do not comply with the guidelines may not be eligible for future equity awards.

In January 2013, the Board adopted stock retention guidelines for directors.  The guidelines require directors to maintain ownership in the Company's stock equal to three times the current minimum annual cash retainer for directors.  Directors must retain 75% of the net number of shares acquired (after payment of exercise price, if any, and taxes) upon the exercise of all stock options and vesting of all RSUs until they reach the required minimum ownership.  Directors will have until the later of January 2018 or the five-year anniversary of their appointment to the Board to meet these requirements and may not sell shares of the Company's stock until the ownership requirement is achieved.

Evaluations of Board and Committee Performance

Each year, the Nominating and Corporate Governance Committee of the Board conducts an evaluation of the effectiveness of the Board as a whole and the performance of each committee of the Board.  The manner of the evaluation is determined annually by the Nominating and Corporate Governance Committee in order to ensure the procurement of accurate and relevant information.  The evaluation process is designed to facilitate ongoing, systematic examination of the Board and each committee's effectiveness and accountability and to identify opportunities for improvement. The Nominating and Corporate Governance Committee designed and coordinated the evaluations for the Board and committees.  The Chair of the Nominating and Corporate Governance Committee is responsible for reporting the results to each committee and the full Board.  Since the Strategic Review Committee was formed in June 2014, its initial evaluation will occur in 2015.

Certain Relationships and Related Party Transactions

Since the beginning of the last fiscal year, we are aware of the following related party transactions between us and our directors, executive officers, 5% stockholders or their family members that require disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934, as amended ("Item 404").

•
Christopher Cigarran, former President of Employer Market, is the son of former Chairman Emeritus Thomas G. Cigarran and received aggregate cash compensation of approximately $384,000 (consisting primarily of salary and benefits) during fiscal 2014.  Thomas Cigarran resigned from the Healthways' Board of Directors effective February 14, 2014.

•
Pursuant to the Nomination and Standstill Agreement (as defined below), the Company reimbursed the North Tide Group (as defined below) $250,000 for its documented out-of-pocket fees and expenses incurred in connection with the proxy contest relating to the Company's 2014 Annual Meeting of Stockholders.

Pursuant to its written charter, the Audit Committee reviews and either ratifies, approves or disapproves all transactions between the Company and any related person that are required to be disclosed pursuant to Item 404.

                 In determining whether to approve or ratify any material related party transaction, the Audit Committee considers the relevant information and facts available to it regarding the transaction and takes into account factors such as the related party's relationship to the Company and interest (direct or indirect) in the transaction, the terms of the transaction and the benefits to the Company of the transaction. No director participates in the approval of an interested transaction for which he or she is a related party or otherwise has a direct or indirect interest.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Election of Directors

Pursuant to an amendment to our Restated Certificate of Incorporation, as amended, approved by our stockholders at the 2013 Annual Meeting of Stockholders, our Board is in transition to no longer be classified. Accordingly, at our 2013 Annual Meeting of Stockholders, three directors (the "Class I" directors) were elected to a three-year term, which expires at the 2016 Annual Meeting of Stockholders. At the 2014 Annual Meeting of Stockholders, our stockholders elected four directors (the "Class II" directors) to a one-year term expiring at the 2015 Annual Meeting of Stockholders. At the 2015 Annual Meeting of Stockholders, our stockholders will elect four directors (the "Class III" directors) and the Class II directors to one-year terms expiring at the 2016 Annual Meeting of Stockholders. Beginning with the 2016 Annual Meeting of Stockholders, our stockholders will elect the full Board on an annual basis.

On June 2, 2014, we entered into a Nomination and Standstill Agreement (the "Nomination and Standstill Agreement") with North Tide Capital Master, LP, North Tide Capital, LLC and Conan J. Laughlin (collectively, the "North Tide Group") to end the proxy contest in connection with our 2014 Annual Meeting of Stockholders. Pursuant to the Nomination and Standstill Agreement, the Board nominated the following designees of the North Tide Group for election at our 2014 Annual Meeting of Stockholders, each of whom were subsequently elected at our 2014 Annual Meeting of Stockholders: Conan J. Laughlin, Bradley S. Karro and Paul H. Keckley (collectively, the "North Tide Designees"). In connection with the Nomination and Standstill Agreement, each of John W. Ballantine, Daniel J. Englander and C. Warren Neel resigned from the Board, effective as of our 2014 Annual Meeting of Stockholders.

The Board, upon the recommendation of the Nominating and Corporate Governance Committee, has re-nominated each of the North Tide Designees for election at the 2015 Annual Meeting of Stockholders.

A nominee for election will be elected as a director if the number of votes cast "FOR" such nominee at the 2015 Annual Meeting of Stockholders exceeds the number of votes cast "AGAINST" such nominee (with abstentions and broker non-votes not counted as either votes "FOR" or "AGAINST").  Stockholders have no right to vote cumulatively for directors, but rather each stockholder shall have one vote for each director for each share of Common Stock held by such stockholder.

Unless contrary instructions are received, shares of our Common Stock represented by duly executed proxies will be voted in favor of the election of the nominees named below.  If for any reason a nominee is unable to serve as a director, it is intended that the proxies solicited hereby will be voted for such substitute nominee as our Board may propose.  The Board has no reason to expect that the nominees will be unable to serve, and therefore, at this time does not have any substitute nominees under consideration.

The Board recommends a vote FOR each nominee.

Class II and Class III Directors

The following eight persons are the nominees for election to serve as Class II and Class III directors for a term that will expire at the 2016 Annual Meeting of Stockholders and until his/her successor is elected and qualified.  Except for Mr. Greczyn and Mr. Shapiro, who were each recommended to the Board by the Nominating and Corporate Governance Committee and who are standing for election for the first time, all Company nominees for election to the Board are presently directors of the Company and were previously elected by the Company's stockholders.  Certain information relating to the following persons has been furnished to us by the individuals named, and we have also included the specific skills, qualifications and experience of each of our directors.

Mary Jane England, M.D. Professor at the Department of Community Health Sciences at the Boston University School of Public Health; Former President of Regis College	Age 76	Director since 2004

Dr. England has served as a Professor at the Department of Community Health Sciences at the Boston University School of Public Health since 2012 and served as ad interim Chair from 2012 until November 2013.  She also served as a Visiting Professor of Health Policy and Management at Boston University School of Public Health from 2011 to 2012.  Previously, Dr. England served as President of Regis College in Weston, Massachusetts from 2001 through 2011.  From 1990 to 2001, she served as President of the Washington Business Group on Health, a non-profit devoted to representing the interests of large employers on national health policy issues.  Prior to 1990, she served as Vice President of Prudential Insurance Co., a global insurance provider, Associate Dean at the John F. Kennedy School of Government at Harvard University, Commissioner of Social Services, and Associate Commissioner of Mental Health in Massachusetts.  She serves on the board of directors of NSF International, a non-profit involved in standards development, product certification, auditing education and risk management for public health and the environment.

Qualifications:  Dr. England's specific skills, experience and qualifications to serve as a director of the Company include her significant experience in the healthcare industry. For over ten years, Dr. England served as the President of the Washington Business Group on Health. Additionally, Dr. England serves on the board of directors of NSF International. We believe Dr. England's experience at the Washington Business Group on Health, as well as in other positions, provides our Board with unique insight into how the interests of companies within the healthcare industry are effectively represented.

Board Committees:  compensation; nominating and corporate governance (chair)

Robert J. Greczyn, Jr. Former Chief Executive Officer of Blue Cross Blue Shield of North Carolina	Age 63	Director nominee

Mr. Greczyn was the Chief Executive Officer of Blue Cross Blue Shield of North Carolina ("BCBSNC") from 2000 until his retirement in 2010, where he also served on the Board of the Blue Cross Blue Shield Association.  Since his retirement, Mr. Greczyn has served as Principal of Capital Food Group, LLC and RJG Restaurant Group LLC, privately held restaurant franchise operations.  From August 1998 until September 1999 he was the Chief Operating Officer of BCBSNC and became its President in September 1999.  Prior to that, from 1990 to 1998, he was the President and CEO of Carolina Physicians Health Plan, which was partially acquired by Healthsource, Inc. in 1991 and fully acquired by Healthsource, Inc. in 1994, at which time it became Healthsource North Carolina.  In 1997, Cigna Corporation acquired Healthsource, Inc.  Prior to that, Mr. Greczyn was President and CEO of Health Plan of Delaware, Ltd. (which was acquired by Principal Health Care, Inc. in 1988, at which time it became Principal Health Care of Delaware, Inc.) from 1986 to 1990.  From March 2011 to November 2014, Mr. Greczyn served on the Board of Directors of Liposcience, Inc., a publicly traded (until its acquisition by Laboratory Corporation of America in November 2014), clinical diagnostic company, where he chaired the compensation committee and was a member of the audit committee.  He also served as the interim President and Chief Executive Officer of Liposcience, Inc. from August 2013 until February 2014, during which time he resigned from his positions on the audit and compensation committees.  In addition, from October 2011 until August 2012, Mr. Greczyn served as a director of M*Modal Inc., a publicly traded (until its acquisition August 2012 by One Equity Partners) provider of interactive clinical documentation and speech understanding technology, where he was a member of the compensation and audit committees.  From 2006 to 2008, Mr. Greczyn was Chairman of the Board of the Council for Affordable Quality Care, an alliance of chief executive officers of the nation's leading health insurers working to simplify healthcare transactions.  Mr. Greczyn received an M.P.H. degree in health policy from the University of North Carolina at Chapel Hill and a B.A. degree in psychology from East Carolina University.

Qualifications:  Mr. Greczyn's specific skills, experience and qualifications to serve as a director of the Company include over 20 years of experience as Chief Executive Officer of three health insurance companies as well as service on the compensation and audit committees of publicly traded companies.  We believe his extensive are evidenced by his extensive management experience and knowledge of the managed care industry and his prior public company board experience will provide critical insight to our Board.

Bradley S. Karro Principal of Hillcote Advisors	Age 53	Director since June 2014

Mr. Karro is a principal of Hillcote Advisors, a firm focused on investing in and restructuring healthcare companies that Mr. Karro founded in July 2008. Prior to starting Hillcote Advisors, Mr. Karro held a number of senior executive positions in the healthcare industry, including serving as Executive Vice President of Caremark Rx, a prescription benefit management company. Mr. Karro joined Medpartners (which changed its name to Caremark Rx) in 1998, and served at Caremark Rx through 2007.  During his time at Caremark Rx, Mr. Karro was responsible for mergers and acquisitions, integration planning, information technology and Medicare product development. Mr. Karro was also appointed as a charter member of the Governor's e-Health Advisory Council in Tennessee, an organization established to coordinate Tennessee's initiatives leading towards the adoption of electronic medical records. Mr. Karro is currently a member of the Board of Directors of Angiotech Pharmaceuticals, Inc., where he chairs the Audit Committee. Mr. Karro previously served on the Board of Directors of Emageon Inc.

Qualifications:  Mr. Karro's specific skills, experience and qualifications to serve as a director of the Company are evidenced by his more than 25 years of healthcare industry experience, extensive knowledge of the healthcare industry, executive management experience and prior public board experience.

Board Committees:  compensation; strategic review (chair)

Paul H. Keckley, Ph.D. Managing Director of Navigant Center for Healthcare Research and Policy Analysis	Age 65	Director since June 2014

Dr. Keckley is the Managing Director of Navigant Center for Healthcare Research and Policy Analysis, a position he has held since March 2014.  In addition, Dr. Keckley is the Editor of The Keckley Report, which he began publishing in September 2013, and an expert on health industry trends and U.S. health system reform. In his thirty-five year health industry career, Dr. Keckley served as an expert commentator for national media coverage of healthcare reform, CEO of four health care companies funded by private investors, in senior management at Vanderbilt Medical Center and most recently as Executive Director of the Deloitte Center for Health Solutions in Washington, D.C, a position he held from 2006 through September 2013. Dr. Keckley currently serves on the Advisory Boards of Western Governors University, Oration Inc. and Lipscomb University College of Pharmacy and is a member of the Health Executive Network.

Qualifications:   Dr. Keckley's specific skills, experience and qualifications to serve as a director of the Company are evidenced by his 38-year career in healthcare research and policy analysis. Dr. Keckley has published 200 trade and peer reviewed articles and conducted numerous primary research studies about population-health management business models, trends and issues. He is also the publisher of the Keckley Report, a weekly analysis of healthcare industry trends. We believe his research regarding population-health management business models, trends and issues and his ongoing analysis of the healthcare industry will provide valuable insights to the Board on both the historical and current trends within the healthcare industry.

Board Committees:  nominating and corporate governance; strategic review

Conan J. Laughlin Founder, Portfolio Manager, and Managing Member of North Tide Capital	Age 42	Director since June 2014

Mr. Laughlin is the Founder, Portfolio Manager, and Managing Member of North Tide Capital, a Boston-based investment firm that Mr. Laughlin launched in September 2011.  The firm invests in global equities utilizing a value-oriented approach with a dedicated focus on the healthcare sector.  Mr. Laughlin has covered the healthcare industry as an equity research analyst since 1995.  Prior to founding North Tide Capital, from 2005-2011, Mr. Laughlin was a portfolio manager and sub-adviser to Millennium Management LLC, a multi-billion dollar investment firm based in New York.  From 2002-2004, Mr. Laughlin was a senior analyst covering the healthcare sector in the Asset Management group at American Express in Boston.  Prior to joining American Express in 2002, he spent seven years as a sell-side analyst at Morgan Stanley Dean Witter (1995-1997), SG Cowen (1997-1999), and Deutsche Bank Alex. Brown (1999-2002).  Mr. Laughlin currently serves on the Board of Trustees at The Park School in Brookline, MA.

Qualifications:  Mr. Laughlin's specific skills, experience and qualifications to serve as a director of the Company are evidenced by his experience as Portfolio Manager and Managing Member of North Tide Capital, an investment firm focused on the healthcare sector. Additionally, Mr. Laughlin has over 18 years of experience covering the healthcare industry as an equity research analyst and has been an active and engaged stockholder of the Company since 2011.

Board Committees:  audit

William D. Novelli Professor at the McDonough School of Business at Georgetown University; Former Chief Executive Officer of AARP	Age 73	Director since 2009

Mr. Novelli has served as a professor at the McDonough School of Business at Georgetown University since August 2009.  From 2001 to 2009, he served as the Chief Executive Officer of AARP, a nonprofit organization that helps people over age 50 improve their lives.  Mr. Novelli currently serves as the Chair of the board of directors of Campaign for Tobacco-Free Kids.

Qualifications:  Mr. Novelli's specific skills, experience and qualifications to serve as a director of the Company are evidenced by his many years of executive leadership, most recently serving as the Chief Executive Officer of AARP, as mentioned above.  Additionally, Mr. Novelli's current leadership as chairman of the board of directors of the Campaign for Tobacco-Free Kids, a leader in fighting to reduce tobacco use and its consequences in the world, enhances our Board's own understanding of how other organizations promote improved health and wellness, which is the core of the Company's business.

Board Committees:  compensation (chair); nominating and corporate governance

Lee A. Shapiro Managing Partner of 7wire Ventures	Age 59	Director nominee

Since June 2013, Mr. Shapiro has been a Managing Partner of 7wire Ventures, a venture capital firm he co-founded and joined in 2013 to invest in innovative ideas and entrepreneurs, mostly in the areas of consumer-focused health care and education technology.  Previously, Mr. Shapiro was President of Allscripts Healthcare Solutions, Inc., a publicly traded healthcare information technology company ("Allscripts"), from 2002 through December 2012, and served as a consultant to the Chief Executive Officer of Allscripts from January 2013 to June 2013.  Prior to joining Allscripts, he was the Chief Operating Officer of Douglas Elliman-Beitler from 1998 to 2000, a commercial office management and development company, where he directed all business activities throughout the United States.  Mr. Shapiro's career also includes serving as president of SES Properties, Inc., Vice Chairman of City Financial Bancorp and practicing commercial law at Barack, Ferrazzano, Kirschbaum, Perlman & Nagelberg. In addition to serving on the boards of several privately held companies, Mr. Shapiro currently serves on the boards of directors of Medidata Solutions, Inc. (where he is a member of the audit committee and the nominating and corporate governance committee), a publicly traded global provider of cloud-based solutions for life sciences, and Physicians Interactive Holdings, LLC ("PIH") (where he chairs the audit committee and is a member of the compensation committee), a wholly-owned subsidiary of Merck & Co., Inc. ("Merck") that is one of the largest providers of online resources for healthcare information, medication samples and mobile decision support tools to healthcare professionals.  Mr. Shapiro was also appointed to the Economic

Recovery Commission of the State of Illinois during its seating in 2009-2010. Mr. Shapiro holds a J.D. degree from The University of Chicago Law School.

Qualifications:  Mr. Shapiro's specific skills, experience and qualifications to serve as a director of the Company are evidenced by significant experience in directing strategic initiatives at a global public healthcare technology company, including mergers and acquisitions, international expansion, business development and partnerships, and business activities in the areas of analytics and information services.  His understanding of emerging digital health technologies will also be important to the Company's investments and positioning.  In addition, we believe his prior and current public and private company board experience will provide critical insight to our Board.

Kevin G. Wills Managing Director and Chief Financial Officer of AlixPartners, LLP	Age 49	Director since 2012

Mr. Wills has served as Managing Director and Chief Financial Officer of AlixPartners, LLP, a global business advisory firm, since March 2014. Prior to that, he served as Executive Vice President and Chief Financial Officer of Saks Incorporated (now a part of Hudson's Bay Company), a publicly traded (prior to the fourth quarter of 2013) retailer of fashion apparel, shoes, accessories, jewelry, cosmetics, and gifts, from May 2007 through November 2013.  Mr. Wills served as Executive Vice President of Finance/Chief Accounting Officer of Saks Incorporated from May 2005 through April 2007, and as Executive Vice President of Operations for Parisian, Inc., a retailer, from February 2003 until April 2005.  Prior to that, he was appointed Senior Vice President of Planning and Administration for Saks Department Store Group in September 1999, Senior Vice President of Strategic Planning in September 1998 and Vice President of Financial Reporting for Saks Incorporated in September 1997, when he joined Saks Incorporated.  Prior to joining Saks Incorporated, Mr. Wills served as Vice President and Controller for Tennessee Valley Authority, an energy producer.  Prior to that, Mr. Wills served as the Business Assurance Manager for Coopers and Lybrand (currently known as PricewaterhouseCoopers), an accounting and financial services firm.

Qualifications:  Mr. Wills' specific skills, experience and qualifications to serve as a director of the Company are evidenced by his many years of executive leadership, most recently serving as the Managing Director and Chief Financial Officer of AlixPartners, LLP and, prior to that, Chief Financial Officer of Saks Incorporated, as mentioned above. Additionally, Mr. Wills is a Certified Public Accountant and brings significant capital markets, mergers and acquisitions and international operations experience, all of which enhance our Board's understanding of various financial aspects of the Company's business.

Board Committees:  audit (chair), compensation

Class I Directors

The following three persons currently are members of the Board and will continue in their present positions until the 2016 Annual Meeting of Stockholders.  The following persons are not nominees and stockholders are not being asked to vote for them.  Certain information relating to the following persons has been furnished to us by the individuals named, and we have also included the specific skills, qualifications and experience of each of our directors.

Ben R. Leedle, Jr. President and Chief Executive Officer of the Company	Age 54	Director since 2003

Mr. Leedle has served as Chief Executive Officer of the Company since September 2003 and as President of the Company from May 2002 through October 2008 and April 2011 through present.  Mr. Leedle served as Chief Operating Officer of the Company from September 1999 to August 2003, Executive Vice President of the Company from September 1999 to May 2002 and as Senior Vice President of Operations from September 1997 to September 1999.

Qualifications:  Mr. Leedle's specific skills, experience and qualifications to serve as a director of the Company include his nearly 17 years of senior leadership experience at the Company.  During this time Mr. Leedle has effectively led the Company through significant growth as well as managed the Company in the current economic environment.  Additionally, Mr. Leedle has developed and overseen a talented group of senior executives.  Given his extensive leadership experience and institutional knowledge of the Company, we believe Mr. Leedle should serve as a director of the Company.

Board Committees:  none

Alison Taunton-Rigby, Ph.D. Former Chief Executive Officer of RiboNovix, Inc.	Age 70	Director since 2005

Dr. Taunton-Rigby, Ph.D., O.B.E., has been President and Chief Executive Officer of several public and private companies in the life science and healthcare industries. Since 2010, Dr. Taunton-Rigby has served as a director on a number of public, private, non-profit, ESOP and mutual fund boards. From 2003 until her retirement in 2010, Dr. Taunton-Rigby was the Chief Executive Officer of RiboNovix, Inc., a private company developing anti-infectives.  From 2001 to 2003, she served as the Chief Executive Officer of CMT, Inc., a privately held medical device company.  From 1995 to 2000, Dr. Taunton-Rigby served as the Chief Executive Officer of Aquila Biopharmaceuticals, Inc. (successor to Cambridge Biotech Corporation), a publicly traded biotechnology company.  She serves on the boards of directors of Columbia Funds, a mutual funds complex, ICI Mutual Insurance Company, a provider of insurance and fidelity bonding to the U.S. mutual fund industry, and Abt Associates, a provider of public policy and business research and consulting, where she serves on the audit and finance committee and the human capital and compensation committee.  Dr. Taunton-Rigby also serves on the Board of Trustees of the Boston Children's Hospital, where she serves as Chair of the Patient Care and Assessment Committee.  From 2004 to 2010, Dr. Taunton-Rigby served as a director of Idera Pharmaceuticals, a publicly traded biotechnology company.

Qualifications:  Dr. Taunton-Rigby's specific skills, experience and qualifications to serve as a director of the Company include her service as Chief Executive Officer of a number of publicly traded and private healthcare companies and over 25 years of senior executive experience in the life science industry.  Dr. Taunton-Rigby also has significant experience serving on the boards of a variety of companies in the healthcare industry.  We believe Dr. Taunton-Rigby's entrepreneurial and leadership experience in the healthcare industry coupled with her board experience at other healthcare companies and in the investment industry provides insight to our Board on business, financial and strategic issues affecting the Company.

Board Committees:  audit; compensation; strategic review

Donato Tramuto Chief Executive Officer and Chairman of Physicians Interactive Holdings, LLC	Age 58	Director since 2013

Mr. Tramuto has been Chairman of the Board since June 2014. Mr. Tramuto is one of the founders of PIH, which was sold in 2013 to Merck Global Health Innovation Fund (GHIF). He currently serves as PIH's Chief Executive Officer and Chairman, a position he has held since 2008.  PIH is one of the largest providers of online resources for healthcare information, medication samples and mobile decision support tools to healthcare professionals.  Prior to organizing PIH, he served as President of the Physicians Interactive Division of Allscripts from 2006 to 2008.  From 2004 to 2006, Mr. Tramuto was Chief Executive Officer of i3, a global pharmaceutical services company that, prior to its sale to inVentiv Health, Inc. in 2011, was part of Ingenix (a subsidiary of UnitedHealth Group Incorporated).  Prior to joining Ingenix, Mr. Tramuto was one of the founders of Protocare, Inc., a large provider of drug development services, where he served as Chief Executive and President of the Protocare Sciences Division and Corporate Officer of Protocare from 1998 to 2003.   Prior to co-founding Protocare, Mr. Tramuto served as General Manager/Executive Vice President of the Home Healthcare Business Unit and Corporate Vice President of Disease Management Marketing at Caremark.   Mr. Tramuto also serves on several executive leadership boards including the Boston University School of Public Health Dean's Advisory Board, the Physicians Interactive Board of Directors and the Robert F. Kennedy Center for Justice and Human Rights Europe Board and a Board Trustee at the York Community Hospital.  Mr. Tramuto is the Chairman of the

Board and founder of Health eVillages, and a former member of the State of Maine Economic Growth Council, an appointment by former Maine Governor John Baldacci.

Qualifications:  Mr. Tramuto's specific skills, experience and qualifications to serve as a director of the Company include his service as Chief Executive Officer of several mid-to-large sized, global healthcare companies, providing more than 30 years of healthcare experience in the both the product and service segments.   He has extensive knowledge in strategy, product and business development, succession planning, marketing and consumer insights and has taken several companies from the startup phase to successful exits. In 2005, 2009 and 2012, Mr. Tramuto was selected by PharmaVOICE as one of the Top 100 Most Inspirational Healthcare Leaders in the Life Sciences Industry.   In May 2012, he was recognized by The Boston Globe as one of the top 12 innovators in Massachusetts for the launch of Health eVillages, a non-profit organization he founded in 2011 providing global mobile healthcare to disadvantaged communities. In December of 2014, he was awarded, along with Hillary Clinton, Robert DeNiro, and Tony Bennett, the 2014 Robert F Kennedy Ripple of Hope Award, for his more than three decades of executive leadership in advancing innovative healthcare programs that have had a meaningful impact in saving lives.

Board Committees:  none

Director Compensation

For 2014, Outside Directors each received a $50,000 annual cash retainer as well as $1,000 for each non-regularly scheduled meeting attended at which action was taken, regardless of length.  Additionally, the Audit Committee chair received an annual retainer of $25,000, and the Compensation Committee, Nominating and Corporate Governance Committee, and Strategic Review Committee chairs each received an annual retainer of $20,000.  Audit Committee members received an annual retainer of $7,500, and Compensation Committee, Nominating and Corporate Governance Committee, and Strategic Review Committee members received an annual retainer of $6,000, provided that each Outside Director who participated on at least two committees received minimum annual cash compensation of $100,000 (from annual stockholder meeting to annual stockholder meeting).  Furthermore, upon their election to the Board, new Outside Directors received an option to purchase 15,000 shares of Common Stock.

Outside Directors who had served as directors of the Company for at least 12 months were granted $100,000 in equity awards on the date of the 2014 Annual Meeting of Stockholders, the value of which consisted of 50% stock options and 50% RSUs.   Equity awards to Outside Directors during 2014 were made pursuant to the Company's 2014 Stock Incentive Plan (the "2014 Plan").  Mr. Englander was appointed to the Board in March 2014 and was granted an option to purchase 15,000 shares of Common Stock on March 17, 2014.  Such option was cancelled in accordance with its terms upon Mr. Englander's resignation from the Board at the 2014 Annual Meeting of Stockholders (as discussed above).  Messrs. Karro and Laughlin and Dr. Keckley were elected to the Board on June 24, 2014, and were each granted an option to purchase 15,000 shares of Common Stock on June 26, 2014.  For fiscal 2015, subject to stockholder approval of the Amended and Restated 2014 Plan, which among other things will increase the number of shares available for issuance under the 2014 Plan, it is expected that each Outside Director will be granted up to $100,000 in RSUs on or about the date of the 2015 Annual Meeting of Stockholders, except that Mr. Greczyn and Mr. Shapiro, if elected to the Board, are expected to each receive an option to purchase 15,000 shares of Common Stock.

In addition to the cash retainer and equity awards discussed above, committee chairs received $4,500 for each Audit Committee meeting attended and $2,500 for each Compensation Committee, Nominating and Corporate Governance Committee, or Strategic Review Committee meeting attended.  Committee members received $2,500 for each committee meeting attended.

Mr. Tramuto is paid $200,000 in cash per year for serving as Chairman of the Board.  In addition, he receives the equivalent equity compensation awarded to Outside Directors, as determined by the Nominating and Corporate Governance Committee.  He receives no other additional compensation for his service on the Board or attendance at any Board or committee meetings.

The following table summarizes the compensation to each member of the Board during 2014.  Mr. Leedle receives no additional compensation, as such, for serving as a member of the Board.

2014 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (2)		Total ($)
John W. Ballantine	$ 100,000	$ -	$ -		$ 100,000
Thomas G. Cigarran (3)	20,833	-	-		20,833
Jay C. Bisgard, M.D.	115,000	49,996	49,996		214,992
Mary Jane England, M.D.	116,500	49,996	49,996		216,492
Daniel J. Englander	28,319	-	131,938	(4)	160,257
Bradley S. Karro	54,000	-	136,429		190,429
Paul H. Keckley, Ph.D.	42,000	-	136,429		178,429
Conan J. Laughlin	39,750	-	136,429		176,179
C. Warren Neel, Ph.D.	88,000	-	-		88,000
William D. Novelli	115,000	49,996	49,996		214,992
Alison Taunton-Rigby, Ph.D.	125,000	49,996	49,996		224,992
Donato J. Tramuto	143,500	49,996	49,996		243,492
John A. Wickens	105,250	49,996	49,996		205,242
Kevin G. Wills	133,750	49,996	49,996		233,742

(1)	Reflects the aggregate grant date fair value of stock awards granted during 2014 calculated in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718. The grant date fair value of stock awards granted to the Outside Directors during 2014 was $16.71 per award. The following directors had unvested stock awards outstanding as of December 31, 2014: Mr. Ballantine (7,288); Dr. Bisgard (10,280); Dr. England (10,280); Dr. Neel (7,288); Mr. Novelli (10,280); Dr. Taunton-Rigby (10,280); Mr. Tramuto (2,992); Mr. Wickens (10,280) and Mr. Wills (5,683).

(2)	Reflects the aggregate grant date fair value of stock option awards granted during 2014 calculated in accordance with FASB ASC Topic 718. The grant date fair value of stock options granted to the Outside Directors during 2014 was $9.10 per stock option (excluding Mr. Englander, whose options had a grant date fair value of $8.80). Assumptions used in the calculation of these amounts are disclosed in Note 12 to our audited financial statements for the fiscal year ended December 31, 2014, included in our Annual Report on Form 10-K filed with the Commission on March 13, 2015. The following directors had stock option awards outstanding as of December 31, 2014: Mr. Ballantine (13,235); Dr. Bisgard (18,732); Dr. England (18,732); Mr. Karro (15,000), Dr. Keckley (15,000), Mr. Laughlin (15,000), Dr. Neel (13,235); Mr. Novelli (18,732); Dr. Taunton-Rigby (18,732); Mr. Tramuto (16,747), Mr. Wickens (18,732); and Mr. Wills (17,894).

(3)	Mr. Cigarran resigned from the Board, effective February 14, 2014.

(4)	All of Mr. Englander's stock options outstanding were cancelled in accordance with their terms upon his resignation from the Board at the 2014 Annual Meeting of Stockholders, with no stock options or stock awards outstanding as of December 31, 2014.

Forward-Looking Statements

This Proxy Statement contains forward-looking statements, which are based upon current knowledge, assumptions, beliefs, estimates and expectations, involve a number of risks and uncertainties, and are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include all statements that are not historical statements of fact and those regarding the intent, belief, or expectations of the Company, including, without limitation, all statements regarding the Company's future earnings and results of operations, and can be identified by the use of words like "may," "believe," "will," "expect," "project," "estimate," "anticipate," "plan," or "continue" and similar expressions.  Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that actual results may vary from those in the forward-looking statements as a result of various factors.  These factors include, but are not limited to, those described in Item 1A, Risk Factors, and Item 7, Management's Discussion and Analysis of Financial Condition and Results of Operations, of the Company's Annual Report on Form 10-K for its fiscal year ended December 31, 2014, and those that will be described from time to time in the Company's filings with the Commission, including the Company's subsequent reports filed with the Commission on Form 10-K, Form 10-Q and Form 8-K, which are available on the Commission's website at www.sec.gov and on the Company's website at www.healthways.com. We undertake no obligation to update or revise any such forward-looking statements.

Executive Compensation

Compensation Discussion and Analysis

Named Executive Officers

The following table lists our Chief Executive Officer, Chief Financial Officer, and four other most highly compensated executive officers for 2014 (the "NEOs"):

Name	Position

Ben R. Leedle, Jr.	President and Chief Executive Officer
Alfred Lumsdaine	Executive Vice President, Chief Financial Officer
Matthew Michela(1)	Executive Vice President, Chief Operating Officer
Michael Farris	Executive Vice President, Chief Commercial Officer
Mary Flipse	Senior Vice President, General Counsel
Peter Choueiri(2)	President, Healthways International

(1)	Mr. Michela became an executive officer of the Company in September 2014 upon his appointment as Chief Operating Officer.
(2)	Mr. Choueiri continues to serve as President, Healthways International but ceased to be designated as an executive officer of the Company as of August 27, 2014.

Executive Summary

After considering feedback received from our stockholders, input from the Compensation Committee's independent compensation consultant Frederic W. Cook & Co., Inc. ("Cook & Co."), and competitive and best practices, the Compensation Committee (the "Committee") implemented a number of significant changes to our executive compensation program for 2014 summarized in the table below and discussed in more detail throughout this Compensation Discussion and Analysis.  The Committee will continue to evaluate the executive compensation program each year in light of market competitiveness and new facts and circumstances to ensure that our executive compensation strategies are aligned with our pay for performance compensation philosophy and our business objectives.  The Committee considers the results of the previous year's "say on pay" advisory vote on executive compensation and other feedback the Company receives from its stockholders in determining the Company's executive compensation policies and decisions.  This year's "say on pay" proposal is Proposal No. 2 in this Proxy Statement.

Following is a summary of the changes the Committee implemented in 2014 based on market and best practices, stockholder feedback, and advice from Cook & Co.

Incentive Design
•    Revised Peer Group: Established a revised peer group for 2014 for purposes of evaluating the executive compensation program.  The revised group for 2014 includes relevant industry peers with revenues and market capitalization comparable to Healthways.

•    Lower CEO Total Compensation: Targeted CEO total compensation at the 2014 Peer Group median, which resulted in a 30% reduction in target total compensation pay opportunity in 2014 as compared to 2013.

•    Performance-Based Equity: Adopted an equity-based long-term incentive program with 50% of the grant value subject to risk of forfeiture if pre-defined, multi-year performance objectives are not achieved.

•    Long-Term Vesting: Extended the vesting period on the settlement of performance-based awards from 3 years to 4 years to emphasize retention and mitigate risk-taking behaviors during the performance period.

Incentive Design
•    Multi-Year LTI Performance Period: Extended the long-term incentive performance period from 12 months to a multi-year period to reward sustained performance.

•    No Above-Target Pay Without Superior Total Shareholder Return Results: Performance-based LTI is capped at target unless annualized total shareholder return ("TSR") during the performance period exceeds 25%.

Governance
•    Anti-Pledging Policy: Adopted a policy prohibiting the pledging of shares of Company stock by our executive officers and directors.

•    Double-Trigger Vesting Upon a Change In Control: Adopted a policy whereby future equity awards may not accelerate vesting upon a change in control unless the executive is terminated without cause or with good reason within 12 months of the change in control event or the award is not assumed by an acquirer.

Fiscal 2014 Performance and Highlights

Following is a summary of the Company's notable achievements and performance in 2014:

•	Annualized TSR for the one and three years ending December 31, 2014 was approximately 30% and 43%, respectively.
•	Revenues for 2014 were the highest fiscal year revenues in the Company's history and increased approximately 12% over 2013.
•	We successfully renewed four key contracts that totaled approximately 20% of 2013 revenue.
•	Adjusted EBITDA increased approximately 44% from 2013.
•	Adjusted EBITDA margin increased to 10.6% for 2014 compared to 8.2% for 2013.
•	Adjusted earnings per share ("EPS") of $0.27 improved significantly over 2013 adjusted net loss per share of ($0.19).
•	The ratio of total debt to EBITDA, as calculated under our credit agreement, improved to 3.10 at December 31, 2014 from 4.13 at December 31, 2013.

See Appendix A for a reconciliation of non-GAAP financial measures.

Compensation Decisions for 2014

Short- and Long-Term Incentive Compensation Earned for 2014

Following is a summary of short-term and long-term incentive compensation earned by the NEOs during 2014:

•
Each NEO earned approximately 7% of his/her short-term incentive target due to the Company meeting the adjusted EBITDA threshold for funding short-term incentives, except for Mr. Farris who is not eligible to participate in the short-term incentive program.

•	Mr. Farris earned approximately $203,000 of incentive compensation related to contracts signed in 2014 for the Dr. Dean Ornish Lifestyle Management Program TM.
•
Each NEO earned a Company discretionary contribution to our nonqualified deferred compensation plan equal to 10% of his/her base earnings for 2014 based on the Company exceeding the adjusted EPS target, except for Mr. Farris and Mr. Choueiri who are not eligible to participate in this plan.

•	No amounts were earned for the 2014 performance period related to the performance-based cash awards granted in 2012 and 2013, due to the Company not meeting adjusted EPS targets.

Impact of Say on Pay Vote Results

Following the 2013 Annual Meeting of Stockholders at which a majority of our stockholders voted against the approval of our executive compensation program, the Committee engaged a new independent compensation consultant in September 2013, Cook & Co., to assist the Committee in designing an executive compensation program that reflects the input from stockholders and further supports the Company's pay for performance compensation philosophy and business objectives.  As a result, the Committee made a number of significant changes to the executive compensation program that became effective in 2014 and were disclosed to stockholders in our 2014 proxy statement.  At the 2014 Annual Meeting of Stockholders, a majority (approximately 75%) of the shares voted were in support of our revised executive compensation program.

Compensation Structure for 2015

Based on the positive feedback received from our stockholders regarding our 2014 executive compensation program, input from Cook & Co., and competitive and best practices, the Committee maintained the executive compensation structure generally consistent with the 2014 program.

Summary of Compensation Practices

Below are key features of our executive compensation program that we believe drive sustainable results, encourage executive retention, and align executive and stockholder interests.  We also highlight certain practices we do not do because we believe they do not align with our stockholders' long-term interests.

What We Do	What We Don't Do

✓ Pay for performance by placing the majority of executive compensation "at risk" through linkage to our financial or market results

✓ Mitigate undue risk by having caps on incentive awards and a recoupment policy with respect to all performance-based compensation, including performance-based equity

✓ Maintain meaningful stock ownership and retention requirements

✓ Engage an independent compensation consultant who does not provide any other services to the Company

✓ Require double trigger change in control provisions for acceleration of equity awards in all new equity awards for executive officers

✓ Balance multiple metrics for short- and long-term incentives

✓ Seek stockholder feedback on our executive compensation

X No excise tax gross-ups upon a change in control for employment agreements entered into or amended after February 2013

X No tax gross-ups on ongoing benefits

X No granting of discounted stock options

X No repricing of stock options without stockholder approval

X No hedging or short sales of Company securities

X No pledging of Company securities

CEO Pay-for-Performance Alignment

The following chart illustrates the alignment between the CEO's pay and TSR for the three-year period ending December 31, 2014.  We have shown both target total pay and realizable pay.  Realizable pay includes salary, short- and long-term cash incentives earned, and the intrinsic value of equity awards granted during 2012, 2013, and 2014 based upon the Company's closing stock price on December 31, 2014 of $19.88 per share.  The intrinsic value of stock options equals the difference between the December 31, 2014 closing stock price and the exercise price of the awards.  The intrinsic value of performance-based stock units is based on the December 31, 2014 closing stock price and assumes performance at 100% of target.

For 2014, based in part on stockholder feedback, the Committee targeted CEO total compensation at the 2014 Peer Group median (see peer group on page 32), which resulted in a 30% reduction in target total pay opportunity from 2013 to 2014, as shown below.

CEO Target Pay (in $000s)

Description	2013 Target Pay	2014 Target Pay	Percentage Change

Base salary	$712	$712	0%
Short-term incentive	$499	$499	0%
Long-term incentive	$2,672	$1,500	-44%
Total	$3,883	$2,711	-30%

The Committee's Processes and Analyses

Role of Compensation Committee

The Compensation Committee sets and administers the policies that govern compensation of our executive officers, including:

•
Annually evaluating the performance of the CEO and other executive officers and recommending to the independent directors of the Board the compensation level, including short- and long-term incentive compensation, for each such person based on this evaluation;

•	Reviewing and recommending for approval to the Board any changes in executive officer incentive compensation plans and equity-based compensation plans; and

•	Reviewing and approving all equity-based compensation plans of the Company and granting equity-based awards pursuant to such plans.

The Committee seeks to ensure that compensation paid to executive officers is fair, reasonable and competitive, and is linked to increasing long-term stockholder value.  Only independent directors serve on the Committee.  Based on the Compensation Committee Charter, the Compensation Committee may delegate any of its responsibilities to a subcommittee so long as such subcommittee is solely composed of one or more members of the Committee.

Compensation Philosophy and Objectives

Healthways is committed to making the world a healthier place, one person at a time.  In pursuit of that mission, we seek to attract, retain and motivate talented individuals who are committed to the Company's mission and core values.  The Committee is committed to designing an executive compensation program that is performance-based, competitive, clear in its design and objectives, and that aligns the interests of management with those of the Company's stockholders by rewarding executive officers when the Company achieves financial success.

The Committee believes that performance-based pay is key to achieving our financial and strategic objectives and meeting stockholder expectations.  The direct effect of this performance-based philosophy is that a majority of the total target compensation (excluding benefits and perquisites) that is set at the beginning of the year for an NEO is variable.  We consider compensation to be variable if the ultimate value realized may differ from the intended target compensation.  Variable compensation includes both our annual short-term incentive awards and long-term incentive awards.  For example, for 2014, approximately 73% of Mr. Leedle's total target compensation was variable, as shown below.  For all other NEOs, approximately 68% of their total target compensation was variable (using a weighted average).  Target compensation is defined as base earnings, short-term incentives at target (using the short-term incentive percentages for each NEO on page 34), and long-term incentives at target (using the long-term incentive values for each NEO on page 36 and a target incentive of $1 million for Mr. Farris as described on page 38).

CEO Target Compensation 2014
Fixed
26.3%
55.3%
18.4%
Variable
Base Earnings
Short-term incentives
Long-term incentives

Other NEO Target Compensation 2014
Fixed
Variable
31.6%
11.0%
57.4%
Base Earnings
Short-term incentives
Long-term incentives

Guided by the following principal objectives, the Committee strives to align compensation of its employees with the Company's business needs without encouraging excessive or unnecessary risk-taking:

•	Compensation that reflects both individual and Company performance.

o	We link employee pay to both individual and Company performance.

o
When employees assume greater responsibilities, more of their pay is linked to Company performance and stockholder returns through increased participation in equity programs and increased linkage of their short- and long-term incentive targets to overall Company performance.  Since a significant share of our NEOs' total compensation is based on long-term incentives, their interests are aligned with the long-term interests of our stockholders and the Company.

o	We balance pay-for-performance and employee retention. Even during downturns in Company performance, the compensation program should continue to motivate successful, high-achieving employees.

•	Compensation consistent with job responsibility and the market.

We set base salaries by evaluating market compensation data and relative internal pay, which means that pay differences among jobs should be commensurate with differences in job responsibility, geography, and impact within our business.

•	Stockholder input.

We consider stockholder input from the most recent say on pay vote.  We also consider other feedback from our stockholders.  We seek to provide appropriate incentives for executives that are earned only when we achieve our performance goals that increase stockholder value, thereby aligning stockholder and executive interests.

Annually, or more frequently as needed, the Compensation Committee reviews:

•	Its compensation philosophy -- to ensure alignment with the principal objectives for compensation;

•	Our executive compensation policies -- in light of our financial performance, the annual budget, and competitive and best practices; and

•	The compensation of individual executives -- in light of such executive's performance and the Committee's executive compensation policies for that year.

As a result of our balance of short- and long-term incentives, our use of different types of equity compensation awards that provides a balance of incentives, our cap on incentive awards, our recoupment policy (which permits the Committee, in its discretion, to recover incentive-based compensation from our executive officers in the event of a restatement of our financial results or non-compliance with our Code of Business Conduct to the material detriment of the Company), our anti-hedging and anti-pledging policies, and our stock ownership guidelines, the Committee believes that our compensation programs, including our executive compensation program, do not encourage our management or colleagues to take risks reasonably likely to have a material adverse effect on our business.

The Committee also believes that our compensation strategies are aligned with our compensation philosophy, long-term performance, and Company culture, which places significant value on high-performing individuals, and that those strategies promote individual responsibility for collective long-term success.

As discussed in further detail throughout this Compensation Discussion and Analysis, and based on Company performance in 2014, the Committee believes that 2014 executive compensation was reasonable and appropriate.

Setting Compensation

In addition to its annual review of executive compensation, the Committee retains an independent compensation consultant to review the Company's executive compensation practices.  The Committee also employs several tools to set executive compensation targets that meet the Company's objectives.  In September 2013, the Committee engaged Cook & Co. to provide independent executive compensation advisory services.  The independent compensation consultant reports directly to the Committee and provides no other services to the Company.  The Committee uses the following tools to set compensation:

•	Assessment of individual performance.

o
At the beginning of each year, the Committee meets with the CEO to review and approve performance objectives for the upcoming year for the CEO and the other NEOs.  After the end of the year, the CEO delivers to the Committee individual performance evaluations and compensation recommendations for each other NEO.  The Committee determines compensation adjustments for each other NEO based on a variety of factors, such as a competitive compensation analysis; the Committee's assessment, taking into account the CEO's input, of each other NEO's individual performance; the Company's performance; and the Committee's judgment based on such NEO's interactions with the Board.

o
After the end of the year, the CEO presents to the Committee a self-assessment of his performance for the year based on his established performance objectives.  The Committee conducts a confidential review of the CEO's performance for the previous year and discusses and recommends to the independent directors any compensation adjustment for the upcoming year based on the competitive compensation analysis, its assessment of the CEO's performance in light of the pre-approved performance objectives, the Company's performance, and the level of CEO compensation relative to the other NEOs.

•	Assessment of Company performance.

o
In addition to each NEO's individual performance, the Committee also considers the Company's overall performance in determining executive compensation.  When evaluating the relationship between the CEO's pay and Company performance, the Committee considers both reported pay (as reflected in the Summary Compensation Table) and realized pay for the CEO in recent years.

•	Compensation benchmarking.

o
The Committee reviews NEO compensation against external references to help guide compensation decisions.  The Committee does not use particular formulas or specific positions within a range to determine compensation levels reflecting the responsibilities of a particular officer position but instead uses external comparisons to provide a point of reference.  The external references may include peer group analysis (see below) and/or commercially available, broad-based, comparative market compensation survey reports developed by independent professional organizations (collectively, the "Survey Reports").  The Survey Reports cover a significant number of companies across a broad range of industries.  To support the Committee's review and evaluation, management, and if applicable, an independent compensation consultant, provides the Committee with information drawn from the Survey Reports.  While the Committee still applies this approach, for 2014, based on stockholder feedback, the Committee targeted CEO total compensation at the 2014 Peer Group median (see peer group on page 32).

o
The Committee recognizes that we compete locally and nationally for talent with companies much larger than those included in our compensation peer group.  These larger companies aggressively recruit for the best qualified talent in particularly critical functions.  As a result, to attract and retain talent, the Committee may from time to time determine that it is in the best interests of our Company and stockholders to provide compensation packages that deviate from the external benchmark references.

Executive Compensation for 2014

Overview

Program Elements

The 2014 executive compensation program consisted of:

•	Base salaries;

•	Short-term cash incentive awards, based on achieving clearly-defined financial targets; and

•
Long-term incentive awards that are based on the achievement of financial performance and/or business goals.  To focus our executives on the Company's long-term sustainable performance, a majority of our target executive compensation is weighted toward long-term incentives.

Short-Term and Long-Term Incentive ("LTI") Targets

The Committee generally sets the executive officers' short-term incentive target percentages based on the targets that correspond with their internal job grades.  In 2014, we made no changes to the alignments between our internal job grade structure and short-term incentive target percentages.

For 2014, the Committee revised its approach to setting LTI opportunities for our NEOs.  The Committee approved a fixed pool of shares to be granted in 2014 based on competitive equity plan share usage levels among the 2014 Peer Group below and the number of shares available under the 2014 Plan.  For 2014, the Committee targeted CEO total compensation at the 2014 Peer Group median and approved a target LTI award value of $1.5 million for the CEO.  Each of the other NEOs was allocated a portion of the remaining share pool based on internal salary grades, individual roles, and competitive considerations.

2014 Peer Group

At the end of 2013, Cook & Co. reevaluated our competitive benchmarks and conducted a thorough review of our peer group, which resulted in a number of revisions to the companies comprising our peer group.  Our revised peer group consists of the following companies (the "2014 Peer Group"), whose compensation levels were used as competitive comparisons when reviewing our NEO compensation for 2014.  Cook & Co. applied certain criteria in developing the 2014 Peer Group such as industry sector, revenues, and market capitalization.  With regard to revenue and market capitalization, Cook & Co. only evaluated comparable companies with revenues ranging from $300 million to $1.4 billion and market capitalization between $200 million and $2 billion.  The median revenue for the latest four quarters and the median market capitalization as of December 31, 2013 for companies in our 2014 Peer Group were $715 million and $980 million, respectively.  Cook & Co. also considered in its analysis companies that comprised the peer group in 2013 and companies included in the Company's peer group by certain proxy advisory firms.

Accretive Health	Bio-Reference Laboratories	IPC The Hospitalist Company
Advisory Board	BioScrip	LHC Group
Air Methods	CorVel	MedAssets
Alliance Healthcare Services	Ensign Group	Omnicell
Amedisys	ExamWorks Group	Providence Service Corp
AMN Healthcare Services	Fair Isaac	Quality Systems
AmSurg	Hanger Orthopedic	WebMD Health

Compensation Decisions for 2014

In determining 2014 compensation for our NEOs, the Committee employed the executive compensation structure from 2013 as a reference point together with an assessment of (i) individual performance, responsibilities, expectations and contributions of each NEO, (ii) the competitiveness of the Company's executive compensation and (iii) overall Company performance.  Additionally, after considering feedback received from our stockholders, input from Cook & Co., and competitive and best practices, the Committee implemented the following significant changes for 2014, which the Committee believes better aligned the interests of our executives and our stockholders:

•	Targeted CEO total compensation at the 2014 Peer Group median, which resulted in a 30% reduction in target total compensation pay opportunity in 2014 as compared to 2013;
•	Adopted an equity-based long-term incentive program with 50% of the grant value subject to risk of forfeiture if pre-defined, multi-year performance objectives are not achieved;
•	Extended the vesting period on the settlement of performance-based awards from 3 years to 4 years to emphasize retention and mitigate risk-taking behaviors during the performance period;
•	Extended the long-term incentive performance period from 12 months to a multi-year period to reward sustained performance;
•	Capped performance-based LTI at target unless annualized TSR during the performance period exceeds 25%;
•
Adopted a "double trigger" policy whereby future equity awards may not accelerate vesting upon a change in control unless the executive is terminated without cause or with good reason within 12 months of the change in control event or the award is not assumed by an acquirer; and

•	Adopted an anti-pledging policy.

In general, and based on the methodology described in the "Compensation Benchmarking" section, the Committee believes compensation levels for NEOs are appropriate.

An analysis of the components of 2014 executive compensation is described in detail below.

Base Salary

In establishing base salaries for 2014, the Committee considered the 2014 Company budget for salary increases as well as each NEO's performance and responsibilities, CEO recommendations, internal pay equity, pay relative to the market, and date of each NEO's last salary increase.  Early in 2014, the Committee determined that there would be no initial base salary increases for the NEOs for 2014, except for a 10% increase to Ms. Flipse's salary in March 2014 to align it more closely with competitive comparisons and reflect her increased experience in the role as the Company's General Counsel.  In July 2014, the Committee increased Mr. Lumsdaine's salary by 8% due to expanded responsibilities.

Annualized Base Salary ($000s)

Name	2014 Base Salary (at end of year)	2013 Base Salary (at end of year)	Percentage Increase	Date of Previous Increase

Ben R. Leedle, Jr.	$712	$712	0%	03/2008
Alfred Lumsdaine	$415	$385	8%	02/2013
Matthew Michela	$525	$355	(1)	02/2013
Michael Farris	$700	$700	0%	08/2011
Mary Flipse	$283	$258	10%	02/2013
Peter Choueiri (2)	$419	$438	0% (2)	01/2012

(1)
Mr. Michela became an NEO in September 2014 upon his promotion to Chief Operating Officer ("COO") of the Company.  Prior to September 2014, he earned a base salary of $355,000 in his role as market executive officer of the Company.  His salary increased to $525,000 in September 2014 in connection with his appointment as COO.

(2)
Mr. Choueiri is paid in Euros.  Estimated salary in dollars is based on the average conversion rate for each year as calculated using the first and last business days of the year. His salary in Euros remained the same from 2013 to 2014 but shows a slight decrease when converted to US dollars.

Short-Term Cash Incentive Awards

We offer short-term cash incentive awards to NEOs to align their annual compensation with the Company's financial objectives for the current year.  Following are the key components of the short-term (annual) cash incentive program for 2014:

•	Short-Term Cash Incentive Target Percentages

Short-term cash incentive targets (expressed as a percentage of base salary) were set based on target percentages that correspond with each NEO's internal job grade.  Short-term cash incentive targets did not change between 2013 and 2014 for any NEO who held the same position during that time.  The Committee believes the short-term cash incentive targets are market competitive and that they establish the appropriate level of at-risk annual cash and drive the achievement of annual performance goals.  For 2014, the Committee set maximum award amounts for the NEOs for short-term incentive awards at 200% of the target award amount.

Short-Term Cash Incentive Targets (as a percentage of base earnings)

Name	2014	2013

Ben R. Leedle, Jr.	70%	70%
Alfred Lumsdaine	55%	55%
Matthew Michela (1)	53%	50%
Michael Farris (2)	n/a	n/a
Mary Flipse	45%	45%
Peter Choueiri	50%	50%

(1)	2014 target represents a blended rate. See further explanation below.
(2)	Not eligible to participate in short-term cash incentive program due to a separate incentive award as described on page 38.

As previously noted, Mr. Michela became an NEO in September 2014.  His short-term incentive target was 50% through August 2014 and increased to 55% in September 2014 in connection with his appointment as COO.

•	Short-Term Cash Incentive Performance Measures

For 2014, the performance metric for short-term cash incentive awards was adjusted EBITDA (defined as earnings before interest, taxes, depreciation, and amortization excluding certain pre-defined costs, losses, and expenses, including but not limited to restructuring charges, impairment losses, and litigation settlements), which was used as the metric for both earning and funding short-term cash incentive awards.  The Committee believes that adjusted EBITDA provides a specific measure of operating performance and aligns our executives with our short-term business goals for EBITDA growth.

For 2014, the short-term cash incentive pool began funding when the Company exceeded adjusted EBITDA of $76.5 million.  A portion of each dollar of adjusted EBITDA over $76.5 million would have been paid into the pool of short-term incentive cash awards.  The short-term incentive award has a maximum payout of 200% of target for NEOs.

All employees, including the NEOs (except for Mr. Farris), were eligible to begin earning short-term cash incentive awards when the Company exceeded adjusted EBITDA of $76.5 million.  Based on total company adjusted EBITDA (before accruing the short-term incentive award described herein) for 2014 of $80.6 million, the NEOs earned 7.4% of their target short-term cash incentive awards for 2014.  The table below illustrates the 2014 short-term cash incentive targets and payouts.

Short-Term Cash Incentive Payouts for 2014 ($000s)

Name	2014 at Target	2014 Payout

Ben R. Leedle, Jr.	$499	$37
Alfred Lumsdaine	$219	$16
Matthew Michela	$215	$16
Michael Farris (1)	n/a	n/a
Mary Flipse	$125	$9
Peter Choueiri (2)	$210	$16

(1)	Not eligible to participate in short-term cash incentive
program due to a separate incentive award described on
page 38.
(2)	Mr. Choueiri is paid in Euros. Payout in US dollars
for 2014 is based on the average conversion rate for the year as calculated using the first and last business days of the year.

Long-Term Incentive Awards

The Committee believes that our long-term incentive compensation is a key component of our retention strategy and is integral to our ability to achieve our performance goals.  LTI awards are generally granted annually to eligible employees, including our NEOs.  LTI awards are typically made during the first quarter after the Committee has had the opportunity to review the previous year's full year results, expected performance for the current year, and the Company's long-range business plan (to the extent a sufficient number of shares are available under the Company's equity incentive plan).  Awards are granted on the date of the Committee's approval.  Due to not having sufficient shares available under the Company's 2007 Stock Incentive Plan, as amended, the Committee postponed the 2014 LTI grant until June 26, 2014 following the approval of the 2014 Plan at the 2014 Annual Meeting of Stockholders.

•	LTI Mix

As described above, one of our key compensation objectives is to provide long-term incentive compensation to strengthen and align the interests of our NEOs with those of our stockholders.  To meet this objective, the Committee determined that for 2014, in order to align with competitive and best practices, LTI for NEOs should be in the form of equity-based awards with 50% subject to performance conditions, and above-target payouts available only upon superior TSR performance.  The table below summarizes the incentives and the objective for using each of the incentives to align the interests of the NEOs and the stockholders.

Incentive	Objective	Percentage of Total LTI Award Value
RSUs	Encourage executive retention, promote share price appreciation, and minimize stockholder dilution	50%
Performance-based stock units ("PSUs")	Promote share price appreciation and motivate executives to achieve the Company's financial goals	50%

•	LTI Grant Amounts

On June 26, 2014, the Committee granted the NEOs RSUs and PSUs, each pursuant to the 2014 Plan.  The RSUs vest 25% per year on each of the first four anniversaries of the grant date, and the PSUs vest at the end of four years.

2014 Equity Awards

The following table sets forth annual equity awards made to the NEOs in 2014:

Name	RSUs	PSUs	Total Value of LTI Grant at Target

Ben R. Leedle, Jr.	44,883	44,883	$1,500,000
Alfred Lumsdaine	25,434	25,434	$850,000
Matthew Michela	22,442	22,442	$750,000
Michael Farris (1)	n/a	n/a	n/a
Mary Flipse	10,473	10,473	$350,000
Peter Choueiri	25,434	25,434	$850,000

(1)	As previously noted, Mr. Farris currently is not eligible for the standard LTI program due to a separate three-year incentive award described on page 38.

In addition to his annual LTI grant in June 2014 set forth in the table above, Mr. Michela received a promotional grant upon his appointment as COO in September 2014 valued at $200,000 in the form of 11,448 RSUs that vest ratably over four years.

The values of the RSUs and PSUs were equal to the fair market value of our Common Stock at the time of the grant, as determined based on the closing price of the Company's Common Stock on the grant date.

The Committee may also approve additional equity-based awards in certain special circumstances, such as upon an officer's initial employment with the Company, the promotion of an officer to a new position or in recognition of special contributions made by an officer.

•	Long-Term Incentive Performance Measure

The 2014 LTI grant was designed to focus NEOs on multi-year performance as well as long-term stockholder value.  As noted above, 50% of the NEOs' annual LTI grant for 2014 was in the form of PSUs that have a multi-year performance period and vest four years from the grant date.  The Committee initially sought to set a two-year performance period covering fiscal years 2014 and 2015.  However, due to the grants being delayed until after the 2014 Annual Meeting of Stockholders subject to approval of the 2014 Plan, the Committee had to postpone the start date of the related performance period from January 1, 2014 to April 1, 2014 in order to structure this performance-based compensation to NEOs in a manner that satisfied the relevant requirements of the Code ("Section 162(m)").  Therefore, the performance measure is cumulative revenues for the 21-month period ending December 31, 2015, subject to a minimum adjusted EBITDA threshold over the same period.  The Committee believes that using revenue as a performance metric aligns our NEOs' interests with our long-term strategy and financial objectives of returning to growth.  In addition, if annualized TSR for this same 21-month period exceeds 25%, the NEOs can earn additional shares equal to 25% of the actual PSUs earned at the end of the performance period.  The annualized TSR goal of 25% exceeds the 75th percentile TSR of the 2014 Peer Group over the three-year period ending March 31, 2014.

The following table illustrates potential payouts for the 2014 performance-based LTI grant.  Adjusted EBITDA must exceed $150.5 million for the 21-month period ending December 31, 2015 in order for NEOs to earn any of the payouts shown below.

Cumulative Revenue ($ in millions) For the 21-Month Period Ended 12/31/15	Percentage Payout
Less than $1,310	0%
$1,310	50%	Threshold
$1,331	75%
$1,353	100%	Target

•	Performance-Based Cash Awards - Domestic

In 2012 and 2013, the annual LTI grants for NEOs, except for Mr. Choueiri, consisted of 50% equity and 50% performance-based cash awards.  These performance-based cash awards had three forward-looking one-year performance periods.  Therefore, although the Committee did not grant any performance-based cash awards to the NEOs in 2014, they had the potential to earn a portion of their 2012 or 2013 performance-based cash awards during the 2014 performance period.  Each one-year performance period provides the NEO with the opportunity to earn up to one-third of the total amount granted, as illustrated below, provided that we achieve certain performance metrics approved annually by the Committee at the beginning of the year.  If performance metrics are not achieved in a given one-year performance period, the portion of the award attributable to that performance period is forfeited and cannot be realized in a later performance period.  If the Company exceeds its performance metrics, the NEOs could receive awards in excess of such amounts, up to two times their target.  As part of the Company's retention strategy, awards earned do not vest and are not paid until the third anniversary of the grant date.

The table below illustrates that the 2014 performance period includes year three of the 2012 grant and year two of the 2013 grant.

Domestic Performance-Based Cash Awards

	Portion of Grant to be Measured in Each Performance Period
Year of Grant	2012	2013	2014	2015

2012	33 1/3%	33 1/3%	33 1/3%
2013		33 1/3%	33 1/3%	33 1/3%

The performance metric for the 2014 performance period was adjusted EPS (defined as earnings per share excluding litigation settlements).  Specifically, any adjusted EPS in excess of $0.20 per share for

2014 would fund the 2012 and 2013 performance-based cash awards up to a maximum payout of 200%.

Performance-Based Cash Earned for 2014 Performance Period ($000s)

Consistent with our pay for performance philosophy, the NEOs earned no performance-based cash awards for the 2014 performance period due to the Company not meeting adjusted EPS targets, as illustrated in the table below.

Name	Yr 3, 2012 Award Amount Earned	Yr 2, 2013 Award Amount Earned

Ben R. Leedle, Jr.	$0	$0
Alfred Lumsdaine	$0	$0
Matthew Michela (1)	n/a	$0
Michael Farris (2)	n/a	n/a
Mary Flipse	$0	$0
Peter Choueiri (3)	n/a	n/a

(1)	Mr. Michela was not employed by the Company during 2012.
(2)	Mr. Farris currently is not eligible for the standard LTI
program due to a separate three-year incentive award
described below.
(3)	Mr. Choueiri's performance-based cash grants for 2012
and 2013 had a one-year measurement period.

•	Incentive Award for Mr. Farris

Mr. Farris became an employee in August 2011 in connection with the Company's acquisition of Navvis & Company.  Under the terms of his employment agreement, he was eligible to earn incentive compensation up to $500,000 per year in each of 2012, 2013, and 2014 based on achieving annual targets for these years.  Mr. Farris earned the full target amount of $500,000 for 2012, which was based on the Company entering into a specific new, long-term contract with a health system, but did not achieve his annual target for 2013, which was based on meeting or exceeding the Company's 2013 budget for domestic revenue and EPS.

For 2014, Mr. Farris' annual target of $500,000 was to meet or exceed the Company's 2014 budget for domestic revenue and adjusted EBITDA (as such term is defined above under "Short-term Cash Incentive Performance Measure"), which was not achieved.  In addition, he was also eligible to earn a short-term incentive equal to a certain percentage of revenues expected to be recognized under generally accepted accounting principles in the United States ("U.S. GAAP") from the Dr. Dean Ornish Lifestyle Management Program based on contracts signed in 2014 ("Ornish revenues").  Specifically, the incentive was equal to 2% of fixed Ornish revenues and 0.5% of variable Ornish revenues expected to be recognized under U.S. GAAP.  Based on Ornish contracts signed in 2014 and the fixed and variable revenues expected to result therefrom, Mr. Farris earned an incentive of $202,540 in 2014.

The maximum performance award that Mr. Farris could earn in 2014 from these two incentives was $1 million in the aggregate.  Mr. Farris did not participate in any other incentive programs for 2014.

Stock Ownership and Retention Guidelines

Our stock ownership and retention guidelines require NEOs to maintain a minimum ownership in the Company's Common Stock calculated as a multiple of their base salary aligned with their job responsibility (at least 3.75 times base salary for Mr. Leedle, 2 times base salary for Mr. Lumsdaine, Mr. Michela, Mr. Farris, and Mr. Choueiri, and 1.8 times base salary for Ms. Flipse).  NEOs must retain 75% of the net number of shares acquired (after payment of exercise price, if any, and taxes) upon the exercise of all stock options and upon the vesting of all RSUs and PSUs granted until they achieve the required multiple of base salary.  All NEOs are currently in compliance with the guidelines.  NEOs who do not comply with the guidelines may not be eligible for future equity awards.

Retirement Plans

•	401(k) Plan

The Committee believes that an important aspect of attracting and retaining qualified individuals to serve as NEOs involves providing a means to save for retirement.  As part of the Company's Retirement Savings Plan (the "401(k) Plan"), which is based on a calendar year, the Company matches 52 cents of each dollar of a participant's voluntary salary contributions (up to a maximum of 6% of base salary).  The annual maximum participant voluntary salary contribution, which is established by the Internal Revenue Service, was $17,000 for 2012, $17,500 for 2013, and $17,500 for 2014 plus a $5,500 "catch-up" contribution limit for those over 50 years old.  Approximately 29% of the Company's matching contribution is in the form of shares of the Company's Common Stock.  Employees are credited with 20% vesting in Company contributions each year during their first five years of service such that after five years of service, employees are fully vested in all prior and future Company matching contributions to the 401(k) Plan.  These matching contributions are payable pursuant to the provisions of the 401(k) Plan.  All of the NEOs are eligible to participate in the 401(k) Plan except for Mr. Choueiri.

•	Capital Accumulation Plan ("CAP")

The CAP is a nonqualified deferred compensation plan in which certain domestic employees and all of the NEOs are eligible to participate (except for Mr. Choueiri and Mr. Farris).  On behalf of CAP participants, the Company contributes (1) a mandatory contribution, which is a percentage of the participant's voluntary salary deferrals into the CAP, and (2) a discretionary contribution, which is earned if the Company achieves pre-established performance targets for the year.

For 2014, each CAP participant was eligible to voluntarily defer up to 10% of base salary.  The Company's mandatory contribution was 52 cents for each dollar of the participant's voluntary salary contributions up to a maximum of 6% of base salary; provided, however, that the aggregate of the Company's mandatory contribution under the CAP and the Company's matching contributions under the 401(k) Plan cannot exceed 52% of 6% of the participant's base salary for the year.

The Company's discretionary contribution may range between 0% and 10% of a participant's base earnings for 2014, depending on the Company's performance against pre-established performance targets.  For 2014, the Company's discretionary contribution began at adjusted gross domestic EPS (domestic EPS excluding LTI, bonus, and legal settlement charges) of $0.365.  Based on 2014 adjusted gross domestic EPS of $0.37, the Company made a discretionary contribution to the CAP equal to 10% of each participant's base earnings, including the NEOs who were eligible to participate.

The Company's contributions to the CAP vest equally over four years from the effective date of the contribution, and vested amounts are paid out upon the earliest of (1) one year following termination of employment, (2) one year following normal or early retirement, as defined in the 2014 Plan, (3) 90 days following death or disability, or (4) a date selected prior to the beginning of each CAP year by the employee, but in no event will this selected date be earlier than four years from the beginning of the CAP year.  In certain instances, payments upon termination of service may be delayed six months pursuant to Section 409A of the Code.  For 2014, CAP account balances earned interest at 3.98%.  The CAP is not funded and is carried as an unsecured obligation of the Company.

Severance and Change in Control Benefits

The Committee believes that reasonable severance and change in control benefits are necessary in order to recruit and retain effective senior managers.  These severance benefits reflect the fact that it may be difficult for such executives to find comparable employment within a short period of time and are a product of a generally competitive recruiting environment within our industry.  The Committee also believes that a change in control arrangement provides an appropriate level of security to an executive that will likely reduce the reluctance of that executive to pursue a change in control transaction that could be in the best interests of our stockholders.  Although the Committee independently reviewed the potential severance and change in control payments in light of their reasonableness as part of negotiating the employment agreements with our NEOs, the Committee typically does not consider the value of potential severance and change in control payments when assessing annual compensation because severance payments as a result of a change of control are contingent in nature and have primary purposes unrelated to ordinary compensation.  In connection with NEO employment agreements, the Committee assessed the reasonableness of potential severance and change in control payments.  For a detailed discussion of potential severance and change in control benefits as well as an estimate of the amounts that would have been payable had they been triggered as of the end of 2014, see "Potential Payments Upon Termination or Change in Control of the Company," beginning on page 55.

Perquisites and Other Benefits

NEOs (except for Mr. Choueiri) are eligible for benefits generally available to and on the same terms as the Company's employees who are categorized as exempt for purposes of the Fair Labor Standards Act.  Those benefits include health, disability, dental and life insurance. Additionally, in 2014, the Company paid legal fees on behalf of Mr. Leedle as described in footnote 6 to the Summary Compensation Table on page 46.

Tax Deductibility of Compensation

Section 162(m) limits the Company's ability to deduct on its tax return compensation over $1.0 million to the NEOs, other than the CFO, serving at the end of the year unless, in general, the compensation is paid pursuant to a plan that is performance-related, non-discretionary, and approved by the Company's stockholders. The Committee considered the impact of Section 162(m) in setting compensation for 2014 with the goal of providing for compensation that was deductible to the extent permitted, while also providing compensation consistent with the Company's compensation philosophy and objectives.  The Committee intends to structure performance-based compensation awarded in the future to NEOs who may be subject to Section 162(m) in a manner that satisfies the relevant requirements. The Committee, however, reserves the authority to award non-deductible compensation as deemed appropriate. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and related regulations, the Company cannot assure that compensation intended to satisfy the requirements for deductibility under Section 162(m) will in fact do so.

Compensation Decisions for 2015

For 2015, the Committee maintained the executive compensation structure generally consistent with the 2014 program.  The Committee will continue to evaluate the executive compensation program each year in light of market competitiveness and new facts and circumstances to ensure that our executive compensation strategies are aligned with our compensation philosophy and the Company's business objectives.

In September 2014, we entered into an amended and restated employment agreement with Mr. Farris and an amendment to Mr. Choueiri's employment agreement, each as described in further detail on page 54.

At the end of 2014, Cook & Co. refined the 2014 Peer Group by only evaluating companies with revenues ranging from $350 million to $1.5 billion and market capitalization between $200 million and $2 billion, and also by considering companies included in the Company's peer group by certain proxy advisory firms, which resulted in two companies being removed and two companies being added.  Additionally, one company in the 2014 Peer Group was removed from our revised peer group due to its financial restatement.  Our revised peer group consists of the following companies (the "2015 Peer Group"), whose compensation levels were used as competitive comparisons when reviewing our NEO compensation for 2015.  The median revenue for the latest four quarters and the median market capitalization as of December 31, 2014 for companies in our 2015 Peer Group were $782 million and $902 million, respectively.

Advisory Board	CorVel	National Healthcare
Air Methods	Ensign Group	Omnicell
Alliance Healthcare Services	ExamWorks Group	Providence Service Corp
Amedisys	Hanger Orthopedic	Quality Systems
AMN Healthcare Services	IPC The Hospitalist Company	Skilled Healthcare
Bio-Reference Laboratories	LHC Group	WebMD Health
BioScrip	MedAssets

Following is a summary of compensation decisions with respect to the NEOs for 2015:

•	Base Salaries

In establishing base salaries for 2015, the Committee considered the 2015 Company budget for salary increases as well as each NEO's performance and responsibilities, CEO recommendations, internal pay equity, pay relative to the market, and date of last salary increase.  The Committee determined that there would be no base salary increases for the NEOs for 2015, except for an adjustment for Mr. Choueiri in accordance with his new employment agreement (described on page 54), which places greater weighting on base salary with a significantly reduced LTI opportunity.  In addition, in February 2015, as part of its regular review of NEO compensation against external references (e.g. peer group analysis and/or Survey Reports), the Committee increased the salary grade for Ms. Flipse's role and adjusted her salary to align it more closely with competitive comparisons and reflect her increased experience in her role as the Company's General Counsel.

Annualized Base Salary ($000s)

Name	2015 Base Salary	2014 Base Salary (at end of year)	Percentage Change	Date of Last Increase

Ben R. Leedle, Jr.	$712	$712	0%	03/2008
Alfred Lumsdaine	$415	$415	0%	07/2014
Matthew Michela	$525	$525	0%	09/2014
Michael Farris	$700	$700	0%	08/2011
Mary Flipse	$325	$283	15%	03/2014
Peter Choueiri (1)	$606	$419	54%	02/2013

(1)	Mr. Choueiri is paid in Euros. Estimated salary in dollars for 2015 is based on the conversion rate on December 31, 2014. Estimated salary in dollars for 2014 is based on the average conversion rate as calculated using the first and last business days of the year. The percentage increase is based on his salary in Euros.

•	Short-Term Incentive Award Targets

There were no changes to any of the NEOs' individual short-term incentive targets from the levels established at the end of 2014, except for an adjustment to Mr. Choueiri's target in accordance with his new employment agreement and an increase in Ms. Flipse's target commensurate with her new salary grade.  The NEOs' potential award payouts are capped at 200% of the target award amount.

Short-Term Incentive Targets for 2015 (as a percentage of base salary)

Name	Short-term Incentive

Ben R. Leedle, Jr.	70%
Alfred Lumsdaine	55%
Matthew Michela	55%
Michael Farris (1)	n/a
Mary Flipse	50%
Peter Choueiri	55%

(1)	Not eligible to participate in short-term incentive program
due to separate incentive described on page 43.

•	Short-Term Cash Incentive Performance Measure

Consistent with 2014, the performance metric for short-term cash incentive awards for 2015 is adjusted EBITDA, which will be used as the metric for both earning and funding short-term cash incentive awards.  The Committee believes that adjusted EBITDA provides a specific measure of operating performance and aligns our executives with our short-term business goals for EBITDA growth.

•	Long-Term Incentive Grants

The Committee expects to approve a fixed pool of shares to be granted in 2015 based on competitive equity plan share usage levels among the 2015 Peer Group and the number of shares available under the 2014 Plan.  Similar to 2014, for 2015, the Committee expects to target CEO total compensation at the 2015 Peer Group median and accordingly approve a target LTI award value for the CEO.  The Committee expects that each of the other NEOs will be allocated a portion of the remaining share pool based on internal salary grades, individual roles, and competitive considerations.  Also for 2015, in order to align with competitive and best practices, the Committee determined that LTI for NEOs should be in the form of equity-based awards (to the extent we have a sufficient number of shares available under the 2014 Plan).  Subject to approval of Proposal No. 4 to approve an additional 1,300,000 shares under the 2014 Plan, anticipated equity awards would again consist of 50% time-based RSUs and 50% PSUs, with above-target payouts available only upon superior TSR performance.  Due to not having sufficient shares available under the 2014 Plan, the Committee has postponed the 2015 LTI grant until after the 2015 Annual Meeting of Stockholders.  If Proposal No. 4 is not approved by our stockholders, the Committee will make a determination at that time as to the LTI award levels and types.

•	Long-Term Incentive Performance Measure

The 2015 LTI grant is designed to focus NEOs on multi-year performance as well as long-term stockholder value.  As noted above, subject to approval of Proposal No. 4 to approve additional shares under the 2014 Plan, the Committee anticipates that 50% of the NEOs' LTI grant for 2015 will be in the form of PSUs that have a multi-year performance period and vest four years from the grant date.  The Committee initially sought to set a two-year performance period covering fiscal years 2015 and 2016.  However, due to the grants being delayed subject to approval of Proposal No. 4, the Committee expects to postpone the start date of the related performance period from January 1, 2015 to April 1, 2015 in order to structure this performance-based compensation to NEOs in a manner that satisfies the relevant requirements of Section 162(m).

•	Performance-Based Cash Grant from 2013

The performance-based cash grant for 2013 has three forward-looking one-year performance periods, such that fiscal 2015 represents the third performance period of the 2013 grant.  Each one-year period provides the NEO with the opportunity to earn up to one-third of the total amount granted provided that certain performance metrics pre-approved by the Committee are achieved.  If performance metrics are not achieved in a given one-year performance period, the portion of the award attributable to that performance period will be forfeited and cannot be realized in a later performance period.  The performance metric in 2015 will be adjusted pre-tax income (defined as pre-tax income excluding certain pre-defined costs, losses, and expenses, including but not limited to restructuring charges, impairment losses, and litigation settlements).  This award has a maximum payout of 200% of target for NEOs.

•	Incentive Award for Mr. Farris

Under Mr. Farris' amended and restated employment agreement, he is eligible to earn incentive compensation for 2015 based on growth in the Company's domestic net revenues in 2015 over 2014.  As Chief Commercial Officer, Mr. Farris' primary responsibility is to ensure that the Company achieves its revenue objective of 10%-15% compound annual growth over the next three to five years by developing a world-class sales and business development function.  This incentive award was designed to directly align Mr. Farris' interests with the achievement of this objective.

In addition, as a result of the emphasis on cash-based incentives versus equity-based incentives given Mr. Farris' significant beneficial ownership of Company stock (340,432 shares valued at $6.8 million as of December 31, 2014), in lieu of an equity grant in 2015, Mr. Farris received a restricted cash retention bonus of $500,000 payable on or immediately before December 31, 2015, which is subject to full forfeiture in the event of a termination by the Company for cause and partial forfeiture in the event of a voluntary termination.

Compensation Committee Report

The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed for any purpose, including for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report by reference therein.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company's Annual Report on Form 10-K for its fiscal year ended December 31, 2014.

Respectfully submitted,

William D. Novelli, Chairman
Mary Jane England, M.D.
Bradley S. Karro
Alison Taunton-Rigby, Ph.D.
Kevin G. Wills

Compensation Committee Interlocks and Insider Participation

During 2014, the Compensation Committee was composed of Drs. England and Taunton-Rigby and Messrs. Novelli and Wills for the entire year, Mr. Karro from the Company's 2014 Annual Meeting of Stockholders through the end of the year, and Daniel J. Englander from March 2014 until the Company's 2014 Annual Meeting of Stockholders, the date of his resignation from the Board.  None of these persons has at any time been an officer or employee of the Company or any of the Company's subsidiaries.  In addition, there are no relationships among the Company's executive officers, members of the Compensation Committee or entities whose executives serve on the Board or the Compensation Committee that require disclosure under applicable Commission regulations.

Summary Compensation Table

The following table provides information regarding compensation to our NEOs. The NEOs were not entitled to receive payments that would be characterized as "Bonus" payments for 2014, 2013, or 2012.  As described under "Compensation Discussion and Analysis," short-term cash incentive award payments that would be characterized as "Non-Equity Incentive Plan Compensation" were partially earned by all of the NEOs in 2014 and by Mr. Choueiri in 2013.  There were no such payments earned by the NEOs in 2012.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Stock Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
				(1)	(2)	(3)	(4)	(5)
Ben R. Leedle, Jr. President and Chief Executive Officer	2014 2013 2012	$712,400 $712,400 $712,400	$-- $-- $--	$1,576,742 $507,588 $560,250	$-- $828,163 $1,113,982	$36,902 $-- $--	$-- $7,983 $--	$245,459 (6) $27,467 $27,082	$2,571,503 $2,083,601 $2,413,714
Alfred Lumsdaine Executive Vice President and Chief Financial Officer	2014 2013 2012	$398,731 $378,269 $345,193	$-- $-- $--	$893,493 $146,297 $146,248	$-- $238,699 $146,251	$16,228 $-- $--	$-- $878 $--	$54,732 $13,802 $12,791	$1,363,184 $777,945 $650,483
Matthew Michela EVP, Chief Operating Officer	2014	$405,346	$100,000 (7)	$988,381	$--	$15,879	$--	$55,761	$1,565,367
Michael Farris EVP, Chief Commercial Officer	2014 2013 2012	$700,000 $700,000 $700,000	$-- $-- $--	$-- $-- $--	$-- $-- $--	$202,540 (8) $-- $500,000 (8)	$-- $-- $--	$12,480 $10,810 $17,205	$915,020 $710,810 $1,217,205
Mary Flipse Senior Vice President and General Counsel	2014 2013 2012	$277,803 $256,538 $230,769	$-- $-- $--	$367,915 $58,712 $92,900	$-- $95,787 $50,946	$9,251 $-- $--	$-- $423 $--	$37,922 $9,360 $46,518	$692,891 $420,820 $421,133
Peter Choueiri (9) President, International	2014 2013 2012	$419,441 $434,901 $409,453	$-- $-- $--	$893,493 $160,137 $181,750	$-- $261,269 $102,907	$15,520 (10) $108,725 (10) $818,906 (10)	$-- $-- $--	$58,882 (11) $61,307 $58,142	$1,387,336 $1,026,339 $1,571,158

(1)
Reflects the aggregate grant date fair value of stock awards granted during the respective period calculated in accordance with FASB ASC Topic 718, consistent with our estimate of the aggregate compensation cost to be recognized for performance-based stock awards assuming 125% of target shares (the maximum payout) are earned.  For additional detail regarding the assumptions used in the calculation of these fair value amounts, see Note 12 to our audited financial statements for the fiscal year ended December 31, 2014, included in our Annual Report on Form 10-K filed with the Commission on March 13, 2015.

(2)
Reflects the aggregate grant date fair value of stock option awards granted during the respective period calculated in accordance with FASB ASC Topic 718.  For additional detail regarding the assumptions used in the calculation of these fair value amounts, see Note 12 to our audited financial statements for the fiscal year ended December 31, 2014, included in our Annual Report on Form 10-K filed with the Commission on March 13, 2015.

Amount for Mr. Leedle in 2012 includes Performance Awards granted to Mr. Leedle in February 2012 with a grant date fair value of approximately $0.5 million, as described on page 51, which were not part of the 2012 compensation decisions.

(3)
For all NEOs except Mr. Farris (see footnote 8 below) and Mr. Choueiri (see footnote 10 below), non-equity incentive plan compensation includes short-term cash incentive awards and performance-based cash awards.  For 2014, the NEOs (except for Mr. Farris), were eligible to begin earning short-term cash incentive awards when the Company exceeded adjusted EBITDA of $76.5 million.  Based on total company adjusted EBITDA (before accruing the short-term incentive award described herein) for 2014 of $80.6 million, the NEOs earned 7.4% of their target short-term cash incentive awards for 2014.  Had our performance materially exceeded the target and the Named Executive Officers met their individual goals and objectives, the Named Executive Officers could have earned up to 200% of their target award amounts.

The NEOs (except for Mr. Farris) did not earn any performance-based cash awards during 2014 due to the Company not meeting or exceeding established targets. See "Compensation Discussion and Analysis" for further detail regarding 2014 targets.  Neither the short-term cash incentive awards nor the performance-based cash awards were earned for 2013 or 2012 due to the Company not meeting or exceeding established targets.

(4)
The amounts in this column represent the above-market portion of the NEOs' earnings in the CAP.  CAP account balances earned daily compound interest of 4.25% per annum during 2013, and such rate was set by the Committee in November 2012.  The amounts shown in the table are equal to the excess of actual interest earned in the CAP by the NEO during 2013 over the interest that would have been earned using 120% of the applicable federal long-term rate with monthly compounding as of November 2012.

(5)
The amounts in this column reflect Company contributions to the 401(k) Plan and the CAP (see below), reimbursement for spousal travel, insurance premiums we paid with respect to life insurance for the benefit of the NEO, legal fees on behalf of Mr. Leedle (see footnote 6), and a car allowance and Company contributions to German support funds for Mr. Choueiri (see footnote 10).

With regard to the CAP, it includes Company mandatory matching contributions earned by the NEO during the fiscal year on his or her deferrals to the CAP during that time, as well as discretionary contributions made to the CAP by the Company on behalf of the NEO for that fiscal year's financial performance.

For 2014, the Company's discretionary contribution to the CAP began at adjusted gross domestic EPS (domestic EPS excluding LTI, bonus, and legal settlement charges) of $0.365.  Based on 2014 adjusted gross domestic EPS of $0.37, the Company made a discretionary contribution to the CAP equal to 10% of each eligible NEO's base earnings.  The amounts were as follows: Mr. Leedle ($71,240); Mr. Lumsdaine ($39,873); Mr. Michela ($40,535); and Ms. Flipse ($27,780).

Based on Domestic EPS for 2013 and 2012, the NEOs did not earn any discretionary contributions under the CAP due to the Company not meeting or exceeding established targets.

The table does not include medical benefits coverage and disability insurance that are offered through programs available to substantially all of our salaried employees.

(6)
Includes legal fees of $148,092 paid by the Company on behalf of Mr. Leedle in relation to an ongoing litigation matter involving stock-based compensation awards granted to Mr. Leedle in 2011 and 2012. Also includes Company mandatory matching contributions of $14,115 earned by Mr. Leedle during 2014 on his deferrals to the CAP during that time.

(7)
Includes a cash retention bonus of $100,000 per the terms of an agreement that was in effect prior to Mr. Michela's appointment as the Company's COO.  Mr. Michela is not owed any further retention bonuses.

(8)
Under the terms of Mr. Farris's employment agreement in effect through December 31, 2014, he was eligible to earn incentive compensation up to $500,000 per year in each of 2012, 2013, and 2014 based on achieving annual targets for these years.  Mr. Farris fully achieved his annual target for 2012, which is reflected in the table above, but did not achieve his annual target for 2013 or 2014.  See page 38 for a discussion of these targets.  In addition, for 2014 Mr. Farris was also eligible to earn a short-term incentive equal to a certain percentage of revenues expected to be recognized under U.S. GAAP from Ornish revenues (see page 38).  Based on Ornish contracts signed in 2014, Mr. Farris earned an incentive of $202,540 in 2014.

(9)	Mr. Choueiri is paid in Euros. Estimated cash compensation in U.S. dollars is based on the average exchange rate for 2014 using the first and last business days of the year.

(10)	Non-equity incentive plan compensation for Mr. Choueiri includes a short-term incentive award for 2014 and 2013 and a performance-based cash award for 2012.

Mr. Choueiri's short-term incentive program for 2014 was the same as that described in footnote 3 above for the other NEOs (except for Mr. Farris).  Based on the Company's adjusted EBITDA for 2014, Mr. Choueiri earned 7.4% of his target short-term cash incentive award for 2014.

Mr. Choueiri's short-term incentive award for 2013 was based 50% on exceeding a total Company EBITDA target of $85.5 million and 50% on exceeding an EBITDA target for the international business. While total company EBITDA for 2013 did not exceed our goal of $85.5 million, Mr. Choueiri earned 50% of his short-term incentive award based on exceeding the EBITDA target for the international business.

Mr. Choueiri's performance-based cash award for 2012 had a one-year measurement period and was based on achieving international EPS of $0.00 for 2012.  Based on actual 2012 international EPS of $0.01, Mr. Choueiri earned 100% (approximately $819,000) of his performance-based cash award.

(11)	Includes a car allowance as well as Company contributions of $43,370 in German support funds.

Grants of Plan-Based Awards in 2014

The following table sets forth the plan-based awards granted to the Company's NEOs during 2014.

Name	Grant Type (1)	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
						(4)	(4)	(4)	(4)	(5)
Ben R. Leedle, Jr.	STC		$--	$498,680	$997,360
Ben R. Leedle, Jr.	RSU	6/26/14							44,883	$749,995
Ben R. Leedle, Jr.	PSU	6/26/14				22,442	44,883	56,104		$826,747
Alfred Lumsdaine	STC		$--	$219,302	$438,604
Alfred Lumsdaine	RSU	6/26/14							25,434	$425,002
Alfred Lumsdaine	PSU	6/26/14				12,717	25,434	31,792		$468,491
Matthew Michela	STC		$--	$214,583	$429,167
Matthew Michela	RSU	6/26/14							22,442	$375,006
Matthew Michela	RSU	9/2/14							11,448	$199,997
Matthew Michela	PSU	6/26/14				11,221	22,442	28,052		$413,378
Michael Farris	--	--	--	--	--				--	--
Mary Flipse	STC		$--	$125,011	$250,023
Mary Flipse	RSU	6/26/14							10,473	$175,004
Mary Flipse	PSU	6/26/14				5,237	10,473	13,091		$192,911
Peter Choueiri	STC		$--	$209,721	$419,441
Peter Choueiri	RSU	6/26/14							25,434	$425,002
Peter Choueiri	PSU	6/26/14				12,717	25,434	31,792		$468,491

(1)	STC: Represents cash awards under the short-term cash incentive program discussed in footnote (6) below.
RSU: Represents RSUs granted under the 2014 Plan.
PSU: Represents PSUs granted under the 2014 Plan.

(2)
Non-equity incentive plan awards include short-term cash incentive awards (for all NEOs except Mr. Farris).  These columns set forth the threshold, target, and maximum payouts for performance under this award.  As described in the section titled "Short-term Cash Incentives" in the "Compensation Discussion and Analysis", bonus payouts range from 0% to 200% of target.  The NEOs earned 7.4% of their target short-term cash incentive awards for 2014.

(3)
Equity incentive plan awards include PSUs that have a multi-year performance period and vest four years from the grant date.  The performance measure is cumulative revenues for the 21-month period ending December 31, 2015, subject to a minimum adjusted EBITDA threshold over the same period.  Threshold achievement is 50% of target; therefore, the shares shown in the Threshold column above represent 50% of the target shares.  In addition, if annualized TSR for the 21-month period ending December 31, 2015 exceeds 25%, the NEOs can earn additional shares equal to 25% of the actual shares earned at the end of the performance period.  Accordingly, the shares shown in the Maximum column above reflect 125% of the target shares.

(4)	Awards were granted under the 2014 Plan.

(5)
These amounts represent the aggregate grant date fair value of these awards calculated in accordance with FASB ASC Topic 718.  For the PSUs, the grant date fair value assumes the maximum payout (125% of target) will be achieved.  These amounts are reflected in the Summary Compensation Table in the "Stock Awards" column.

(6)
Under the 2014 short-term cash incentive program, Mr. Leedle was eligible to receive an award up to 70% of his base earnings, Mr. Lumsdaine was eligible to receive an award up to 55% of his base earnings, Mr. Michela was eligible to receive an award up to 53% of his base earnings, Ms. Flipse was eligible to receive an award up to 45% of her base earnings, and Mr. Choueiri was eligible to receive an award up to 50% of his base earnings.  For 2014, these short-term cash incentive awards were based upon a comparison of our actual adjusted EBITDA to our targeted adjusted EBITDA of $76.5 million, as such targeted adjusted EBITDA was set by the Compensation Committee.  Had our performance exceeded our targeted adjusted EBITDA, awards to NEOs could have exceeded the percentages set forth above, with the maximum award amounts for the NEOs capped at 200% of their targeted award amount.  Based on total company adjusted EBITDA (before accruing the short-term incentive award described herein) for 2014 of $80.6 million, the NEOs (except for Mr. Farris) earned 7.4% of their target short-term cash incentive awards for 2014.

Compensation Programs for Fiscal 2014

                As reflected in the above Summary Compensation Table and Grants of Plan-Based Awards Table, the primary components of our 2014 executive compensation program were base salary, short-term cash incentive compensation, equity awards, including performance-based stock awards, and awards under retirement plans.  For a detailed discussion of each of these components, see "Compensation Discussion and Analysis" beginning on page 24.

Outstanding Equity Awards at Fiscal Year-End

The following tables provide information with respect to outstanding stock options and RSUs held by the NEOs as of December 31, 2014.

STOCK OPTION AWARDS
Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Ben R. Leedle, Jr.	2/12/09 2/24/10 2/28/11 11/3/11 2/21/12 2/21/12 2/28/13	108,424 103,346 63,327 109,500 40,500 75,000 29,326	-- -- 21,109 (1) 255,500 (2) 94,500 (2) 75,000 (1) 87,981 (1)	$11.57 15.44 13.97 9.96 9.96 7.47 12.85	2/12/19 2/24/20 2/28/21 11/3/21 2/21/22 2/21/22 2/28/23
Alfred Lumsdaine	2/12/09 2/24/10 12/2/10 2/21/12 2/28/13	21,012 13,100 45,000 17,850 8,452	-- -- 30,000 (3) 17,851 (1) 25,359 (1)	$11.57 15.44 9.96 7.47 12.85	2/12/19 2/24/20 12/2/20 2/21/22 2/28/23
Matthew Michela	2/28/13	5,261	15,783 (1)	$12.85	2/28/23
Michael Farris	--	--	--	--	--
Mary Flipse	7/19/12 2/28/13	5,000 3,392	5,000 (1) 10,176 (1)	$9.29 12.85	7/19/22 2/28/23
Peter Choueiri	6/1/11 1/18/12 2/28/13	37,500 12,500 9,252	12,500 (1) 12,500 (1) 27,756 (1)	$15.83 7.27 12.85	6/1/21 1/18/22 2/28/23

(1)	Award vests 25% per year on each of the first four anniversaries of the grant date.

(2)
Performance Award granted to Mr. Leedle as described more fully below.  Award vests 30% on the second anniversary of the grant date, 30% on the fourth anniversary of the grant date, and 40% on the sixth anniversary of the grant date.

(3)	Award vests 30% on the second anniversary of the grant date, 30% on the fourth anniversary of the grant date, and 40% on the sixth anniversary of the grant date.

Performance Equity Awards to Mr. Leedle

In late 2011, the Committee considered the Company's business strategy and the management team it believed was best able to execute that strategy and create long-term value for the Company's stockholders.  The Committee determined that it was critical to provide additional performance and retention incentives to Mr. Leedle given the Committee's belief that Mr. Leedle is uniquely positioned to lead the Company through the current transformational period in the healthcare industry that is largely due to the changes resulting from healthcare reform.  As a result of its consideration of this issue, the Committee determined to grant Mr. Leedle performance awards in the form of options to purchase an aggregate of 500,000 shares of Common Stock which consisted of a performance award granting Mr. Leedle the right to purchase 365,000 shares granted in November 2011 and a performance award granting Mr. Leedle the right to purchase 135,000 shares granted in February 2012 (the "Performance Awards").

Stock options granted as part of the Company's long-term incentive program have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant and typically vest 25% per year on each of the first four anniversaries of the grant date.  The Performance Awards, however, were structured to require a significant increase in the Company's Common Stock price from the grant date value before they would provide any value to Mr. Leedle as a performance incentive and to provide for a longer-term retention incentive through a longer vesting period.  Accordingly, each Performance Award is a premium-priced option that vests every two years following the grant date over a total period of six years (30%, 30%, and 40%, respectively), and has an exercise price of $9.96, which represented a 42% premium above the closing price per share of the Common Stock on November 3, 2011 and a 33% premium above the closing price per share of the Common Stock on February 21, 2012.   The exercise price was consistent with the exercise price of a retention-based discretionary award granted to key employees in December 2010, in which Mr. Leedle did not participate.  The Committee believes that the Performance Awards align the long-term interests of Mr. Leedle with the long-term interests of the Company's stockholders.

	STOCK AWARDS
Name	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
			(5)		(9)
Ben R. Leedle, Jr.	2/28/11 2/21/12 2/28/13 6/26/14 6/26/14	11,952 (4) 37,500 (4) 29,626 (4) 44,883 (4)	$237,606 745,500 588,965 892,274	22,442 (7)	$446,147
Alfred Lumsdaine	12/2/10 2/21/12 2/28/13 6/26/14 6/26/14	25,000 (6) 9,789 (4) 8,539 (4) 25,434 (4)	$497,000 194,605 169,755 505,628	12,717 (7)	$252,814

Matthew Michela	2/28/13 6/26/14 6/26/14 9/2/14	5,315 (4) 22,442 (4) 11,448 (8)	$105,662 446,147 227,586	11,221 (7)	$223,073
Michael Farris	--	--	--
Mary Flipse	7/19/12 2/28/13 6/26/14 6/26/14	5,000 (4) 3,427 (4) 10,473 (4)	$99,400 68,129 208,203	5,237 (7)	$104,112
Peter Choueiri	6/1/11 1/18/12 2/28/13 6/26/14 6/26/14	6,250 (4) 12,500 (4) 9,347 (4) 25,434 (4)	$124,250 248,500 185,818 505,628	12,717 (7)	$252,814

(4)	Award vests 25% per year on each of the first four anniversaries of the grant date.

(5)	Market value was calculated by multiplying the number of RSUs in the previous column that have not vested as of December 31, 2014 times the closing stock price on December 31, 2014.

(6)	Award vests on the sixth anniversary of the date of grant.

(7)	Award represents the threshold PSUs granted under the 2014 Plan. Award vests on the fourth anniversary of the grant date.

(8)	Award vests on the third anniversary of the date of grant.

(9)	Market value was calculated by multiplying the number of PSUs in the previous column that have not vested as of December 31, 2014 times the closing stock price on December 31, 2014.

Option Exercises and Stock Vested in 2014

The following table provides information regarding the vesting of RSUs and stock options exercised by our NEOs during 2014.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Ben R. Leedle, Jr.	--	$--	44,025	$649,297
Alfred Lumsdaine	--	--	8,178	119,827
Matthew Michela	--	--	1,771	26,494

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Michael Farris	--	--	--	--
Mary Flipse	--	--	3,642	57,609
Peter Choueiri	--	--	15,615	260,475

Nonqualified Deferred Compensation in 2014

Our CAP is a nonqualified deferred compensation plan in which certain domestic employees and all of the NEOs are eligible to participate (except for Mr. Choueiri and Mr. Farris) and are eligible to defer up to 10% of their base salary.  For a further discussion of the CAP, please see page 39.

The following table shows the activity in the CAP for each NEO for 2014 as well as the ending balance as of December 31, 2014.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year-End ($)
	(1)	(2)	(3)
Ben R. Leedle, Jr.	$71,240	$85,355	$19,280	$184,318	$619,047 (4)
Alfred Lumsdaine	$7,975	$44,020	$1,417	$39,687	$85,241 (5)
Matthew Michela	$24,321	$45,070	$989	$--	$83,887
Michael Farris (5)	$--	$--	$--	$--	$--
Mary Flipse	$27,830	$31,759	$2,325	$--	$106,106 (5)
Peter Choueiri (5)	$--	$--	$--	$--	$--

(1)	These amounts are included in the Summary Compensation Table in the "Salary" column for 2014.

(2)
These amounts were contributed to the CAP in 2015 but are attributable to 2014.  Such amounts are included in the Summary Compensation Table in the "All Other Compensation" column for 2014.  The Company's contributions to the CAP vest equally over four years from the effective date of the contribution.

(3)	Amounts represent the NEO's earnings during the period on balances in the CAP.

(4)
Excluding $156,595 reported in the Summary Compensation Table for 2014, the majority of this amount includes amounts previously reported in summary compensation tables contained in the Company's prior proxy statements as compensation to Mr. Leedle.

(5)	Includes amounts previously reported in summary compensation tables contained in the Company's prior proxy statements as compensation to Mr. Lumsdaine ($30,228) and Ms. Flipse ($42,720).

(6)	As noted above, Messrs. Farris and Choueiri are not eligible to participate in the CAP.

Employment Agreements

New and Amended Employment Agreements

In September 2014, in anticipation of Mr. Farris' employment agreement expiring on December 31, 2014, we entered into a new employment agreement with Mr. Farris that became effective on January 1, 2015.  Following are the highlights of Mr. Farris' new agreement:

•	One-year term ending December 29, 2015;
•	No change in base salary;
•
An incentive award based on growth in the Company's domestic net revenues in 2015 over 2014.  As Chief Commercial Officer, Mr. Farris' primary responsibility is to ensure that the Company achieves its revenue objective of 10%-15% compound annual growth over the next three to five years by developing a world-class sales and business development function.  This incentive award was designed to directly align Mr. Farris' interests with the achievement of this objective;

•
Emphasis on cash-based incentives versus equity-based incentives given Mr. Farris' significant beneficial ownership of Company stock (340,432 shares valued at $6.8 million as of December 31, 2014).  Mr. Farris was awarded a restricted cash retention bonus of $500,000 payable on or immediately before December 31, 2015, which is subject to forfeiture in the event of a termination by the Company for cause.  If Mr. Farris voluntarily terminates his employment, the payment will be pro-rated for the number of months he was employed during 2015;

•	Eliminated excise tax gross-ups upon a change in control; and
•	Reduced post-termination non-compete period and severance benefits by six months.

            Also in September 2014 in response to market conditions for Mr. Choueiri's position, we amended Mr. Choueiri's employment agreement.  Following are the highlights of Mr. Choueiri's new agreement:

•
Tailored to reflect local executive pay practices (e.g. fixed multi-year employment term and compensation mix with greater weighting on base salary, which was increased to 500,000 Euros beginning on January 1, 2015);

•	Annual total compensation opportunity reduced by 20-25% (900,000 Euros versus approximately 1,168,000 Euros) due to significantly reduced LTI opportunity; and
•	Eliminated excise tax gross-ups upon a change in control.

Messrs. Leedle and Lumsdaine executed amended and restated employment agreements with the Company on December 21, 2012 and November 30, 2012, respectively.  Messrs. Farris and Choueiri executed employment agreements with the Company on August 31, 2011 (subsequently amended on December 1, 2012 and amended and restated on September 2, 2014 with an effective date of January 1, 2015), and January 1, 2012 (subsequently amended on September 2, 2014 ), respectively.  Mr. Michela and Ms. Flipse executed employment agreements with the Company on January 15, 2013 and July 29, 2012, respectively.  Collectively, these agreements are referred to as the "NEO Employment Agreements".  The employment agreements of each of Messrs. Leedle, Lumsdaine, and Michela and Ms. Flipse have a continuous term of two years.  Mr. Farris' amended and restated employment agreement has an initial term which expires on December 29, 2015.  Mr. Choueiri's agreement expires on December 31, 2019.

Each NEO Employment Agreement provides for an annual base salary as well as participation in all benefit plans maintained by the Company for officers, except that Mr. Choueiri and Mr. Farris do not participate in the CAP.  Base salary payable under the employment agreements of each of Messrs. Leedle, Lumsdaine, and Michela and Ms. Flipse is subject to annual review and may be increased by the Board, or a committee thereof, as it may deem advisable.  Under the NEO Employment Agreements, other than those employment agreements entered into in 2014 with Messrs. Farris and Choueiri, short-term and long-term incentive awards, if any, will be determined by the Board, or a committee thereof comprised solely of independent directors.  Short-term incentives and long-term incentives (in the case of Mr. Choueiri only) for Messrs. Farris and Choueiri are fixed in accordance with the terms of their current employment agreements. The NEO Employment Agreements also provide for potential severance and change of control benefits, which are discussed in detail under "Potential Payments Upon Termination or Change in Control of the Company" below.

Mr. Farris is eligible for specific incentive compensation under the terms of his employment agreement in effect as of December 31, 2014 and is currently not eligible to participate in the short-term cash incentive award program, the standard LTI program, or the CAP.

In addition to the executive benefit plans common to all NEOs, Mr. Choueiri receives a car allowance.  He also receives payments in the amount of 80% of his monthly private health insurance contributions and a payment in the amount of 5% of his monthly gross salary to a German support fund.  This 5% contribution is in lieu of Mr. Choueiri's participation in the CAP.

Potential Payments Upon Termination or Change in Control of the Company

All of the NEO Employment Agreements in effect as of December 31, 2014 contain restrictive provisions relating to the use of confidential information, competing against the Company and soliciting any customers or employees of the Company during the term of employment and for a period up to 24 months thereafter (up to 12 months in the case of Mr. Choueiri).  The agreements provide that employment may be terminated at any time by the mutual written agreement of the Company and the executive.  The NEOs' employment can also be terminated as of December 31, 2014 under the following circumstances:

1)
Involuntary without Cause – the Company may terminate each NEO's employment without cause at any time (and, in the case of Messrs. Farris and Choueiri, upon the recommendation of the Company's CEO) by delivery of a written notice of termination to the executive.

2)	Voluntary for Good Reason – the NEO may resign by delivery of a written notice of resignation to the Company within 60 days of the occurrence of any of the following events:

a.
for NEOs other than Mr. Choueiri, a material reduction in the NEO's base salary unless such reduction is part of an across the board reduction affecting all Company executives with a comparable title, or, in the case of Mr. Farris, if such reduction occurs pursuant to the terms of his employment agreement;

b.	a requirement by the Company to relocate the NEO to a location that is more than 25 miles from the location of the NEO's current office;
c.
in connection with a Change in Control (as defined below), the failure by the successor or the Company's Board to honor the NEO's employment agreement or offer such NEO an employment agreement containing substantially similar or otherwise satisfactory terms;

d.
a material reduction in the NEO's title, or a material and adverse change in NEO's status and responsibilities, or the assignment to executive of duties or responsibilities which are materially inconsistent with the NEO's status and responsibilities;

e.	for Mr. Choueiri, in connection with a Change of Control, his reporting relationship is changed from the CEO of the Company; or
f.	for Mr. Choueiri, a reason for cause per German law.

Upon receipt of an NEO's written notice that one or more of the above-identified events has occurred, the Company shall have a 60-day period to cure the good reason event. If such event is cured, the NEO shall no longer have the right to resign for good reason.

3)
Involuntary for Cause – the Company may, at any time, terminate the employment of a NEO, other than Mr. Choueiri, by delivery of a written notice of termination to the executive specifying the event(s) relied upon for such termination upon the occurrence of any of the following:

a.	continued failure of the executive to substantially perform his or her duties after written notice and failure to cure within 60 days;
b.
conviction of a felony or engaging in misconduct which is materially injurious to the Company, monetarily or to its reputation or otherwise, or which would damage the executive's ability to effectively perform his or her duties;

c.	theft or dishonesty by the executive;
d.	intoxication while on duty; or
e.	willful violation of Company policies and procedures after written notice and failure to cure within 30 days.

The Company may terminate Mr. Choueiri's employment immediately for cause in accordance with German law.

4)
Voluntary without Good Reason – each NEO may terminate his or her employment at any time by delivery of a written notice of resignation to the Company no less than 60 days and no more than 90 days prior to the effective date of such executive's resignation, except that Mr. Choueiri's notice period is six months to the end of a calendar month.

5)	Change in Control - "Change in Control" is defined in each of the NEOs' employment agreements as any of the following events:

(i)
when any person or entity, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, other than the Company or a wholly owned subsidiary thereof or any employee benefit plan of the Company or any of its subsidiaries, becomes the beneficial owner of the Company's securities having 35% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business),

(ii)
as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sales of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of the directors of the Company or such other corporation or entity after such transaction is held in the aggregate by the holders of the Company's securities entitled to vote generally in the election of the directors of the Company immediately prior to such transaction, or

(iii)
during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's stockholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period.

6)
Involuntary without Cause or Voluntary for Good Reason within 12 Months of a Change in Control – each NEO will be entitled to additional severance benefits in connection with a termination of his or her employment within 12 months of a Change in Control for good reason or the Company may terminate such NEO's employment within 12 months of a Change in Control without cause.

7)	Disability – each NEO's employment, other than Mr. Choueiri, may be terminated by either the NEO or the Company upon written notice to the other party when:

a.	the NEO suffers a physical or mental disability entitling the NEO to long-term disability benefits under the Company's long-term disability plan, if any, or
b.
in the absence of a Company long-term disability plan, the NEO is unable, as determined by the Board (or any designated Committee of the Board), to perform the essential functions of the NEO's regular duties and responsibilities, with or without reasonable accommodation, due to a medically determinable physical or mental illness which has lasted (or can reasonably be expected to last) for a period of six consecutive months.

Although Mr. Choueiri's employment agreement does not provide for the termination of his employment as a result of disability, his employment agreement provides for certain payments by the Company in the event of his disability as set forth below.  The Company's obligation to make such payments terminates in the event of a termination of Mr. Choueiri's employment.

8)	Death – each NEO's employment terminates upon his or her death.

9)
Retirement – under the CAP and the 2014 Plan, "normal retirement" occurs upon a "separation from service" (in the case of the CAP) or the retirement from active employment (in the case of the 2014 Plan) of the NEO on or after the date upon which the NEO reaches the age of 65. Under the CAP and the 2014 Plan, "early retirement" occurs where (i) the sum of the NEO's age plus years of employment at the Company as of the proposed retirement date is equal to or greater than 70, (ii) the NEO has given written notice to the Company at least one year prior to the proposed early retirement date of his or her intent to retire and (iii) the CEO has approved in writing such early retirement request prior to the proposed early retirement date, provided that in the event the CEO does not approve the request for early retirement or the CEO is the NEO giving notice of his intent to retire, then in both cases, the Compensation Committee shall make the determination of whether to approve or disapprove such request. Under the CAP, a "separation from service" means any one of the following events: (i) the NEO is discharged by the Company, (ii) the NEO voluntarily terminates employment (including a normal or early retirement) with the Company, (iii) the NEO terminates employment due to disability, or (iv) the NEO dies while employed by the Company.

With the exception of Mr. Leedle, none of the NEOs was eligible for normal or early retirement at December 31, 2014, based on the terms of the 2014 Plan, the equity award agreements and the CAP. Consequently, no information is provided with respect to any of the NEOs other than Mr. Leedle for amounts payable in connection with a normal or early retirement.

Generally, all outstanding equity awards granted to NEOs fully vest in the event of death or disability; provided, however, that in the case of PSUs, if the termination occurs prior to the end of the performance period to which the applicable PSU relates, then all PSUs granted under the applicable award agreement are forfeited. All outstanding equity awards granted to NEOs prior to the adoption of the 2014 Plan fully vest in the event of a change in control. All outstanding equity awards granted to NEOs since the adoption of the 2014 Plan will not vest upon the occurrence of a change in control unless the acquirer does not assume the outstanding equity awards (or, in the case of stock options granted under the 2014 Plan, substitute an award equivalent). In the event the acquirer assumes the equity awards, these equity awards will only be entitled to accelerated vesting if: (i) the NEO is involuntarily terminated, other than for cause, within 12 months following the occurrence of the change in control; (ii) the NEO terminates for good reason within 12 months of the change in control; and (iii) in the case of outstanding RSUs and PSUs granted under the 2014 Plan, the NEO has previously terminated for retirement or, in the case of PSUs only, without cause or for good reason as the date of the change in control. Following a termination in connection with normal or early retirement, unvested equity awards generally will not be forfeited but will continue vesting in accordance with the applicable award agreements; provided, however, that upon a change in control, some equity awards will become fully vested if the executive has retired as of the date of a change in control event (as discussed above).  In addition, in the event the NEO's employment is terminated without cause or if the NEO resigns for good reason (as defined in his/her employment agreement), the equity awards would accelerate and fully vest (except for PSUs, which are settled in stock on the same schedule as provided in the underlying award agreement as if the NEO had continued employment through the vesting date and based on the Company's actual performance).

Following are the potential payments to be made by the Company to each of the NEOs upon termination or a change in control of the Company.  These benefits are in excess of those usually provided to salaried employees.  The payment amounts assume an effective change in control date or termination date of December 31, 2014 or the NEO's actual termination date, if earlier.  These amounts include earnings through the effective change in control date or termination date and are estimates of compensation that would be paid to the NEOs at the time of change in control or termination.  The exact amounts of compensation can only be determined on the actual date that each NEO separates from the Company or that there is a change in control of the Company.

 In addition to the Company compensation outlined in the tables below, third party insurance companies will provide life insurance and disability benefits if the NEOs separate for reasons of death or disability.  The Company maintains travel accident insurance for Mr. Choueiri that provides for a lump sum payout of $1,000,000 upon his death while traveling.  If Mr. Choueiri's employment had terminated as of December 31, 2014 due to his death for any other reason, his beneficiaries would have received a lump sum payout of approximately $173,000.  If any of the other NEOs' employment had terminated as of December 31, 2014 due to death as a result of natural causes, such NEOs' beneficiaries would have received a lump sum payout from a third-party insurance provider.  The beneficiaries of Messrs. Leedle, Lumsdaine, Michela, and Farris and Ms. Flipse would have received $1,463,000, $750,000, $750,000, $750,000, and $1,567,000 respectively.  In the event of an accidental death, the beneficiaries for Messrs. Leedle, Lumsdaine, Michela, and Farris and Ms. Flipse would have received an additional $1,750,000, $1,750,000, $1,750,000, $750,000, and $1,567,000, respectively, in a lump sum payout from a third party insurance provider.

If the NEOs' employment had terminated as of December 31, 2014 due to disability, each of the NEOs (other than Mr. Choueiri) would have been entitled to receive a monthly benefit of $12,000 until approximately age 67 from a third party.  This benefit could be offset by other sources of income, such as Social Security or other disability benefits.  If Mr. Choueiri's employment had terminated because of permanent disability as of December 31, 2014, he would have received a lump sum payment upon separation of approximately $173,000 from a third party support fund.  In addition, if in connection with a change in control of the Company compensation to or for the benefit of the executives from the Company constitutes an "excess parachute payment" under section 280G of the Code, the Company will pay the NEOs (except for Mr. Choueiri and Mr. Farris (effective as of January 1, 2015)) a cash sum equal to the amount of excise tax due under section 4999 of the IRC.  No such payments would have been payable in connection with a change in control (or termination following a change in control) as of December 31, 2014.

Ben R. Leedle, Jr., President and Chief Executive Officer

The following table shows the potential payments upon termination or a change in control of the
Company for Mr. Leedle.

	Involuntary Without			Voluntary
	Cause or Voluntary		Involuntary	Without Good	Early
	For Good Reason		For Cause	Reason	Retirement
	on 12/31/14		on 12/31/14	on 12/31/14	on 12/31/14

Cash Severance	$ 1,424,800	(1)	$ -	$ 27,400 (2)	$ -
Group Medical Benefits	33,325	(3)	-	641 (2)	-
Annual Incentive Award	36,902	(4)	-	-	-
Performance Cash	-	(5)	-	-	-	(5)
Stock Options	1,674,011	(6)	-	-	-	(11)
Restricted Stock Units	2,464,345	(6)	-	-	-	(11)
Performance Award	3,472,000	(6)	-	-	-	(11)
Performance-based Stock Units	-		-	-	-	(11)
Capital Accumulation Plan	532,843	(7)	-	-	532,843	(7)
Additional Severance	356,200	(8)	356,200 (8)	-	-
Total	$ 9,994,426		$ 356,200	$ 28,041	$ 532,843

			Involuntary Without
			Cause or Voluntary For
			Good Reason
	Change		Within 12 Months of a
	in Control		Change in Control		Disability		Death
	on 12/31/14		on 12/31/14		on 12/31/14		on 12/31/14

Cash Severance	$ -		$ 1,424,800	(1)	$ 1,424,800	(9) (1)	$ -
Group Medical Benefits	-		33,325	(3)	33,325	(3)	-
Annual Incentive Award	-		36,902	(4)	36,902	(4)	36,902	(4)
Performance Cash	445,253	(10)	445,253	(10)	-	(5)	-	(5)
Stock Options	1,674,011	(6)	1,674,011	(6)	1,674,011	(6)	1,674,011	(6)
Restricted Stock Units	2,464,345	(6)	2,464,345	(6)	2,464,345	(6)	2,464,345	(6)
Performance Award	3,472,000	(6)	3,472,000	(6)	3,472,000	(6)	3,472,000	(6)
Performance-based Stock Units	1,115,348	(12)	1,115,348	(12)	-		-
Capital Accumulation Plan	532,843	(7)	532,843	(7)	532,843	(7)	532,843	(7)
Additional Severance	-		356,200	(8)	356,200	(8)	-
Total	$ 9,703,800		$ 11,555,027		$ 9,994,426		$ 8,180,101

(1)
Represents 24 months of NEO's base salary to be paid at regular payroll dates following the NEO's termination.  Following a change in control, the payments would be paid in a lump sum no later than 60 days following the date of termination.

(2)	For termination by the NEO without good reason, the NEO is entitled to base salary and benefits through the next payroll date following termination.

(3)	Represents the Company's portion of premiums for group medical benefits to be paid for 24 months following the NEO's termination.

(4)
Following a termination (a) without cause, (b) for good reason, (c) without cause or for good reason within 12 months of a change in control, or (d) because of disability or death, the NEO is entitled to receive a pro-rata portion of any short-term incentive to which the NEO is otherwise entitled as of the date of termination.  Based on Company performance for 2014, the NEO was entitled to a bonus as of December 31, 2014.  No additional incentive amounts would be paid during the severance period.

(5)
Following a termination (a) without cause, (b) for good reason, (c) in connection with a normal or early retirement, or (d) because of disability or death, the NEO is entitled to receive any amounts previously earned by the NEO under the Company's performance-based cash incentive plan, which would include the earned amount for years one and two of the 2013 award and years one through three of the 2012 award.  Based on Company performance, no amounts were earned by the NEO for these performance periods.  With the exception of the accelerated vesting due to the termination events described in the table, the performance-based cash award vests on the third anniversary of the grant date.

(6)
Following a change in control (to the extent the awards are not assumed by the acquiring corporation or other successor to the Company) or a termination (a) without cause, (b) for good reason, (c) without cause or for good reason within 12 months of a change in control, or (d) because of disability or death, unvested stock options and RSUs will vest and remain exercisable in accordance with the terms of the applicable award agreements.  The table above assumes that such awards are not assumed by the acquiring corporation or other successor to the Company in a change in control.  The values in the table are based upon the difference between the Company's closing stock price on December 31, 2014 of $19.88 per share and the exercise price of the awards, including only those awards whose exercise price was below the market price on December 31, 2014.  RSUs have an exercise price of zero.

(7)
Following a change in control or a termination (a) without cause, (b) for good reason, (c) without cause or for good reason within 12 months of a change in control, (d) because of disability or death, or (e) in connection with a normal or early retirement, all amounts contributed by the Company to the CAP for the benefit of the NEO will vest.  The amount in the table above reflects the NEO's aggregate CAP balance as of December 31, 2014, of which $522,168 was vested, and excludes Company contributions attributable to fiscal 2014, as they were not made until fiscal 2015.  The remaining portion was unvested at December 31, 2014 but would vest upon termination of the NEO for the reasons listed in clauses (a) through (e) above.

(8)	Assumes execution of full release of claims in favor of the Company. Represents six months of the NEO's base salary to be paid at regular payroll dates following the NEO's termination.

(9)
Although not reflected in this table, this amount would be reduced by any disability insurance payments paid by the insurance company to the NEO as a result of the NEO's disability.  In the event of disability, the NEO would receive $12,000 per each month of disability from the insurance company until reaching age 67.

(10)	Following a change in control, all amounts granted under the Company's performance-based cash incentive plan would vest (to the extent not previously forfeited).

(11)	Following a termination in connection with normal or early retirement, unvested equity awards will not be forfeited but will continue vesting in accordance with the applicable award agreements.

(12)
Following a change in control (to the extent the awards are not assumed by the acquiring corporation or other successor to the Company) or a termination for good reason within 12 months of a change in control, performance-based stock units will vest at their target amount if the change in control or date of termination occurs prior to the end of the performance period.  As of December 31, 2014 the performance period for the NEO's outstanding PSUs was not yet complete; therefore, the table reflects vesting of the awards at target.

Alfred Lumsdaine, Executive Vice President and Chief Financial Officer

The following table shows the potential payments upon termination or a change in control of the Company for Mr. Lumsdaine.

	Involuntary Without			Voluntary
	Cause or Voluntary		Involuntary	Without Good
	For Good Reason		For Cause	Reason
	on 12/31/14		on 12/31/14	on 12/31/14

Cash Severance	$ 622,500	(1)	$ -	$ 15,962 (2)
Group Medical Benefits	24,589	(3)	-	630 (2)
Annual Incentive Award	16,228	(4)	-	-
Performance Cash	-	(5)	-	-
Stock Options	697,405	(6)	-	-
Restricted Stock Units	1,366,989	(6)	-	-
Performance-based Stock Units	-		-	-
Capital Accumulation Plan	41,154	(7)	-	-
Additional Severance	207,500	(8)	207,500 (8)	-
Total	$ 2,976,365		$ 207,500	$ 16,592

			Involuntary Without
			Cause or Voluntary For
			Good Reason
			Within 12 Months of a
	Change in Control		Change in Control		Disability		Death
	on 12/31/14		on 12/31/14		on 12/31/14		on 12/31/14

Cash Severance	$ -		$ 622,500	(1)	$ 622,500	(9) (1)	$ -
Group Medical Benefits	-		24,589	(3)	32,785	(3)	-
Annual Incentive Award	-		16,228	(4)	16,228	(4)	16,228	(4)
Performance Cash	128,334	(10)	128,334	(10)	-	(5)	-	(5)
Stock Options	697,405	(6)	697,405	(6)	697,405	(6)	697,405	(6)
Restricted Stock Units	1,366,989	(6)	1,366,989	(6)	1,366,989	(6)	1,366,989	(6)
Performance-based Stock Units	632,025	(11)	632,025	(11)	-		-
Capital Accumulation Plan	41,154	(7)	41,154	(7)	41,154	(7)	41,154	(7)
Additional Severance	-		207,500	(8)	207,500	(8)	-
Total	$ 2,865,907		$ 3,736,724		$ 2,984,561		$ 2,121,776

(1)
Represents 18 months of NEO's base salary to be paid at regular payroll dates following the NEO's termination.  Following a change in control, the payments would be paid in a lump sum no later than 60 days following the date of termination.

(2)	For termination by the NEO without good reason, the NEO is entitled to base salary and benefits through the next payroll date following termination.

(3)
Represents the Company's portion of premiums for group medical benefits to be paid for 18 months following the NEO's termination.  For termination due to disability, represents the Company's portion of premiums for group medical benefits to be paid for 24 months following the NEO's termination.

(4)
Following a termination (a) without cause, (b) for good reason, (c) without cause or for good reason within 12 months of a change in control, or (d) because of disability or death, the NEO is entitled to receive a pro-rata portion of any short-term incentive to which the NEO is otherwise entitled as of the date of termination.  Based on Company performance for 2014, the NEO was entitled to a bonus as of December 31, 2014.  No additional incentive amounts would be paid during the severance period.

(5)
Following a termination (a) without cause, (b) for good reason, (c) in connection with a normal or early retirement, or (d) because of disability or death, the NEO is entitled to receive any amounts previously earned by the NEO under the Company's performance-based cash incentive plan, which would include the earned amount for years one and two of the 2013 award and years one through three of the 2012 award.  Based on Company performance, no amounts were earned by the NEO for these performance periods.  With the exception of the accelerated vesting due to the termination events described in the table, the performance-based cash award vests on the third anniversary of the grant date.

(6)
Following a change in control (to the extent the awards are not assumed by the acquiring corporation or other successor to the Company) or a termination (a) without cause, (b) for good reason, (c) without cause or for good reason within 12 months of a change in control, or (d) because of disability or death, unvested stock options and RSUs will vest and remain exercisable in accordance with the terms of the applicable award agreements.  The table above assumes that such awards are not assumed by the acquiring corporation or other successor to the Company in a change in control.  The values in the table are based upon the difference between the Company's closing stock price on December 31, 2014 of $19.88 per share and the exercise price of the awards, including only those awards whose exercise price was below the market price on December 31, 2014.  RSUs have an exercise price of zero.

(7)
Following a change in control or a termination (a) without cause, (b) for good reason, (c) without cause or for good reason within 12 months of a change in control, (d) because of disability or death, or (e) in connection with a normal or early retirement, all amounts contributed by the Company to the CAP for the benefit of the NEO will vest.  The amount in the table above reflects the NEO's aggregate CAP balance as of December 31, 2014, of which $38,418 was vested, and excludes Company contributions attributable to 2014, as they were not made until fiscal 2015.  The remaining portion was unvested at December 31, 2014, but would vest upon termination of the NEO for the reasons listed in clauses (a) through (e) above.

(8)	Assumes execution of full release of claims in favor of the Company. Represents six months of the NEO's base salary to be paid at regular payroll dates following the NEO's termination.

(9)
Although not reflected in this table, this amount would be reduced by any disability insurance payments paid by the insurance company to the NEO as a result of the NEO's disability.  In the event of disability, the NEO would receive $12,000 per each month of disability from the insurance company until reaching age 67.

(10)	Following a change in control, all amounts granted under the Company's performance-based cash incentive plan would vest (to the extent not previously forfeited).

(11)
Following a change in control (to the extent the awards are not assumed by the acquiring corporation or other successor to the Company) or a termination for good reason within 12 months of a change in control, performance-based stock units will vest at their target amount if the change in control or date of termination occurs prior to the end of the performance period.  As of December 31, 2014 the performance period for the NEO's outstanding PSUs was not yet complete; therefore, the table reflects vesting of the awards at target.

Matthew Michela, Executive Vice President and Chief Operating Officer

The following table shows the potential payments upon termination or a change in control of the Company for Mr. Michela.

	Involuntary Without			Voluntary
	Cause or Voluntary		Involuntary	Without Good
	For Good Reason		For Cause	Reason
	on 12/31/14		on 12/31/14	on 12/31/14

Cash Severance	$ 787,500	(1)	$ -	$ 20,192 (2)
Group Medical Benefits	1,411	(3)	-	36 (2)
Annual Incentive Award	15,879	(4)	-	-
Performance Cash	-	(5)	-	-
Stock Options	110,954	(6)	-	-
Restricted Stock Units	779,395	(6)	-	-
Performance-based Stock Units	-		-	-
Capital Accumulation Plan	38,888	(7)	-	-
Additional Severance	262,500	(8)	262,500 (8)	-
Total	$ 1,996,527		$ 262,500	$ 20,228

			Involuntary Without
			Cause or Voluntary For
			Good Reason
			Within 12 Months of a
	Change in Control		Change in Control		Disability		Death
	on 12/31/14		on 12/31/14		on 12/31/14		on 12/31/14

Cash Severance	$ -		$ 787,500	(1)	$ 787,500	(9) (1)	$ -
Group Medical Benefits	-		1,411	(3)	1,881	(3)	-
Annual Incentive Award	-		15,879	(4)	15,879	(4)	15,879	(4)
Performance Cash	79,876	(10)	79,876	(10)	-	(5)	-	(5)
Stock Options	110,954	(6)	110,954	(6)	110,954	(6)	110,954	(6)
Restricted Stock Units	779,395	(6)	779,395	(6)	779,395	(6)	779,395	(6)
Performance-based Stock Units	557,674	(11)	557,674	(11)	-		-
Capital Accumulation Plan	38,888	(7)	38,888	(7)	38,888	(7)	38,888	(7)
Additional Severance	-		262,500	(8)	262,500	(8)	-
Total	$ 1,566,787		$ 2,634,077		$ 1,996,997		$ 945,116

(1)
Represents 18 months of NEO's base salary to be paid at regular payroll dates following the NEO's termination.  Following a change in control, the payments would be paid in a lump sum no later than 60 days following the date of termination.

(2)	For termination by the NEO without good reason, the NEO is entitled to base salary and benefits through the next payroll date following termination.

(3)
Represents the Company's portion of premiums for group medical benefits to be paid for 18 months following the NEO's termination.  For termination due to disability, represents the Company's portion of premiums for group medical benefits to be paid for 24 months following the NEO's termination.

(4)
Following a termination (a) without cause, (b) for good reason, (c) without cause or for good reason within 12 months of a change in control, or (d) because of disability or death, the NEO is entitled to receive a pro-rata portion of any short-term incentive to which the NEO is otherwise entitled as of the date of termination.  Based on Company performance for 2014, the NEO was entitled to a bonus as of December 31, 2014.  No additional incentive amounts would be paid during the severance period.

(5)
Following a termination (a) without cause, (b) for good reason, (c) in connection with a normal or early retirement, or (d) because of disability or death, the NEO is entitled to receive any amounts previously earned by the NEO under the Company's performance-based cash incentive plan, which would include the earned amount for years one and two of the 2013 award and years one through three of the 2012 award.  Based on Company performance, no amounts were earned by the NEO for these performance periods.  With the exception of the accelerated vesting due to the termination events described in the table, the performance-based cash award vests on the third anniversary of the grant date.

(6)
Following a change in control (to the extent the awards are not assumed by the acquiring corporation or other successor to the Company) or a termination (a) without cause, (b) for good reason, (c) without cause or for good reason within 12 months of a change in control, or (d) because of disability or death, unvested stock options and RSUs will vest and remain exercisable in accordance with the terms of the applicable award agreements.  The table above assumes that such awards are not assumed by the acquiring corporation or other successor to the Company in a change in control.  The values in the table are based upon the difference between the Company's closing stock price on December 31, 2014 of $19.88 per share and the exercise price of the awards, including only those awards whose exercise price was below the market price on December 31, 2014.  RSUs have an exercise price of zero.

(7)
Following a change in control or a termination (a) without cause, (b) for good reason, (c) without cause or for good reason within 12 months of a change in control, (d) because of disability or death, or (e) in connection with a normal or early retirement, all amounts contributed by the Company to the CAP for the benefit of the NEO will vest.  The amount in the table above reflects the NEO's aggregate CAP balance as of December 31, 2014, of which $38,318 was vested, and excludes Company contributions attributable to 2014, as they were not made until fiscal 2015.  The remaining portion was unvested at December 31, 2014, but would vest upon termination of the NEO for the reasons listed in clauses (a) through (e) above.

(8)	Assumes execution of full release of claims in favor of the Company. Represents six months of the NEO's base salary to be paid at regular payroll dates following the NEO's termination.

(9)
Although not reflected in this table, this amount would be reduced by any disability insurance payments paid by the insurance company to the NEO as a result of the NEO's disability.  In the event of disability, the NEO would receive $12,000 per each month of disability from the insurance company until reaching age 67.

(10)	Following a change in control, all amounts granted under the Company's performance-based cash incentive plan would vest (to the extent not previously forfeited).

(11)
Following a change in control (to the extent the awards are not assumed by the acquiring corporation or other successor to the Company) or a termination for good reason within 12 months of a change in control, performance-based stock units will vest at their target amount if the change in control or date of termination occurs prior to the end of the performance period.  As of December 31, 2014 the performance period for the NEO's outstanding PSUs was not yet complete; therefore, the table reflects vesting of the awards at target.

Michael Farris, Executive Vice President and Chief Commercial Officer

The following table shows the potential payments upon termination or a change in control of the Company for Mr. Farris.

	Involuntary Without			Voluntary
	Cause or Voluntary		Involuntary	Without Good
	For Good Reason		For Cause	Reason
	on 12/31/14		on 12/31/14	on 12/31/14

Cash Severance	$ 1,050,000	(1)	$ -	$ 26,923 (2)
Group Medical Benefits	24,993	(3)	-	641 (2)
Long-term Incentive Award	702,540	(4)	-	-
Additional Severance	350,000	(5)	350,000 (5)	-
Total	$ 2,127,533		$ 350,000	$ 27,564

		Involuntary Without
		Cause or Voluntary For
		Good Reason
		Within 12 Months of a
	Change in Control	Change in Control	Disability		Death
	on 12/31/14	on 12/31/14	on 12/31/14		on 12/31/14

Cash Severance	$ -	$ 1,050,000 (1)	$ 1,050,000	(6) (1)	$ -
Group Medical Benefits	-	24,993 (3)	33,325	(3)	-
Long-term Incentive Award	-	702,540 (4)	-		-
Additional Severance	-	350,000 (5)	350,000	(5)	-
Total	$ -	$ 2,127,533	$ 1,433,325		$ -

(1)
Represents 18 months of NEO's base salary to be paid at regular payroll dates following the NEO's termination.  Following a change in control, the payments would be paid in a lump sum no later than 60 days following the date of termination.

(2)	For termination by the NEO without good reason, the NEO is entitled to base salary and benefits through the next payroll date following termination.

(3)
Represents the Company's portion of premiums for group medical benefits to be paid for 18 months following the NEO's termination.  For termination due to disability, represents the Company's portion of premiums for group medical benefits to be paid for 24 months following the NEO's termination.

(4)
Mr. Farris was granted incentive compensation based on achieving annual targets for each of 2012, 2013, and 2014.  Following a termination (a) without cause, (b) for good reason, or (c) without cause or for good reason within 12 months of a change in control, Mr. Farris is eligible to receive a pro-rata portion of this incentive compensation as determined by the Company. The value in the table represents the portion of the incentive compensation that was earned but not vested as of December 31, 2014.

(5)	Assumes execution of full release of claims in favor of the Company. Represents six months of the NEO's base salary to be paid at regular payroll dates following the NEO's termination.

(6)
Although not reflected in this table, this amount would be reduced by any disability insurance payments paid by the insurance company to the NEO as a result of the NEO's disability.  In the event of disability, the NEO would receive $12,000 per each month of disability from the insurance company until the approximate age of 67.

Mary Flipse, Senior Vice President and General Counsel

The following table shows the potential payments upon termination or a change in control of the Company for Ms. Flipse.

	Involuntary Without			Voluntary
	Cause or Voluntary		Involuntary	Without Good
	For Good Reason		For Cause	Reason
	on 12/31/14		on 12/31/14	on 12/31/14

Cash Severance	$ 424,875	(1)	$ -	$ 10,894 (2)
Group Medical Benefits	24,708	(3)	-	634 (2)
Annual Incentive Award	9,251	(4)	-	-
Performance Cash	-	(5)	-	-
Stock Options	124,487	(6)	-	-
Restricted Stock Units	375,732	(6)	-	-
Performance-based Stock Units	-		-	-
Capital Accumulation Plan	73,886	(7)	-	-
Additional Severance	141,625	(8)	141,625 (8)	-
Total	$ 1,174,564		$ 141,625	$ 11,528

			Involuntary Without
			Cause or Voluntary For
			Good Reason
			Within 12 Months of a
	Change in Control		Change in Control		Disability		Death
	on 12/31/14		on 12/31/14		on 12/31/14		on 12/31/14

Cash Severance	$ -		$ 787,500	(1)	$ 787,500	(9) (1)	$ -
Group Medical Benefits	-		24,708	(3)	32,944	(3)	-
Annual Incentive Award	-		9,251	(4)	9,251	(4)	9,251	(4)
Performance Cash	51,501	(10)	51,501	(10)	-	(5)	-	(5)
Stock Options	124,487	(6)	124,487	(6)	124,487	(6)	124,487	(6)
Restricted Stock Units	375,732	(6)	375,732	(6)	375,732	(6)	375,732	(6)
Performance-based Stock Units	260,249	(11)	260,249	(11)	-		-
Capital Accumulation Plan	73,886	(7)	73,886	(7)	73,886	(7)	73,886	(7)
Additional Severance	-		141,625	(8)	141,625	(8)	-
Total	$ 885,855		$ 1,848,939		$ 1,545,425		$ 583,356

(1)
Represents 18 months of NEO's base salary to be paid at regular payroll dates following the NEO's termination.  Following a change in control, the payments would be paid in a lump sum no later than 60 days following the date of termination.

(2)	For termination by the NEO without good reason, the NEO is entitled to base salary and benefits through the next payroll date following termination.

(3)
Represents the Company's portion of premiums for group medical benefits to be paid for 18 months following the NEO's termination.  For termination due to disability, represents the Company's portion of premiums for group medical benefits to be paid for 24 months following the NEO's termination.

(4)
Following a termination (a) without cause, (b) for good reason, (c) without cause or for good reason within 12 months of a change in control, or (d) because of disability or death, the NEO is entitled to receive a pro-rata portion of any short-term incentive to which the NEO is otherwise entitled as of the date of termination.  Based on Company performance for 2014, the NEO was entitled to a bonus as of December 31, 2014.  No additional incentive amounts would be paid during the severance period.

(5)
Following a termination (a) without cause, (b) for good reason, (c) in connection with a normal or early retirement, or (d) because of disability or death, the NEO is entitled to receive any amounts previously earned by the NEO under the Company's performance-based cash incentive plan, which would include the earned amount for years one and two of the 2013 award and years one through three of the 2012 award.  Based on Company performance, no amounts were earned by the NEO for these performance periods.  With the exception of the accelerated vesting due to the termination events described in the table, the performance-based cash award vests on the third anniversary of the grant date.

(6)
Following a change in control (to the extent the awards are not assumed by the acquiring corporation or other successor to the Company) or a termination (a) without cause, (b) for good reason, (c) without cause or for good reason within 12 months of a change in control, or (d) because of disability or death, unvested stock options and RSUs will vest and remain exercisable in accordance with the terms of the applicable award agreements.  The table above assumes that such awards are not assumed by the acquiring corporation or other successor to the Company in a change in control.  The values in the table are based upon the difference between the Company's closing stock price on December 31, 2014 of $19.88 per share and the exercise price of the awards, including only those awards whose exercise price was below the market price on December 31, 2014.  RSUs have an exercise price of zero.

(7)
Following a change in control or a termination (a) without cause, (b) for good reason, (c) without cause or for good reason within 12 months of a change in control, (d) because of disability or death, or (e) in connection with a normal or early retirement, all amounts contributed by the Company to the CAP for the benefit of the NEO will vest.  The amount in the table above reflects the NEO's aggregate CAP balance as of December 31, 2014, of which $73,577 was vested, and excludes Company contributions attributable to 2014, as they were not made until fiscal 2015.  The remaining portion was unvested at December 31, 2014, but would vest upon termination of the NEO for the reasons listed in clauses (a) through (e) above.

(8)	Assumes execution of full release of claims in favor of the Company. Represents six months of the NEO's base salary to be paid at regular payroll dates following the NEO's termination.

(9)
Although not reflected in this table, this amount would be reduced by any disability insurance payments paid by the insurance company to the NEO as a result of the NEO's disability.  In the event of disability, the NEO would receive $12,000 per each month of disability from the insurance company until reaching age 67.

(10)	Following a change in control, all amounts granted under the Company's performance-based cash incentive plan would vest (to the extent not previously forfeited).

(11)
Following a change in control (to the extent the awards are not assumed by the acquiring corporation or other successor to the Company) or a termination for good reason within 12 months of a change in control, performance-based stock units will vest at their target amount if the change in control or date of termination occurs prior to the end of the performance period.  As of December 31, 2014 the performance period for the NEO's outstanding PSUs was not yet complete; therefore, the table reflects vesting of the awards at target.

Peter Choueiri, President, Healthways International

The following table shows the potential payments upon termination or a change in control of the Company for Mr. Choueiri.  Mr. Choueiri is paid in Euros.  Estimated amounts in dollars are based on the conversion rate on December 31, 2014.  If Mr. Choueiri's employment is terminated by the Company without cause or by Mr. Choueiri for good reason, including within 12 months following a change in control of the Company, Mr. Choueiri will be entitled to receive his base salary, benefits, bonus and annual equity awards from the date of termination through December 31, 2019.

			Voluntary	Involuntary Without
	Involuntary		Without Good	Cause or Voluntary
	Without Cause		Reason or	for Good Reason
	or Voluntary		Involuntary	Within 12 Months of a
	for Good Reason		For Cause	Change in Control
	on 12/31/14		on 12/31/14	on 12/31/14

Cash Severance	$ 3,027,500	(1)	$ -	$ 3,027,500	(1)
Medical Benefits	33,278	(2)	-	33,278	(2)
Short-term Incentive Award	1,680,645	(3)	-	1,680,645	(3)
Performance Cash	-		-	268,882	(6)
Stock Options	403,375	(4)	-	403,375	(7)
Restricted Stock Units	1,821,071	(4)	-	1,821,071	(7)
Performance-Based Stock Units	-		-	632,025	(7)
Non-compete Consideration	695,836	(5)	695,836 (5)	695,836	(5)
Total	$ 7,661,705		$ 695,836	$ 8,562,612

	Change in Control		Disability		Death
	on 12/31/14		on 12/31/14		on 12/31/14

Cash Severance	$ -		$ -	(10)	$ -
Medical Benefits	-		-	(10)	-
Short-term Incentive Award	-		-		15,520	(8)
Performance Cash	268,882	(6)	268,882	(6)	268,882	(6)
Stock Options	403,375	(9)	403,375	(11)	403,375	(11)
Restricted Stock Units	1,064,196	(9)	1,064,196	(11)	1,064,196	(11)
Performance-Based Stock Units	632,025	(9)	-		-
Non-compete Consideration	-		-		-
Total	$ 2,368,478		$ 1,736,453		$ 1,751,973

(1)	Represents NEO's base salary to be paid monthly through December 31, 2019.

(2)	Represents the Company's portion of the NEO's private health insurance contributions to be paid through December 31, 2019.

(3)
Following a termination (a) without cause, (b) for good reason, or (c) without cause or for good reason within 12 months of a change in control, the NEO is entitled to receive all short-term incentive awards due to the NEO as of the date of termination as well as annual short-term incentive awards at target (equal to 55% of the NEO's annual base salary) from the date of termination through December 31, 2019. Based on the Company's international group performance for 2014, the NEO was entitled to a short-term incentive of $15,520 as of December 31, 2014.

(4)
Following a termination without cause or for good reason, unvested stock options and RSUs outstanding will vest and remain exercisable in accordance with the terms of the applicable award agreements.  In addition, the NEO is entitled to receive all annual equity awards (consisting of RSUs to be settled in cash or stock at the Company's election equal to 25% of the NEO's annual base salary) from the date of termination through December 31, 2019. The values in the table are based upon the difference between the Company's closing stock price on December 31, 2014 of $19.88 per share and the exercise price of the unvested awards, including only those awards whose exercise price was below the market price on December 31, 2014.  RSUs have an exercise price of zero.

(5)
As consideration for the 12-month non-competition and non-solicitation period following Mr. Choueiri's termination of employment, he is entitled to receive 50% of his most recent remuneration related to certain compensation elements.  The amount in the table equals 50% of his earnings in 2014 related to the following specified compensation elements: base salary, medical benefits, annual incentive award, performance-based cash award, car allowance, and pension fund contributions.

(6)
Mr. Choueiri's performance-based cash award for 2013 and 2012 would fully vest upon a change in control or upon Mr. Choueiri's death or disability (to the extent not previously forfeited).  The amount in the table equals one-third of his 2012 performance-based cash award (which was fully earned in and reported in the Summary Compensation Table for 2012 but vests in three equal annual installments beginning in January 2013).  Mr. Choueiri's performance-based cash award for 2013 had a one-year measurement period and was not earned.

(7)
Following a termination without cause or for good reason within 12 months of a change in control, unvested stock options and RSUs outstanding will vest and remain exercisable in accordance with the terms of the applicable award agreements. Performance-based stock units will vest at their target amount if the date of termination occurs prior to the end of the performance period.  As of December 31, 2014 the performance period for the NEO's outstanding PSUs was not yet complete; therefore, the table reflects vesting of the awards at target.  In addition, the NEO is entitled to receive all annual equity awards (consisting of RSUs to be settled in cash or stock at the Company's election equal to 25% of the NEO's annual base salary) from the date of termination through December 31, 2019. The values in the table are based upon the difference between the Company's closing stock price on December 31, 2014 of $19.88 per share and the exercise price of the unvested awards, including only those awards whose exercise price was below the market price on December 31, 2014.  RSUs and PSUs have an exercise price of zero.

(8)
Following a termination because of death, the NEO is entitled to receive a pro-rata portion of any bonus to which the NEO is otherwise entitled as of the date of termination.  Based on the Company's performance for 2014, the NEO was entitled to a bonus of $15,520 as of December 31, 2014.

(9)
Following a change in control (to the extent the awards are not assumed by the acquiring corporation or other successor to the Company) unvested stock options and RSUs outstanding as of December 31, 2014 will vest and remain exercisable in accordance with the terms of the applicable award agreements.  The table above assumes that such awards are not assumed by the acquiring corporation or other successor to the Company in a change in control.  Performance-based stock units will vest at their target amount if the change in control occurs prior to the end of the performance period.  As of December 31, 2014 the performance period for the NEO's outstanding PSUs was not yet complete; therefore, the table reflects vesting of the awards at target.  The values in the table are based upon the difference between the Company's closing stock price on December 31, 2014 of $19.88 per share and the exercise price of the unvested awards, including only those awards whose exercise price was below the market price on December 31, 2014.  RSUs and PSUs have an exercise price of zero.

(10)
As disclosed above, in the event of Mr. Choueiri's disability, the Company would be obligated to pay to Mr. Choueiri for a maximum of 18 months the difference between any benefits that he receives from any health insurance and his base salary and benefits for that period.  Assuming the occurrence of Mr. Choueiri's disability on December 31, 2014, the Company would be obligated to pay Mr. Choueiri $918,233 over the 18-month period beginning on December 31, 2014. This amount is not reflected in the table above because the Company's obligation with respect to such payments ceases upon Mr. Choueiri's termination of employment.

(11)
Following a termination because of disability or death, unvested stock options and RSUs outstanding will vest and remain exercisable in accordance with the terms of the applicable award agreements.  The values in the table are based upon the difference between the Company's closing stock price on December 31, 2014 of $19.88 per share and the exercise price of the unvested awards, including only those awards whose exercise price was below the market price on December 31, 2014.  RSUs have an exercise price of zero.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Commission.  Officers, directors and greater than 10% stockholders are required by regulation of the Commission to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of the Forms 3, 4 and 5 and amendments thereto and certain written representations furnished to us, we believe all filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with during 2014 and prior fiscal years, except that each of our executive officers who served during 2014 filed late Form 4s in April 2015 reporting the following number of late transactions, each relating to the surrender of underlying shares of Common Stock to satisfy the Company's tax withholding obligations upon the vesting of RSUs between 2012 and 2014: Mr. Leedle, eleven transactions; Mr. Lumsdaine, eight transactions; Mr. Choueiri, five transactions; Ms. Flipse, three transactions; and Mr. Hargreaves, eight transactions. The transactions were not reported on a timely basis due to an administrative error which has been corrected.

PROPOSAL NO. 2

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on an advisory basis, the compensation of our NEOs as disclosed in this Proxy Statement in accordance with the Commission's rules.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our NEOs, as described in this Proxy Statement in accordance with the compensation disclosure rules of the Commission.  The vote is advisory, which means that the vote is not binding on the Company, our Board, or the Compensation Committee.  Although the vote is non-binding, the Compensation Committee and the Board value your opinions and will review the voting results in connection with their ongoing evaluation of our compensation philosophy and compensation decisions. The current frequency of the non-binding, advisory vote to approve compensation of the Company's named executive officers is annual, and the next such vote is expected to take place at the 2016 Annual Meeting of Stockholders.

As described more fully under the "Compensation Discussion and Analysis" section beginning on page 24, the Compensation Committee sets and administers the policies that govern compensation of our executive officers, including:

•
Annually evaluating the performance of the CEO and other executive officers and recommending to the independent directors of the Board the compensation level, including short- and long-term incentive compensation, for each such person based on this evaluation;

•	Reviewing and recommending for approval to the Board any changes in executive officer incentive compensation plans and equity-based compensation plans; and

•	Reviewing and approving all equity-based compensation plans of the Company and granting equity-based awards pursuant to such plans.

The Compensation Committee seeks to assure that compensation paid to the executive officers is fair, reasonable and competitive, and is linked to increasing long-term stockholder value.  Only independent directors serve on the Compensation Committee.
The Compensation Committee believes that our compensation strategies are aligned with our compensation philosophy and Company culture, which places significant value on highly-performing individuals, and that those strategies are effective in promoting individual responsibility for collective long-term success. The Compensation Committee further believes that the design of our compensation strategy aligns employee behavior with our stockholders' interests.  Please see "Compensation Discussion and Analysis" beginning on page 24 for additional details about our executive compensation programs, including information about the 2014 and 2015 compensation of our NEOs.
We are asking our stockholders to vote on the following resolution:
RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of the NEOs, as disclosed in the Company's Proxy Statement for the 2015 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2014 Summary Compensation Table and the other related tables and disclosures.

The Board recommends a vote FOR advisory approval of the resolution set forth above.

PROPOSAL NO. 3

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Under the Sarbanes-Oxley Act of 2002 and the rules and regulations thereunder, including Rule 10A-3(b)(2) under the Securities Exchange Act of 1934, as amended, and Rule 5605(c)(3) of the NASDAQ listing standards, and our Audit Committee Charter, as amended, the Audit Committee has the sole responsibility and authority to appoint our independent auditors.  The Audit Committee, comprised of independent members of the Board, appointed PricewaterhouseCoopers LLP, an independent registered public accounting firm, to be our independent auditors for the fiscal year ending December 31, 2015.  Although ratification by stockholders is not a prerequisite to the Audit Committee's appointment of PricewaterhouseCoopers LLP, the Board considers the appointment of our independent registered public accounting firm to be an important matter of stockholder concern and therefore, as a matter of good corporate governance, requests stockholder ratification of this action.  In taking this action, the Audit Committee considered the qualifications of PricewaterhouseCoopers LLP, its independence with respect to the services to be performed and its qualifications and general adherence to professional auditing standards.  We have been informed that representatives of PricewaterhouseCoopers LLP plan to attend the 2015 Annual Meeting of Stockholders.  Such representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to questions by our stockholders.

Ernst & Young LLP was our independent registered public accounting firm for the fiscal year ended December 31, 2013. As previously disclosed, during the 2014 fiscal year, the Audit Committee conducted a comprehensive, competitive process to select the independent registered public accounting firm for our fiscal year ending December 31, 2014. The Audit Committee invited four national accounting firms to participate in this process. As a result of this process and following careful deliberation, on June 27, 2014, the Audit Committee approved the engagement of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2014.

If the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee is not obligated to appoint other independent public accountants, but will reconsider the appointment.  However, even if the appointment of PricewaterhouseCoopers LLP is ratified, the Audit Committee, in its discretion, may select a different independent public accountant at any time during fiscal 2015 if it determines that such a change would be in the best interests of us and our stockholders.

Each of the Audit Committee and the Board recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

Principal Accounting Fees and Services

The aggregate fees billed for each of the last two fiscal years for professional services rendered to us by our principal accountants are shown in the table below.

Type of Service	Fiscal Year Ended December 31, 2014	Fiscal Year Ended December 31, 2013
Audit Fees (1)	$1,158,212	$1,256,978
Audit-Related Fees (2)	71,995	1,995
Tax Fees (3)	126,222	116,650
All Other Fees (4)	--	--
Total	$1,356,429	$1,375,623

(1)	For the fiscal year ended December 31, 2014, $208,290 relates to work performed by the predecessor auditor (Ernst & Young LLP).

(2)
Audit-Related Fees included subscription fees paid to the predecessor auditor for an online research tool totaling $1,995 for each of the years ended December 31, 2014 and 2013. For the year ended December 31, 2014, audit-related fees also included fees billed by PricewaterhouseCoopers LLP of $70,000 related to SOC-2 readiness assessment work.

(3)	For the years ended December 31, 2014 and 2013, tax fees included federal and state tax return compliance and tax advisory services billed by our predecessor auditor.

(4)	For the years ended December 31, 2014 and 2013, no services other than those discussed above were provided by PricewaterhouseCoopers LLP and Ernst & Young LLP.

The Audit Committee has considered and concluded that the provision of the non-audit services is compatible with maintaining auditor independence.

Change in Independent Registered Public Accounting Firm

As discussed above, the Audit Committee approved a change in our independent registered public accounting firm for the fiscal year ending December 31, 2014.

As previously disclosed in our Current Report on Form 8-K filed with the Commission on July 2, 2014, the Audit Committee, on June 27, 2014, approved the engagement of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the Company's fiscal year ending December 31, 2014 and thereby dismissed Ernst & Young LLP from that role effective immediately.

Ernst & Young LLP's reports on the Company's consolidated financial statements as of and for the fiscal years ended December 31, 2013 and December 31, 2012 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. The audit reports of Ernst & Young LLP on the effectiveness of internal control over financial reporting as of December 31, 2013 and December 31, 2012 did not contain an adverse opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2013 and December 31, 2012, and the subsequent interim period through June 27, 2014, the date of Ernst & Young LLP's dismissal, there have been (i) no "disagreements" within the meaning of Item 304(a)(1)(iv) of Regulation S-K between us and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which that, if not resolved to Ernst & Young LLP's satisfaction, would have caused Ernst & Young LLP to make reference to the subject matter of any such disagreement in connection with its reports for such years and interim period, and (ii) no "reportable events" as described in Item 304(a)(1)(v) of Regulation S-K, except for the existence of a material weakness in our internal control over financial reporting as of March 31, 2014 related to the revenue recognition process, specifically related to the application of the revenue recognition accounting guidance to new or amended non-standard contracts.  The existence of this material weakness was reported in Part I, Item 4 of our Quarterly Report on Form 10-Q for our fiscal quarter ended March 31, 2014.

We have provided Ernst & Young LLP with a copy of the foregoing disclosures. We provided Ernst & Young LLP with a copy of the our Current Report on Form 8-K reporting the change in our independent registered public accounting firm for the fiscal year ending December 31, 2014 containing substantially the same disclosure as above and requested that Ernst & Young LLP provide us with a letter addressed to the Securities and Exchange Commission stating whether or not Ernst & Young LLP agreed with the disclosures contained therein. A copy of Ernst & Young LLP's letter, dated July 2, 2014, is filed as Exhibit 16.1 to our Current Report on Form 8-K filed on July 2, 2014.

During the fiscal years ended December 31, 2013 and December 31, 2012, and the subsequent interim period through June 27, 2014, neither we nor anyone on our behalf has consulted with PricewaterhouseCoopers LLP regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the our financial statements and neither a written report nor oral advice was provided to us that PricewaterhouseCoopers LLP concluded was an important factor considered by us in reaching a decision as to any accounting, auditing, or financial reporting issue or (ii) any matter that was either the subject of a "disagreement" within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or a "reportable event" as described in Item 304(a)(1)(v) of Regulation S-K.

Policy Regarding Pre-Approval of Service Provided by Our Independent Registered Public Accounting Firm

The Audit Committee has adopted policies and procedures for pre-approving all audit and permissible non-audit services performed by our independent registered public accounting firm.  The Audit Committee may delegate its responsibility to pre-approve services to be performed by our independent registered public accounting firm to one or more of its members, but the Audit Committee may not delegate its pre-approval authority to management.

Under these policies, the Audit Committee pre-approves the use of audit and audit-related services following approval of our independent registered public accounting firm's engagement.  Tax and other non-audit services that are not prohibited services, provided that those services are routine and recurring services and would not impair the independence of our independent registered public accounting firm, may also be performed by our independent registered public accounting firm if those services are pre-approved by the Audit Committee.  Pre-approval fee levels for all services to be provided by our independent registered public accounting firm will be established periodically by the Audit Committee.  Our independent registered public accounting firm must provide detailed back-up documentation to the Audit Committee for each proposed service.  The Audit Committee has pre-approved all audit and non-audit services provided by our independent registered public accounting firm.

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed for any purpose, including for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report by reference therein.

Audit Committee Report

The Audit Committee of the Board is composed of four directors who are independent directors as defined under applicable law and the NASDAQ corporate governance listing standards.  The Board has determined that Mr. Wills qualifies as an "audit committee financial expert", as defined by the regulations of the Commission.  During fiscal 2014, the Audit Committee met ten times.  In accordance with its written charter adopted by the Board, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing and financial reporting processes and our systems of internal control.  Management has primary responsibility for our financial statements and financial reporting process, including assessing the effectiveness of our internal control over financial reporting.  Our independent registered public accounting firm is responsible for planning and carrying out annual audits and quarterly reviews of our financial statements in accordance with standards established by the Public Company Accounting Oversight Board, expressing an opinion on the conformity of our audited financial statements with U.S. generally accepted accounting principles and auditing and reporting on the effectiveness of our internal control over financial reporting.
In discharging its oversight responsibility as to the audit process, the Audit Committee received the written disclosures and the letter from our independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding our independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with our independent registered public accounting firm such firm's independence. The Audit Committee meets with our independent registered public accounting firm with and without management present to discuss our internal control assessment process, management's assessment with respect thereto, our independent registered public accounting firm's evaluation of our system of internal control over financial reporting and the overall quality of our financial reporting.  The Audit Committee reviewed with our independent registered public accounting firm their fees, audit plans, audit scope, and identification of audit risks.
The Audit Committee discussed and reviewed with our independent registered public accounting firm all communications required by generally accepted auditing standards, including those described in Public

Company Accounting Oversight Board Auditing Standard No. 16, "Communications With Audit Committees", and discussed and reviewed the results of our independent registered public accounting firm's examination of the financial statements.
The Audit Committee reviewed and discussed our audited financial statements as of and for the fiscal year ended December 31, 2014 with management and our independent registered public accounting firm. The Audit Committee also reviewed and discussed the interim financial information contained in each quarterly earnings announcement and Quarterly Report on Form 10-Q with our Chief Financial Officer and our independent registered public accounting firm prior to public release of that information.  On several occasions during fiscal 2014, the Audit Committee reviewed with our independent registered public accounting firm and our internal audit department, management's processes to assess the adequacy of our internal control over financial reporting, the framework used to make the assessment, and management's conclusions on the effectiveness of our internal control over financial reporting.
Based on the above-mentioned review and discussions with management and our independent registered public accounting firm, the Audit Committee recommended to the Board that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, for filing with the Commission.
The Board has adopted a Charter of the Audit Committee, which is available on our website at www.healthways.com.  The Audit Committee reviews and reassesses the adequacy of the Charter annually.

Respectfully submitted,
Kevin G. Wills, Chairman

Jay C. Bisgard, M.D.

Conan J. Laughlin

Alison Taunton-Rigby

PROPOSAL NO. 4

APPROVAL OF THE COMPANY'S AMENDED AND RESTATED 2014 STOCK INCENTIVE PLAN

Overview

On April 1, 2015, the Board approved the Amended and Restated 2014 Plan, to be effective as of May 19, 2015, subject to the approval of the stockholders at the 2015 Annual Meeting of Stockholders. The 2014 Plan was initially approved by our stockholders on June 24, 2014, at the 2014 Annual Meeting of Stockholders. The summary of the key provisions and principal features of the Amended and Restated 2014 Plan set forth below is qualified in its entirety by reference to the full text of the Amended and Restated 2014 Plan, which is attached to this proxy statement as Appendix B. As described below, the terms of the Amended and Restated 2014 Plan are substantially similar to the 2014 Plan, and the proposal to approve the Amended and Restated 2014 Plan does not imply that either the Company or the Compensation Committee has any present intentions to materially alter the Company's compensation practices, although, as is the case under the 2014 Plan, the Company or the Compensation Committee maintain the ability to do so. The key revisions to the 2014 Plan as reflected in the Amended and Restated 2014 Plan are as follows:
•	Increase the number of shares available for issuance under the 2014 Plan by 1,300,000 shares;
•	Require a one-year minimum vesting period for all awards, subject to certain exceptions;
•	Reduce Compensation Committee discretion with respect to vesting of awards in connection with a change in control;
•	Adjust the share counting provisions so that shares used to satisfy withholdings taxes or exercise price are not added back into the share reserve; and
•
Revise the definition of Change in Control to eliminate the provision that would exclude from the concept of continuing directors those directors whose election or nomination is in connection with an actual or threatened proxy contest.

The Amended and Restated 2014 Plan provides the Company with the ability to offer equity-based compensation to its employees, consultants and outside directors in the form of stock options, stock appreciation rights, restricted stock, RSUs, other stock-based awards and performance awards. These awards are designed to achieve long-term objectives of the Company that we believe will benefit stockholders through the additional incentives inherent in awards granted under the Amended and Restated 2014 Plan.

The following table sets forth information relating to grants of stock options, RSUs, and PSUs by the Company in fiscal years 2012, 2013 and 2014:
(In thousands)	2012	2013	2014
Stock options	854	1,085	98
RSUs	573	186	475
PSUs	--	--	341
Total	1,427	1,271	914

Share Usage Rate
Share usage rate is a metric that our Compensation Committee monitors to ensure that the shares awarded under our equity compensation plans are not excessively dilutive to our stockholders. Share usage rate is defined as the number of shares granted under our stock incentive plans divided by the basic weighted average shares of Common Stock outstanding for each of the last three fiscal years. Over the past three fiscal years, our annual target share usage rate has averaged 3.51%. The Compensation Committee confirmed that this share usage rate has been consistent with the rates among the 2014 Peer Group and believes it to be reasonable from a competitive standpoint.
             The following sets forth certain information as of March 25, 2015, unless otherwise noted, with respect to the Company's existing equity compensation plans:
•	Stock options outstanding: 3,389,793
•	Weighted average exercise price of outstanding stock options: $12.55
•	Weighted average remaining contractual term of outstanding stock options: 6.3 years
•	RSUs outstanding: 928,731 (928,731 unvested and 0 vested and deferred)
•	PSUs outstanding: 341,443 (all unvested)
•	Total shares of Common Stock outstanding as of March 25, 2015: 35,682,926; the closing price of a share of our Common Stock on NASDAQ was $20.99.
•	Shares remaining available for future grants under the 2014 Plan (the sole stock incentive plan under which the Company grants stock-based compensation awards): 638,239
Background for Request to Submit the Amended and Restated 2014 Plan for Approval by Stockholders
In determining to adopt the Amended and Restated 2014 Plan and recommend the Amended and Restated 2014 Plan for stockholder approval, the Board and the Compensation Committee considered various factors, including the following:
•
As of March 25, 2015, approximately 638,000 shares remain available for grant under the 2014 Plan.  Based on historical usage and expected practices, and noting that future circumstances may require the Company to make changes to its expected practices, the existing shares available for grant under the 2014 Plan are not sufficient to make all of the equity grants in respect of the 2015 long-term incentive compensation component of our compensation program.

•	If the Amended and Restated 2014 Plan is approved, the Company would have 1,300,000 additional shares authorized for issuance for future awards under the plan.

•	The additional shares to be authorized for grant under the Amended and Restated 2014 Plan would be dilutive to stockholders by 15.2%[1], based on the outstanding shares as of March 25, 2015.
•
Based on historical usage, the Company estimates that the additional 1,300,000 shares to be authorized for grant under the Amended and Restated 2014 Plan, if approved by the Company's stockholders, would be sufficient, when added to the shares remaining available for future grant under the 2014 Plan, for the Company to make equity grants for the next two to three years, assuming the Company continues to grant awards consistent with its historical usage and expected practices, and noting that future circumstances may require us to make changes to our expected practices.

Important Provisions
            The Amended and Restated 2014 Plan contains a number of provisions that the Company believes are consistent with the interests of the Company's stockholders and sound corporate governance practices, including:
•	Shares Available Under the Plan. Stockholder approval will be required before any additional shares can be authorized for issuance under the Amended and Restated 2014 Plan.
•
No Repricing of Stock Options or Stock Appreciation Rights. The Amended and Restated 2014 Plan prohibits the repricing of stock options or stock appreciation rights without stockholder approval. This restriction applies to both direct repricing (lowering the exercise price of a stock option) and indirect repricing (canceling an outstanding stock option in exchange for cash or another award) other than in connection with a change in control or a substitute award.

•
No Liberal Share Counting. The Amended and Restated 2014 Plan prohibits the reuse of shares withheld or delivered to satisfy the exercise price of an option or to satisfy tax withholding requirements with respect to options or stock appreciation rights.

•
No Discounted Stock Options or Stock Appreciation Rights. All stock options and stock appreciation rights (other than substitute awards) must have an exercise price or base price equal to or greater than the fair market value of the underlying Common Stock on the date of grant.

1
Numerator of calculation:
Total options outstanding	3,389,793
Total RSUs outstanding	928,731
Total PSUs outstanding	341,443
Shares available for future grant under 2014 Plan	638,239
New shares requested	1,300,000
Numerator subtotal	6,598,206

Denominator of calculation:
Subtotal above	6,598,206
Common shares outstanding	35,682,926
Warrants outstanding (issued to CareFirst Holdings, LLC)	190,683
Convertible debt	892,459
Denominator subtotal	43,364,274

Dilution %	15.2%

•
Minimum Vesting Periods. Equity awards (other than substitute awards) under the Amended and Restated 2014 Plan are generally required to have a vesting period of not less than one year from the date of grant, subject to certain exceptions.

•
Definition of Change in Control. The Amended and Restated 2014 Plan defines "change in control" in a manner such that a change in control would not be deemed to occur until the actual consummation of the event that results in the change in control, and similarly provides that no award agreement will define a change in control in such a manner.

•
Independent Committees. The Amended and Restated 2014 Plan will be administrated by the Compensation Committee, except for non-employee director awards which will be administered by the Board. Each of the members of the Compensation Committee qualifies as "independent" under the listing standards of NASDAQ.

Summary of the Amended and Restated 2014 Plan
Purpose of the Amended and Restated 2014 Plan:  The Amended and Restated 2014 Plan allows the Company to attract, retain and reward key employees of and consultants to the Company and its subsidiaries and affiliates, and directors who are not also employees of the Company, and strengthen the mutuality of interests between such key employees, consultants and directors by awarding such key employees, consultants and directors performance-based stock incentives and/or other equity interests or equity-based incentives in the Company, as well as performance-based incentives payable in cash.
Key Provisions:  The Amended and Restated 2014 Plan is designed to reflect prevailing corporate governance and executive compensation best practices. The following is a brief summary highlighting the key provisions, followed by a more extensive summary of the Amended and Restated 2014 Plan.
•	Plan Termination Date: 10 years from its effective date
•
Eligible Participants: (i) Officers and other key employees of and consultants to the Company and its subsidiaries and affiliates, who are responsible for or contribute to the management, growth and/or profitability of the business of the Company and/or its subsidiaries and affiliates and (ii) outside directors

•	Shares Authorized: 1,300,000 plus the number of shares available for grant under the 2014 Plan as of the end of the day that is the effective date of the Amended and Restated 2014 Plan.
•	Award Types:
•	Stock options
•	Stock appreciation rights
•	Restricted stock awards and RSUs
•	Other stock-based awards
•	Performance awards
•	Award Limits Per Person Per 12-Month Period:
•
Performance awards, stock options, and stock appreciation rights:  With respect to any covered officer, the aggregate maximum number of shares of Common Stock in respect of which all performance awards, options, and stock appreciation rights may be granted under the Amended and Restated 2014 Plan in any 12-month period of a performance period is 450,000, and the maximum amount of the aggregate performance awards denominated in cash is $1,000,000 (measured by the fair value of the maximum award at the time of grant) in any 12-month period of a performance period.

•
Outside director awards:  The maximum number of shares subject to awards granted during any 12-month period to any outside director may not exceed $600,000 in total value (calculating the value of such awards based on the grant date fair value of such awards for financial reporting purposes and excluding, for this purpose, the value of any dividends or dividend equivalents paid in accordance with the Amended and Restated 2014 Plan on certain awards).

•
Vesting:  Determined by the Committee; provided that equity awards to employees are generally required to have a vesting period of not less than one year from the date of grant, subject to certain exceptions.

•	Not Permitted: Repricing of stock options or stock appreciation rights (subject to the adjustment provisions described under "Adjustments" below), discount stock options or option reloads.
•
Restricted Dividend Equivalents on Performance Vesting Shares: Permits payment of dividend equivalents on shares subject to a performance vesting condition only if and when the underlying shares vest; prohibits the payment of dividend equivalents on shares subject to outstanding options and stock appreciation rights.

Eligibility and Administration:  Officers and other key employees of, and consultants to, the Company and its subsidiaries and affiliates and outside directors are eligible to be granted awards under the Amended and Restated 2014 Plan. As of March 25, 2015, approximately 20 officers, 2,700 key employees, 10 outside directors and 60 consultants were eligible to participate in the Amended and Restated 2014 Plan.
The Amended and Restated 2014 Plan will be administered by a committee of outside directors appointed by the Board to administer the Amended and Restated 2014 Plan, or (a) to the extent of any delegation by the committee to a subcommittee pursuant to the terms of the Amended and Restated 2014 Plan, such subcommittee (collectively, for purposes of this Proposal No. 4, the "Committee"), and (b) with respect to awards granted to outside directors pursuant to the terms of the Amended and Restated 2014 Plan, the Nominating and Corporate Governance Committee, provided that in the absence of the Committee or to the extent determined by the Board, any action that could be taken by the Committee may be taken by the outside directors. The functions of the Committee specified in the Amended and Restated 2014 Plan may be exercised by the Compensation Committee, provided that the full Board will have the final authority with respect to administration of the Amended and Restated 2014 Plan.
The Committee will have the full power and authority to grant, pursuant to the terms of the Amended and Restated 2014 Plan, awards to participants eligible under the Amended and Restated 2014 Plan. In addition to those matters provided elsewhere in the Amended and Restated 2014 Plan, the Committee will have the authority, consistent with the terms of the Amended and Restated 2014 Plan: (a) to select the officers and other key employees of and consultants to the Company and its subsidiaries and affiliates to whom awards may from time to time be granted under the Amended and Restated 2014 Plan; (b) to determine whether and to what extent awards are to be granted under the Amended and Restated 2014 Plan to one or more eligible employees; (c) to determine the number of shares to be covered by each such award granted under the Amended and Restated 2014 Plan; (d) to determine the terms and conditions, not inconsistent with the terms of the Amended and Restated 2014 Plan, of any award granted under the Amended and Restated 2014 Plan (including the share price and any restriction or limitation, or, subject to any applicable minimum vesting requirements set forth therein, any vesting acceleration or waiver of forfeiture restrictions regarding any award and/or the shares of Common Stock relating thereto, based in each case on such factors as the Committee will determine, in its sole discretion); and to amend or waive any such terms and conditions to the extent permitted by the terms of the Amended and Restated 2014 Plan; (e) to determine whether and under what circumstances a stock option may be settled in cash or restricted stock instead of Common Stock; (f) to determine whether, to what extent and under what circumstances option grants and/or other awards under the Amended and Restated 2014 Plan are to be made, and operate, on a tandem basis vis-a-vis other awards under the Amended and Restated 2014 Plan and/or awards made outside of the Amended and Restated 2014 Plan; (g) to determine whether, to what extent and under what circumstances Common Stock and other amounts payable with respect to an award under the Amended and Restated 2014 Plan will be deferred either automatically or at the election of the participant (including providing for and determining the amount (if any) of any deemed earnings on any deferred amount during any deferral period); and (h) to determine whether to require payment withholding requirements in shares of Common Stock. The Committee will have the authority to adopt, alter and repeal such rules, guidelines and practices governing the Amended and Restated 2014 Plan as it will, from time to time, deem advisable; to interpret the terms and provisions of the Amended and Restated 2014 Plan and any award issued under the Amended and Restated 2014 Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Amended and Restated 2014 Plan.
Shares Available for Awards Under the Amended and Restated 2014 Plan:  Under the Amended and Restated 2014 Plan, awards may be made in Common Stock. Subject to the adjustment provisions described under "Adjustments" below, the maximum number of shares of Common Stock reserved and available for distribution under the Amended and Restated 2014 Plan may not exceed the sum of (i) 1,300,000 shares, plus (ii) the number of shares available for grant under the 2014 Plan as of the end of the day that is the effective date of the Amended and Restated 2014 Plan (the "Share Reserve").
If, after the effective date of the Amended and Restated 2014 Plan, any shares of Common Stock covered by an award granted under the Amended and Restated 2014 Plan or any prior plan, or to which such an award relates, are forfeited, or if such an award otherwise terminates, settles for cash, expires unexercised or is cancelled without the delivery of shares, then the shares covered by such award, or to which such award relates, or the number of shares of stock otherwise counted against the Share Reserve, to the extent of any such forfeiture, termination, settlement, expiration or cancellation, will be added back to the Share Reserve. The Committee may make sure other determinations regarding the counting of shares issued pursuant to the Amended and Restated 2014 Plan as it deems necessary or advisable, provided that such determinations are permitted by law. Notwithstanding the foregoing, if a portion or all of an option or stock appreciation right is exercised by the tender or withholding of shares, if any portion of the Company's tax withholding obligation for any award is satisfied by the tender or withholding of shares, or if the Company were to repurchase shares using stock option proceeds,the number of shares deemed to have been issued under the Amended and Restated 2014 Plan will be the number of shares that were subject to the option, stock appreciation right or other award or portion thereof, and not the net number of shares actually issued, and any stock appreciation rights to be settled in shares will be counted in full against the Share Reserve, regardless of the number of shares actually issued upon the settlement of the stock appreciation right. After the effective date of the 2014 Plan, no awards may be granted under any prior plan of the Company.
In addition, the Amended and Restated 2014 Plan imposes individual limitations on the amount of certain awards in order to comply with Section 162(m) of the Code.
Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, extraordinary cash dividend, stock dividend, stock split or other change in corporate structure affecting the Common Stock, an equitable and proportionate substitution or adjustment will be made in the aggregate number of shares reserved for issuance under the Amended and Restated 2014 Plan, in the number and exercise price of shares subject to outstanding options or stock appreciation rights granted under the Amended and Restated 2014 Plan and in the number of shares subject to other outstanding awards granted under the Amended and Restated 2014 Plan as determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any award will always be a whole number.
Substitute Awards. Substitute awards will not reduce the shares authorized for grant under the Amended and Restated 2014 Plan or the applicable limitations for grant to a participant under the Amended and Restated 2014 Plan, nor will shares subject to a substitute award again be available for awards under the Amended and Restated 2014 Plan to the extent of any forfeiture, expiration or cash settlement. Additionally, in the event that a company acquired by the Company or any subsidiary or with which the Company or any subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for awards under the Amended and Restated 2014 Plan and will not reduce the shares authorized for grant under the Amended and Restated 2014 Plan; provided, that awards using such available shares will not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and will only be made to individuals who were not eligible participants of the Amended and Restated 2014 Plan prior to such acquisition or combination.

Stock Options and Stock Appreciation Rights:  The Committee is authorized to grant stock options, including both incentive stock options, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. The Committee may specify the terms of such grants subject to the terms of the Amended and Restated 2014 Plan. The Committee is also authorized to grant stock appreciation rights, either alone or in conjunction with all or part of any stock option granted under the Amended and Restated 2014 Plan. The exercise price per share subject to an option is determined by the Committee at the time of the grant, but may not be less than 100% of the fair market value of a share of Common Stock on the date of the grant (or, in the case of any employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its subsidiaries, not less than 110% of the fair market value of the stock at grant in the case of incentive stock option), except in the case of substitute awards, taking into account the appropriate adjustments thereto. The maximum term of each option or stock appreciation right, the times at which each option or stock appreciation right will be exercisable and the provisions requiring forfeiture of unexercised options at or following termination of employment generally are fixed by the Committee, except that no option or stock appreciation right relating to an option may have a term exceeding ten years (or, in the case of an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, a term exceeding five years after the date the option is granted in case of incentive stock options), unless otherwise provided in an award agreement.  The grant price per share specified in a stock appreciation right may not be less than the fair market value of a share of Common Stock on the grant date.
Except in connection with the events described under the heading "Adjustments" above, the Committee may not, without the approval of the Company's stockholders, (a) lower the option price per share of an option or the grant price of a stock appreciation right after the date of the grant, (b) cancel an option or stock appreciation right when the option price per share of the option or grant price of the stock appreciation right exceeds the fair market value of the underlying shares in exchange for cash or another award (other than in connection with a Change in Control or a substitute award), or (c) take any other action with respect to an option or stock appreciation right that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Common Stock traded.
A stock option or stock appreciation right may be exercised in whole or in part at any time, with respect to whole shares only, within the period permitted thereunder for the exercise thereof. Stock options and stock appreciation rights will be exercised by written notice of intent to exercise the stock option or stock appreciation rights and, with respect to options, payment in full to the Company of the amount of the option price for the number of shares with respect to which the option is then being exercised.
The exercise price of a stock option award may be paid in cash, personal check (subject to collection), bank draft or such other method as the Committee may determine from time to time. The exercise price may also be paid by the tender, by either actual delivery or attestation, of stock acceptable to the Committee and valued at its fair market value on the date of exercise or through a combination of stock and cash.  Without limiting the foregoing, to the extent permitted by applicable law: the Committee may, on such terms and conditions as it may determine, permit a participant to elect to pay the exercise price by authorizing a third party, pursuant to a brokerage or similar arrangement approved in advance by the Committee, to simultaneously sell all (or a sufficient portion) of the Common Stock acquired upon exercise of such option and to remit to the Company a sufficient portion of the proceeds from such sale to pay the entire exercise price of such option and any required tax withholding resulting therefrom. Subject to the adjustment provisions discussed under "Adjustments" above, a participant will generally have the rights to dividends or other rights of a stockholder with respect to shares subject to the option only when the participant has given written notice of exercise and has paid in full for such shares.
Except for substitute awards, or the death or disability of the participant, or in the event of a Change in Control, options and stock appreciation rights awards (including those issued as or as payment for performance awards) will have a vesting period of not less than one year from the date of grant (inclusive of any performance periods related thereto); provided, that the Committee has the discretion to waive this requirement with respect to an award at or after the grant, so long as the total number of shares that are issued pursuant to awards having an originally stated vesting period of less than one year from the date of grant (inclusive of any performance periods related thereto) will not exceed 5% of the Share Reserve.

Restricted Stock and RSUs:  The Committee is authorized to grant restricted shares of Common Stock and RSUs. Restricted shares are shares of Common Stock subject to transfer restrictions as well as forfeiture upon certain terminations of employment prior to the end of a restricted period or other conditions specified by the Committee in the award agreement. Except as provided in the Amended and Restated 2014 Plan, a participant will have, with respect to the shares of restricted stock, all of the rights of a stockholder of the Company with respect to the restricted shares, including the right to vote the shares and the right to receive any cash dividends.  During the restricted period, the participant will not be permitted to sell, transfer, pledge, assign or otherwise encumber shares of restricted stock.
 Each RSU represents the right to receive one share of Common Stock, or the value thereof, upon the terms and conditions set forth in the applicable award agreement. RSUs will be paid in cash, shares, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of restrictions applicable thereto, or otherwise in accordance with the applicable award agreement or other procedures approved by the Committee. The Committee determines, in its sole discretion, the restrictions applicable to the RSUs. Unless otherwise provided in the applicable award agreement, a participant will be credited with dividend equivalents on any RSUs credited to the participant's account at the time of any payment of dividends to the stockholders on shares of Common Stock. Except as determined otherwise by the Committee at or after the grant, and subject to the "retirement" exceptions set forth in the Amended and Restated 2014 Plan, RSUs may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of, and all RSUs and all rights of the participant to such RSUs will terminate, without further obligation on the part of the Company, unless the participant remains in continuous employment of the Company for the entire restricted period in relation to which such RSUs were granted and unless any other restrictive conditions relating to the RSU award are met.
Except for substitute awards, or the death or disability of the participant, or in the event of a Change in Control, restricted stock and RSU awards (including those issued as or as payment for performance awards) will have a vesting period of not less than one year from the date of grant (inclusive of any performance periods related thereto); provided, that the Committee has the discretion to waive this requirement with respect to an awards at or after grant, so long as the total number of shares that are issued pursuant to awards having an originally stated vesting period of less than one from the date of grant (inclusive of any performance periods related thereto) will not exceed 5% of the Share Reserve.
Other Stock-Based Awards:  The Committee is authorized to grant any other type of awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock. Subject to the terms of the Amended and Restated 2014 Plan and any applicable award agreement, the Committee will determine the terms and conditions of such awards; provided, that the minimum vesting provisions applicable to restricted stock and RSUs will apply.
Performance Awards:  A performance award consists of a right that is denominated in cash or shares of Common Stock (including restricted stock, RSUs and other-stock based awards), valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as established by the Committee, and payable at such time and in such form as the Committee will determine.
Performance awards to any "covered officer" (which is generally defined to mean to any individual who, with respect to the previous taxable year of the Company, was a "covered employee" within the meaning of Section 162(m) of the Code) are subject to certain specific terms and conditions under the Amended and Restated 2014 Plan unless the Committee determines that a performance award to a covered officer is not intended to constitute "qualified performance-based compensation" under Section 162(m) of the Code. Performance goals for any covered officer will be limited to one or more of the following financial performance measures relating to the Company or any of its subsidiaries, operating units or divisions: (a) earnings before interest, taxes, depreciation and/or amortization; (b) operating income or profit; (c) operating efficiencies; (d) return on equity, assets, capital, capital employed or investment; (e) after-tax operating income; (f) net income; (g) earnings or book value per share; (h) cash flow(s); (i) total sales or revenues or sales or revenues per employee; (j) production; (k) stock price or total stockholder return; (l) dividends; (m) strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures; or (n) any combination thereof. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or any subsidiary, operating unit or division of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, stockholders' equity and/or shares of Common Stock outstanding, or to assets or net assets. The Committee may exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company's management, or (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles. Any such modifications to be applied to such performance goals will be set by the Committee within the time period prescribed by, and must otherwise comply with the requirements of, Section 162(m) of the Code, and the regulations thereunder.
 To the extent necessary to comply with Section 162(m) of the Code, with respect to grants of performance awards to covered officers, no later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m)), the Committee will, in writing, (a) select the performance goal or goals applicable to the performance period, (b) establish the various targets and bonus amounts which may be earned for such performance period, and (c) specify the relationship between performance goals and targets and the amounts to be earned by each covered officer for such performance period. Following the completion of each performance period, the Committee will certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to covered officers for such performance period. In determining the amount earned by a covered officer for a given performance period, subject to any applicable performance award agreement, the Committee will have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the performance period. With respect to any covered officer, the aggregate maximum number of shares of Common Stock in respect of which all performance awards, options, and stock appreciation rights may be granted under the Amended and Restated 2014 Plan in any 12-month period of a performance period is 450,000 and the maximum amount of the aggregate performance awards denominated in cash is $1,000,000 (measured by the fair market value of the maximum award at the time of grant) in any 12-month period of a performance period.
Outside Director Awards:  The Nominating and Corporate Governance Committee (provided such committee is comprised solely of outside directors) may provide that all or a portion of an outside director's annual retainer, meeting fees and/or other awards or compensation as determined by the Board, be payable (either automatically or at the election of the outside director) in the form of non-qualified stock options, restricted shares, RSUs and/or other stock-based awards, including unrestricted shares of Common Stock. The Nominating and Corporate Governance Committee (provided such committee is comprised solely of outside directors) will determine the terms and conditions of any such awards, including those that apply upon the termination of outside director's service as a member of the Board, and will have full power and authority in its discretion to administer such awards, subject to the terms of the Amended and Restated 2014 Plan and applicable law.
The maximum number of shares subject to awards granted during any 12-month period to any outside director may not exceed $600,000 in total value (calculating the value of any such awards based on the grant date fair value of such awards for financial reporting purposes and excluding, for this purpose, the value of any dividends or dividend equivalents paid in accordance with the Amended and Restated 2014 Plan on certain awards) (the "Director Limit").  The Board may not, without the approval of the stockholders, increase the Director Limit.
Termination of Employment:  The Committee will determine the terms and conditions that apply to any award upon the termination of employment with the Company and affiliates, and provide such terms in the applicable award agreement or in its rules or regulations.
Change in Control:  The Committee may, in its discretion, at the time an award is made under the Amended and Restated 2014 Plan or at any time prior to, coincident with or after the time of a Change in Control (as defined in the Amended and Restated 2014 Plan), provide for any or all of the following: (a) the purchase of such awards, upon the participant's consent, for an amount of cash equal to the amount which could have been obtained upon the exercise or realization of such rights had such awards been currently exercisable or payable, provided that the participant's consents will not be required if the Committee takes such action in connection with the consummation of a Change in Control, and provided further that options and stock appreciation rights outstanding as of the date of the Change in Control may be cancelled and terminated without payment if the fair market value of one share as of the date of the Change in Control is less than the per share exercise price of such option or stock appreciation right; (b) the awards then outstanding to be assumed, or new rights substituted therefore, by the surviving corporation in such Change in Control; provided that an award agreement may provide that if a participant's employment with such successor company (or the Company) or a subsidiary thereof terminates within 12 months following such Change in Control (or such other period set forth in the award agreement, including prior thereto if applicable) for any reason other than termination for "Cause" (as defined in the Amended and Restated 2014 Plan) or for "good reason" (as may be defined in the applicable award agreement): (i) options and stock appreciation rights outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for 12 months (or the period of time set forth in the award agreement), (ii) restrictions, limitations and other conditions applicable to restricted stock and RSUs outstanding as of the date of such termination of employment will lapse and the restricted stock and RSUs will become free of all restrictions, limitations and conditions and become fully vested, and (iii) the restrictions, limitations and other conditions applicable to any other stock-based awards will lapse, and such other stock-based awards will become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant; (c) the acceleration of any time periods, or the waiver of any other conditions, relating to the vesting, exercise, payment or distribution of an award; and/or (d) such adjustment to the awards then outstanding as the Committee deems appropriate to reflect such transaction or change.
Amendment and Termination:  The Board may amend, alter or discontinue the Amended and Restated 2014 Plan, but no amendment, alteration or discontinuation may be made which would impair the rights of a participant under an award, without the participant's consent or which, without the approval of the Company's stockholders, would: (a) except as expressly provided in the Amended and Restated 2014 Plan, increase the total number of shares reserved for the purposes of the Amended and Restated 2014 Plan, (b) materially increase the benefits accruing to participants under the Amended and Restated 2014 Plan, (c) materially modify the requirements as to eligibility for participation in the Amended and Restated 2014 Plan, (d) be inconsistent with the repricing provisions of the Amended and Restated 2014 Plan or (e) materially modify the Amended and Restated 2014 Plan within the meaning of the NASDAQ listing standards. The Committee may amend the terms of any award, prospectively or retroactively, but, subject to the limited exceptions set forth in the Amended and Restated 2014 Plan, no such amendment may impair the rights of any holder without the holder's consent.
Withholding:  The Company may take action, including the withholding of amounts from any award made under the Amended and Restated 2014 Plan, to satisfy withholding and other tax obligations.
Nontransferability of Awards: Except as provided below, awards granted under the Amended and Restated 2014 Plan, and shares that have been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such award may be exercised during the life of the participant only by the participant or the participant's guardian or legal representative.  To the extent (if any) and under such terms and conditions as determined by the Committee or set forth in any award agreement, a participant may assign or transfer an award (each transferee thereof, a "permitted assignee") (i) to the participant's spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings; (ii) to a trust for the benefit of one or more of the participant or the persons referred to in clause (i); (iii) to a partnership, limited liability company or corporation in which the participant or the persons referred to in clause (i) or clause (ii) are the only partners, members or stockholders; or (iv) for charitable donations; provided that such permitted assignee must be bound by and subject to all of the terms and conditions of the Amended and Restated 2014 Plan and the award agreement relating to the transferred award and must execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such participant must remain bound by the terms and conditions of the Amended and Restated 2014 Plan and any award agreement.

Deferral; Dividend Equivalents: The Amended and Restated 2014 Plan authorizes the Committee to establish procedures pursuant to which the payment of any award may be deferred. Subject to the provisions of the Amended and Restated 2014 Plan and any award agreement, the recipient of an award other than a stock option or stock appreciation right may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, amounts equivalent to cash, stock, or other property dividends on shares of Common Stock ("dividend equivalents") with respect to the number of shares covered by the award, as determined by the Committee, in its discretion. The Committee may provide that the dividend equivalents (if any) will be deemed to have been reinvested in additional shares of Common Stock or otherwise reinvested and may provide that the dividend equivalents are subject to the same vesting or performance conditions as the underlying award. Notwithstanding the foregoing, dividend equivalents credited in connection with a performance award (i.e., an award that vests based on achievement of performance goals) will be subject to restrictions and risk of forfeiture to the same extent as the award with respect to which such dividend equivalents have been credited.
Effective Date:  No new awards may be granted under the Amended and Restated 2014 Plan after the tenth anniversary of the effective date of such plan.
Certain Federal Income Tax Consequences
The following discussion summarizes certain federal income tax considerations of awards under the Amended and Restated 2014 Plan. However, it does not purport to be complete and does not describe the federal employment, Medicare, state, local or foreign tax considerations or the consequences for any particular individual.
Stock Options: A participant does not recognize income on the grant of a stock option. Upon exercise of a non-qualified stock option, the participant will recognize ordinary income equal to the excess of the fair market value of the shares of Common Stock over the option exercise price of those shares. The adjusted tax basis of the shares acquired upon the exercise of a non-qualified stock option is their fair market value at the time of exercise. Upon exercise of an incentive stock option, the excess of the fair market value of the shares of Common Stock acquired over the option exercise price will be an item of tax preference to the participant, which may be subject to an alternative minimum tax for the year of exercise. If no disposition of the shares is made within two years from the date of grant of the incentive stock option or within one year after the transfer of the shares to the participant, the participant does not otherwise recognize taxable income as a result of exercising the incentive stock option; the adjusted tax basis of the shares received is the option exercise price, and any gain or loss realized on the sale of the shares will be long-term capital gain or loss. If the participant disposes of the shares within the two-year or one-year periods referred to above, the participant will recognize ordinary income at that time in an amount equal to the excess of the fair market value of the shares at the time of exercise (or the net proceeds of disposition, if less) over the option exercise price.
Stock Appreciation Rights: No income will be recognized by a participant in connection with the grant of a stock appreciation right. When the stock appreciation right is exercised, the participant will realize ordinary income in an amount equal to the sum of the amount of any cash received and the fair market value of the shares of Common Stock or other property received upon the exercise.
Restricted Stock, Performance and RSU Awards: A participant will not recognize ordinary income on the grant of a restricted stock award (or a performance award if the shares of Common Stock are issued on grant), but will recognize ordinary income when the shares subject to the award become vested in an amount equal to the excess of (i) the fair market value of the shares on the vesting date over (ii) the purchase price, if any, paid for the shares. The participant may, however, elect under Section 83(b) of the Code to include as ordinary income in the year the shares are granted an amount equal to the excess of (i) the fair market value of the shares on the date of issuance, over (ii) the purchase price, if any, paid for the shares. If the Section 83(b) election is made, the participant will not recognize any additional taxable income when the shares become vested, but may not recognize a loss if the shares fail to vest.
The participant will not recognize income on the grant of a RSU award, (or a performance award under which shares of Common Stock are not issued on grant), but will recognize ordinary income when the shares subject to the award are issued to the participant after they become vested. The amount of ordinary income will be equal to the excess of (i) the fair market value of the shares on the date they are issued over (ii) the purchase price, if any, paid for the award. A Section 83(b) election may not be made with respect to RSUs.
Upon disposition of shares of Common Stock acquired under a restricted stock award, performance award or RSU award, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for the shares plus any amount recognized as ordinary income upon grant (or vesting) of the shares.
Company Tax Deduction: The Company generally will be entitled to a tax deduction in connection with an award under the Amended and Restated 2014 Plan, subject to the provisions of Section 162(m) of the Code, in an amount equal to the ordinary income recognized by a participant and at the time the participant recognizes such income (for example, on the exercise of a nonqualified stock option). Section 162(m) of the Code may limit the deductibility of compensation paid to the Company's Chief Executive Officer and to each of the next three most highly compensated executive officers other than the Chief Financial Officer. Under Section 162(m), the annual compensation paid to any of these executives will be deductible to the extent that it does not exceed $1,000,000 or if the compensation is "qualified performance-based compensation" under Section 162(m) of the Code. Compensation attributable to stock options and stock appreciation rights under the Amended and Restated 2014 Plan generally constitutes qualified performance-based compensation if the awards are made by the Committee and the exercise price of the award is no less than the fair market value of the Common Stock on the date of grant. Compensation attributable to restricted stock awards, RSU awards and performance awards should constitute qualified performance-based compensation if (i) the compensation is approved by the Committee, (ii) the compensation is paid only upon the achievement of an objective performance goal established in writing by the Committee while the outcome is substantially uncertain, and (iii) the Committee certifies in writing prior to the payment of the compensation that the performance goal has been satisfied.
 The foregoing discussion is general in nature and is not intended to be a complete description of the Federal income tax consequences of the Amended and Restated 2014 Plan. This discussion does not address the effects of other Federal taxes or taxes imposed under state, local or foreign tax laws. Participants in the Amended and Restated 2014 Plan are urged to consult a tax advisor as to the tax consequences of participation.
The Amended and Restated 2014 Plan is not intended to be a "qualified plan" under Section 401(a) of the Code. Notwithstanding any other provisions of the Amended and Restated 2014 Plan or any award agreements thereunder, it is intended that the provisions of the Amended and Restated 2014 Plan and such award agreements comply with Section 409A of the Code, and that no award will be granted, deferred, accelerated, extended, paid out or modified under the Amended and Restated 2014 Plan, or any award agreement interpreted, in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a participant. Notwithstanding the foregoing, the Company will not have any obligation to indemnify or otherwise hold any participant harmless from any or all taxes or penalties that may be imposed on him or her, or in respect of any payment or benefit delivered in connection with the Amended and Restated 2014 Plan (including any taxes and penalties under Section 409A of the Code).

Plan Benefits
             The benefits that will be awarded or paid under the Amended and Restated 2014 Plan are not currently determinable. As the Amended and Restated 2014 Plan is substantially identical to the 2014 Plan, the table below sets forth (i) the equity-based awards that we made during the 2014 fiscal year to non-employee directors under the 2014 Plan and (ii) the equity-based awards that were made during the 2014 fiscal year to each of our named executive officers, all of our executive officers as a group, and all of our employees who are not executive officers as a group under the 2014 Plan.
Name and Position	Stock Option Grants (#)	RSU Grants (#)	PSU Grants (#)
Ben R. Leedle, Jr. President and Chief Executive Officer	--	44,883 (2)	56,104 (4)
Alfred Lumsdaine Executive Vice President and Chief Financial Officer	--	25,434 (2)	31,792 (4)
Matthew Michela Chief Operating Officer	--	33,890 (3)	28,052 (4)
Michael Farris EVP, Chief Commercial Officer	--	--	--
Mary Flipse Senior Vice President and General Counsel	--	10,473 (2)	13,091 (4)
Peter Choueiri President, International	--	25,434 (2)	31,792 (4)
All current executive officers as a group	--	125,153 (2)	142,130 (4)
All current directors who are not executive officers as a group	83,479 (1)	20,944 (2)	--
All employees who are not executive officers as a group(5)	--	328,304	199,313

(1)	Reflects stock options granted June 26, 2014 with an exercise price of $16.71 per share.
(2)	Reflects RSUs granted June 26, 2014 at a closing price of $16.71 and an additional 11,448 RSUs granted to Mr. Michela on September 2, 2014 at a closing price of $17.74.
(3)	Reflects RSUs granted June 26, 2014 at a closing price of $16.71 and an additional 11,448 RSUs granted on September 2, 2014 at a closing price of $17.74.
(4)	Reflects PSUs granted June 26, 2014 at a closing price of $16.71.
(5)	Approximately 120 employees other than the Company's executive officers received equity awards during the 2014 fiscal year under the 2014 Plan.

Equity Compensation Plan Information

The following table summarizes, as of December 31, 2014, certain information concerning the Company's equity compensation plans under which equity securities of the Company are currently authorized for issuance.

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights, in thousands(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in First Column), in thousands
Equity compensation plans approved by stockholders	4,952	$ 13.01	518
Equity compensation plans not approved by stockholders	—	—	—
Total	4,952	$ 13.01	518

(1)	Represents 3,564,000 stock options, 1,047,000 RSUs and shares of restricted stock, and 341,000 PSUs.

(2)
The weighted average exercise price does not take into account the shares issuable upon vesting of outstanding unvested RSUs and PSUs, which have no exercise price. The weighted average remaining contractual term of the outstanding stock options is 6.4 years.

The Board recommends a vote FOR approval of the Amended and Restated 2014 Plan.

Deadline for Submission of Stockholder Proposals to be Presented at the 2016 Annual Meeting of Stockholders

The 2016 Annual Meeting of Stockholders is expected to be held in May 2016, although this date may be subject to change. Stockholders' proposals will be eligible for consideration for inclusion in the Proxy Statement for the 2016 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, if such proposals are received by the Company at 701 Cool Springs Blvd., Franklin, Tennessee, 37067, addressed to the Secretary before the close of business on December 11, 2015.  Notices of stockholders' proposals (including nominations) submitted outside the processes of Rule 14a-8 will generally be considered timely (but not considered for inclusion in our proxy statement), pursuant to the advance notice requirement set forth in our bylaws, if such notices are filed with our Secretary not less than 90 days nor more than 120 days prior to the first anniversary of this year's Annual Meeting of Stockholders (i.e., not earlier than January 20, 2016 and not later than February 19, 2016); provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. For proposals that are timely filed, the named proxies will retain discretion to vote proxies that we receive provided: (1) we include in our Proxy Statement advice on the nature of the proposal and how the named proxies intend to exercise their voting discretion and (2) the proponent does not issue a Proxy Statement. In order to curtail any controversy as to the date on which we received a proposal, we suggest that stockholders submit their proposals by certified mail, return receipt requested. Nothing in this paragraph shall be deemed to require us to include any stockholder proposal that does not meet all of the requirements for such inclusion established by the Commission at the time in effect.

Delivery of Annual Report and Proxy Statement to Stockholders Sharing an Address

The Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for companies.  We and some brokers "household" proxy materials, delivering a single Notice of Internet Availability or a single set of the 2014 Annual Report and Proxy Statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate Annual Report and Proxy Statement, or if you are receiving multiple copies of our Annual Report and Proxy Statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us, or our transfer agent, if you hold registered shares. You can notify us by sending a written request to Alfred Lumsdaine, Secretary, Healthways, Inc., 701 Cool Springs Boulevard, Franklin, Tennessee 37067, or by calling Mr. Lumsdaine at the Company at (615) 614-4929. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the 2014 Annual Report and Proxy Statement to a stockholder at a shared address to which a single copy of the 2014 Annual Report and Proxy Statement was delivered.

Miscellaneous

It is important that proxies be returned promptly to avoid unnecessary expense.  Therefore, regardless of the number of shares of stock owned, stockholders who do not expect to attend in person are urged to date, sign and return the proxy promptly.

A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2014 MAY BE OBTAINED, WITHOUT CHARGE, BY ANY STOCKHOLDER TO WHOM THIS PROXY STATEMENT IS SENT OR MADE AVAILABLE, UPON WRITTEN REQUEST TO ALFRED LUMSDAINE, SECRETARY, HEALTHWAYS, INC., 701 COOL SPRINGS BOULEVARD, FRANKLIN, TENNESSEE 37067.  COPIES OF EXHIBITS FILED WITH THE FORM 10-K ALSO WILL BE AVAILABLE UPON WRITTEN REQUEST ON PAYMENT OF CHARGES APPROXIMATING THE COMPANY'S COST.

Date: April 9, 2015

APPENDIX A

RECONCILIATION OF NON-GAAP MEASURES TO GAAP MEASURES

Reconciliation of Adjusted Earnings (Loss) Per Share ("EPS")
 to EPS (Loss), GAAP Basis
	Year Ended	Year Ended
	December 31, 2014	December 31, 2013
Adjusted EPS (loss) (1)	$0.27	$(0.19)
EPS (loss) attributable to non-cash interest charges (2)	(0.12)	(0.05)
EPS (loss) attributable to legal settlement charges (3)	(0.32)	—
EPS (loss), GAAP basis (4)	$(0.16)	$(0.25)

(1) Adjusted EPS (loss) is a non-GAAP financial measure.  The Company excludes EPS (loss) attributable to non-cash interest and legal settlement charges from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider adjusted EPS (loss) in isolation or as a substitute for EPS (loss) determined in accordance with accounting principles generally accepted in the United States.

(2) EPS (loss) attributable to non-cash interest charges represents the after-tax impact of the amortization of a debt discount for the years ended December 31, 2014 and 2013.

(3) EPS (loss) attributable to legal settlement charges represents the after-tax impact of one legal settlement included in the Company's results of operations for the quarter ended March 31, 2014 and two legal settlements included in the Company's results of operations for the quarter ended December 31, 2014.

(4) Figures may not add due to rounding.
Reconciliation of Adjusted EBITDA
to Net Loss, GAAP Basis
(In thousands)

	Year Ended	Year Ended
	December 31, 2014	December 31, 2013	Growth
Adjusted EBITDA (5)	$78,526	54,693	43.6%
Legal settlement charges (6)	(17,715)	—
Depreciation and amortization	(53,378)	(52,791)
Interest expense	(17,581)	(16,079)
Income tax benefit	4,587	5,636
Net loss, GAAP basis	$(5,561)	(8,541)

(5) Adjusted EBITDA is a non-GAAP financial measure.  The Company excludes legal settlement charges from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider adjusted EBITDA in isolation or as a substitute for net loss determined in accordance with accounting principles generally accepted in the United States.

(6) Legal settlement charges represent one legal settlement included in the Company's results of operations for the quarter ended March 31, 2014 and two legal settlements included in the Company's results of operations for the quarter ended December 31, 2014.

A-1

APPENDIX B

HEALTHWAYS, INC.
AMENDED AND RESTATED 2014 STOCK INCENTIVE PLAN

Section 1.                          Purpose; Definitions.

The purpose of the Healthways, Inc. Amended and Restated 2014 Stock Incentive Plan (the "Plan") is to enable Healthways, Inc. (the "Corporation") to attract, retain and reward key employees of and consultants to the Corporation and its Subsidiaries and Affiliates, and directors who are not also employees of the Corporation, and strengthen the mutuality of interests between such key employees, consultants and directors by awarding such key employees, consultants and directors performance-based stock incentives and/or other equity interests or equity-based incentives in the Corporation, as well as performance-based incentives payable in cash. The creation of the Plan shall not diminish or prejudice other compensation programs approved from time to time by the Board or the Committee.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a)            "Affiliate" means any entity other than the Corporation and its Subsidiaries that is designated by the Board or the Committee as a participating employer under the Plan, provided that the Corporation directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity.

(b)            "Award" shall mean any Option, Stock Appreciation Right, Restricted Share Award, Restricted Share Unit, Performance Award, Other Stock-Based Award or other award granted under the Plan, whether singly, in combination or in tandem, to a Participant by the Committee pursuant to such terms, conditions, restrictions and/or limitations, if any, as the Committee may establish.

(c)            "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.  For avoidance of doubt, Award Agreements include (i) any employment agreement or Change in Control agreement (the applicable provisions of which shall supersede conflicting provisions in other Award Agreements governing the same Award) between the Corporation and any Participant that refers to Awards and (ii) any letter or electronic mail notifying a Participant that he or she has received an Award.

(d)            "Board" means the Board of Directors of the Corporation.

(e)            "Cause" means (i) a felony conviction of a Participant or the failure of a Participant to contest prosecution for a felony, or (ii) a Participant's willful misconduct or dishonesty, which is directly and materially harmful to the business or reputation of the Corporation or any Subsidiary or Affiliate.

(f)            "Change in Control" means the happening of any of the following:

(i)	any person or entity, including a "group" as defined in Section 13(d)(3) of the Exchange Act, other than the Corporation or a wholly-owned subsidiary thereof or any employee benefit plan of the Corporation or any of its Subsidiaries, becomes the beneficial owner of the Corporation's securities having 35% or more of the combined voting power of the then outstanding securities of the Corporation that may be cast for the election of directors of the Corporation (other than as a result of an issuance of securities initiated by the Corporation in the ordinary course of business); or

(ii)	as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sales of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Corporation or any successor corporation or entity entitled to vote generally in the election of the directors of the Corporation or such other corporation or entity after such transaction are held in the aggregate by the holders of the Corporation's securities entitled to vote generally in the election of directors of the Corporation immediately prior to such transaction, in substantially the same proportions as their ownership, immediately prior to such transaction or transactions; or

(iii)	during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Corporation's stockholders, of each director of the Corporation first elected during such period was approved by a vote of at least two-thirds of the directors of the Corporation then still in office who were directors of the Corporation at the beginning of any such period.

Notwithstanding the foregoing, (i) unless otherwise provided in an applicable Award Agreement, with respect to Awards constituting a "deferral of compensation" subject to Section 409A of the Code, a Change in Control shall mean a "change in the ownership of the Corporation," a "change in the effective control of the Corporation," or a "change in the ownership of a substantial portion of the assets of the Corporation" as such terms are defined in Section 1.409A-3(i)(5) of the U.S. Treasury Regulations, and (ii) no Award Agreement shall define a Change in Control in such a manner that a Change in Control would be deemed to occur prior to the actual consummation of the event or transaction that results in a Change in Control of the Corporation (e.g., upon the announcement, commencement, or stockholder approval of any event or transaction that, if completed, would result in a change in control of the Corporation).

(g)            "Common Stock" or "Stock" means the Corporation's Common Stock, par value $.001 per share.

(h)            "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(i)            "Committee" means the committee of Outside Directors appointed by the Board to administer the Plan or (a) to the extent of any delegation by the Committee to a subcommittee pursuant to this Section 1(i), such subcommittee, and (b) with respect to Awards granted to Outside Directors pursuant to Section 9, the Nominating and Corporate Governance Committee of the Board. To the extent that compensation realized in respect of Awards is intended to be "performance based" under Section 162(m) of the Code and the Committee is not comprised solely of individuals who are "outside directors" within the meaning of Section 162(m) of the Code, or that any member of the Committee is not a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act, the Committee may from time to time delegate some or all of its functions under the Plan to a subcommittee composed of members that meet the relevant requirements. The term "Committee" includes such subcommittee, to the extent of the Committee's delegation.

(j)            "Corporation" means Healthways, Inc., a corporation organized under the laws of the State of Delaware or any successor corporation.

(k)            "Covered Officer" shall mean at any date (i) any individual who, with respect to the previous taxable year of the Corporation, was a "covered employee" of the Corporation within the meaning of Section 162(m) of the Code; provided, however, that the term "Covered Officer" shall not include any such individual who is designated by the Committee, in its discretion, at the time of any Award under the Plan or at any subsequent time, as reasonably expected not to be such a "covered employee" with respect to the taxable year of the Corporation in which the compensation attributable to any applicable Award would be deductible and (ii) any individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected to be such a "covered employee" with respect to the current taxable year of the Corporation or with respect to the taxable year of the Corporation in which the compensation attributable to any applicable Award hereunder would be deductible.

(l)            "Disability" means, unless otherwise provided in an Award Agreement, either of the following: (i) the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) the Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Participant's employer.

(m)            "Early Retirement" for purposes of the Plan, shall be deemed to have occurred if  (i) the sum of the participant's age plus years of employment at the Corporation as of the proposed early retirement date is equal to or greater than 70, (ii) the participant has given  written notice to the Corporation at least one year prior to the proposed early retirement date of his or her intent to retire and  (iii) the Chief Executive Officer shall have approved in writing such early retirement request prior to the proposed early retirement date, provided that in the event the Chief Executive Officer does not approve the request for early retirement or the Chief Executive Officer is the participant giving notice of his or her intent to retire, then in both cases, the Committee shall make the determination of whether to approve or disapprove such request.

(n)            "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(o)            "Fair Market Value" means with respect to the Stock, as of any given date or dates, unless otherwise determined by the Committee in good faith, the reported closing price of a share of such class of Stock on the Nasdaq Stock Market ("Nasdaq") or such other exchange or market as is the principal trading market for such class of Stock, or, if no such sale of a share of such class of Stock is reported on the Nasdaq or other exchange or principal trading market on such date, the fair market value of a share of such class of Stock as determined by the Committee in good faith.

(p)            "Incentive Stock Option" means any Stock Option intended to be and designated in an Award Agreement as an "Incentive Stock Option" within the meaning of Section 422 of the Code.  Under no circumstances shall a Stock Option that is not specifically designated as an Incentive Stock Option be considered an Incentive Stock Option.

(q)            "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

(r)            "Normal Retirement" means retirement from active employment with the Corporation and any Subsidiary or Affiliate on or after age 65.

(s)            "Other Stock-Based Award" means an award under Section 8.1 below that is valued in whole or in part by reference to, or is otherwise based on, Stock.

(t)            "Outside Director" means a member of the Board who is not an officer or employee of the Corporation or any Subsidiary or Affiliate of the Corporation.

(u)            "Participant" shall mean any person who is eligible under Section 4 of the Plan and who receives an Award under the Plan.

(v)            "Performance Award" shall mean any Award granted under Section 8.2 of the Plan.

(w)            "Plan" means this Healthways, Inc. 2014 Stock Incentive Plan, as amended from time to time.

(x)            "Prior Plan" means the Corporation's 2007 Stock Incentive Plan, the Corporation's Amended and Restated 2001 Stock Option Plan, or the Corporation's 1996 Stock Incentive Plan.

(y)            "Restricted Stock" means an award of shares of Stock that is subject to restrictions under Section 7 below.

(z)            "Restricted Stock Unit" shall mean any unit granted under Section 7.5 of the Plan.

(aa)            "Restriction Period" shall have the meaning provided in Section 7.3.

(bb)            "Retirement" means Normal or Early Retirement.

(cc)            "Share" means a share of Common Stock.

(dd)            "Stock Appreciation Right" means an award described in Section 6 of the Plan.

(ee)            "Stock Option" or "Option" means any option to purchase shares of Stock (including Restricted Stock, if the Committee so determines) granted pursuant to Section 5 or Section 9 below.

(ff)            "Subsidiary" means a corporation, company or other entity (i) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, now or hereafter, owned or controlled, directly or indirectly, by the Corporation, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50% of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Corporation.

(gg)            "Substitute Awards" means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

(hh)            "Vesting Period" means the period of time specified by the Committee during which vesting restrictions for an Award are applicable.

Section 2.                          Administration.

The Plan shall be administered by the Committee, provided that, in the absence of the Committee or to the extent determined by the Board, any action that could be taken by the Committee may be taken by the Outside Directors.  The functions of the Committee specified in the Plan may be exercised by the Compensation Committee of the Board, provided that the full Board shall have the final authority with respect to the administration of the Plan.  The Committee shall have the full power and authority to grant, pursuant to the terms of the Plan, Awards to persons eligible under Section 4.  In addition to those matters provided elsewhere in the Plan, the Committee shall have the authority, consistent with the terms of the Plan:

(a)            to select the officers and other key employees of and consultants to the Corporation and its Subsidiaries and Affiliates to whom Awards may from time to time be granted hereunder;

(b)            to determine whether and to what extent Awards are to be granted hereunder to one or more eligible employees;

(c)            to determine the number of shares to be covered by each such Award granted hereunder;

(d)            to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including the share price and any restriction or limitation, or, subject to any applicable minimum vesting requirements set forth herein, any vesting acceleration or waiver of forfeiture restrictions regarding any Award and/or the shares of Stock relating thereto, based in each case on such factors as the Committee shall determine, in its sole discretion); and to amend or waive any such terms and conditions to the extent permitted by Section 11 hereof;

(e)            to determine whether and under what circumstances a Stock Option may be settled in cash or Restricted Stock instead of Stock;

(f)            to determine whether, to what extent and under what circumstances Option grants and/or other Awards under the Plan are to be made, and operate, on a tandem basis vis-a-vis other Awards under the Plan and/or awards made outside of the Plan;

(g)            to determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the Participant (including providing for and determining the amount (if any) of any deemed earnings on any deferred amount during any deferral period); and

(h)            to determine whether to require payment withholding requirements in shares of Stock.

The Committee shall have the authority to adopt, alter and repeal such rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

All decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee's sole discretion and shall be final and binding on all persons, including the Corporation and Participants. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Corporation or of any Subsidiary or Affiliate, or to a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards under the Plan to, or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend, or terminate such Awards held by Participants who are not officers or directors of the Corporation for purposes of Section 16 of the Exchange Act or who are otherwise not subject to such provision of law.

Section 3.                          Shares of Stock Subject to Plan.

3.1            Shares Available.  The aggregate number of shares of Stock reserved and available for distribution under the Plan shall not exceed the sum of (i) 1,300,000 Shares, plus (ii) the number of shares available for grant under the Plan as of the end of the day that is the effective date of the amendment and restatement of this Plan (such aggregate amount, the "Share Reserve"). If, after the effective date of the Plan, any shares of Stock covered by an Award granted under the Plan or an award granted under a Prior Plan, or to which such an award relates, are forfeited, or if such an award otherwise terminates, settles for cash, expires unexercised or is canceled without the delivery of Shares, then the shares covered by such award, or to which such award relates, or the number of shares of Stock otherwise counted against the Share Reserve, to the extent of any such forfeiture, termination, settlement, expiration or cancellation, shall be added back to the Share Reserve. The Committee may make such other determinations regarding the counting of Shares issued pursuant to this Plan as it deems necessary or advisable, provided that such determinations shall be permitted by law. Notwithstanding the foregoing, if a portion or all of an Option or SAR is exercised by the tender or withholding of Shares, if any portion of the Company's tax withholding obligation for any Award is satisfied by the tender or withholding of Shares, or if the Company were to repurchase Shares using stock option proceeds, the number of Shares deemed to have been issued under the Plan for purposes of the limitation set forth in this Section 3.1 shall be the number of Shares that were subject to the Option, SAR or other Award or portion thereof, and not the net number of Shares actually issued, and any SARs to be settled in Shares shall be counted in full against the Share Reserve, regardless of the number of shares actually issued upon the settlement of the SAR. After the effective date of the Plan, no awards may be granted under any of the Prior Plans.

3.2            Adjustments.  In the event of any merger, reorganization, consolidation, recapitalization, extraordinary cash dividend, Stock dividend, Stock split or other change in corporate structure affecting the Stock, an equitable and proportionate substitution or adjustment shall be made in the aggregate number of Shares reserved for issuance under the Plan, in the number and exercise price of Shares subject to outstanding Options or Stock Appreciation Rights granted under the Plan and in the number of Shares subject to other outstanding Awards granted under the Plan as determined to be appropriate by the Committee, in its sole discretion, provided that the number of Shares subject to any Award shall always be a whole number.  The maximum number of Shares that may be awarded to any Participant under Section 8.2(b) of the Plan will be adjusted in the same manner as the number of Shares subject to outstanding Awards.

3.3            Substitute Awards. Substitute Awards shall not reduce the Shares authorized for grant under the Plan or the applicable limitations for grant to a Participant under Section 8.2(b), nor shall Shares subject to a Substitute Award again be available for Awards under the Plan to the extent of any forfeiture, expiration or cash settlement as provided in Section 3.1 above. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not eligible Participants prior to such acquisition or combination.

Section 4.                          Eligibility.

(a) Officers and other key employees of and consultants to the Corporation and its Subsidiaries and Affiliates (but excluding members of the Committee and any person who serves only as a director, except as otherwise provided in Section 9) who are responsible for or contribute to the management, growth and/or profitability of the business of the Corporation and/or its Subsidiaries and Affiliates, and (b) Outside Directors (in accordance with Section 9) are eligible to be granted Awards.

Section 5.                          Stock Options.

5.1            Grant.  Stock Options may be granted alone, in addition to or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.  Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options. Incentive Stock Options may be granted only to individuals who are employees of the Corporation or any Subsidiary of the Corporation.  Options granted under the Plan shall be subject to the terms and conditions set forth in this Section 5 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.  Options may be settled in cash or Stock.

5.2            Option Price.  The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant but shall be not less than 100% of the Fair Market Value of the Stock at grant (or, in the case of any employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or of any of its Subsidiaries, not less than 110% of the Fair Market Value of the Stock at grant in the case of Incentive Stock Options), except in the case of Substitute Awards, taking into account the appropriate adjustments thereto. Other than pursuant to Section 3.2, the Committee shall not, without the approval of the Corporation's stockholders, (a) lower the option price per share of an Option after it is granted, (b) cancel an Option when the option price per share exceeds the Fair Market Value of the underlying shares in exchange for cash or another Award (other than in connection with a Change in Control or a Substitute Award), or (c) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Stock is traded.

5.3            Option Term.  The term of each Stock Option shall be fixed by the Committee, but no Option shall be exercisable more than ten years after the date the Option is granted (or, in the case of an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or any of its Subsidiaries, more than five years after the date the Option is granted in the case of Incentive Stock Options). Notwithstanding the foregoing, an Award Agreement may provide, or be amended to provide, that the period of time over which an Option, other than an Incentive Stock Option, may be exercised shall be automatically extended if on the scheduled expiration of such Award, the Participant's exercise of such Award would violate applicable securities law; provided, that during the extended exercise period, the Option may be exercised only to the extent such Award was exercisable in accordance with its terms immediately prior to such scheduled expiration date, and such extended exercise period shall end not later than 30 days after the exercise of such Option first would no longer violate such laws.

5.4            Exercise.  Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant; provided, however, that except as otherwise provided herein or by the Committee at or after grant, no Stock Option shall be exercisable prior to the first anniversary date of the granting of the Option.  The Committee may provide that a Stock Option shall vest over a period of future service at a rate specified at the time of grant, or that the Stock Option is exercisable only in installments.  If the Committee provides that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Committee shall determine, in its sole discretion. The Committee may establish performance conditions or other conditions to the exercise of any Stock Options, which conditions may be waived by the Committee in its sole discretion.

5.5            Method of Exercise.  (a) The exercise price of a Stock Option Award may be paid in cash, personal check (subject to collection), bank draft or such other method as the Committee may determine from time to time. The exercise price may also be paid by the tender, by either actual delivery or attestation, of Stock acceptable to the Committee and valued at its Fair Market Value on the date of exercise or through a combination of Stock and cash.  Without limiting the foregoing, to the extent permitted by applicable law: the Committee may, on such terms and conditions as it may determine, permit a Participant to elect to pay the exercise price by authorizing a third party, pursuant to a brokerage or similar arrangement approved in advance by the Committee, to simultaneously sell all (or a sufficient portion) of the Stock acquired upon exercise of such Option and to remit to the Corporation a sufficient portion of the proceeds from such sale to pay the entire exercise price of such Option and any required tax withholding resulting therefrom.  Subject to Section 3.2, a Participant shall generally have the rights to dividends or other rights of a stockholder with respect to Shares subject to the Option only when the Participant has given written notice of exercise and has paid in full for such Shares.

(b)            Notwithstanding the foregoing, an Award Agreement may provide, or be amended to provide, that if on the last day of the term of an Option the Fair Market Value of one Share exceeds the option price per Share by an amount as may be determined by the Committee, the Participant has not exercised the Option and the Option has not expired, the Option shall be deemed to have been exercised by the Participant on such day with payment made by withholding Shares otherwise issuable in connection with the exercise of the Option.  In such event, the Corporation shall deliver to the Participant the number of Shares for which the Option was deemed exercised, less the number of Shares required to be withheld for the payment of the total purchase price and required withholding taxes, and any fractional Share shall be settled in cash.

5.6            Termination by Death.  Unless otherwise provided by the Committee at or after grant, if a Participant's employment by the Corporation and any Subsidiary or Affiliate terminates by reason of death, any Stock Option held by such Participant may thereafter be exercised, to the extent such option was exercisable at the time of death or on such accelerated basis as the Committee may determine at or after grant (or as may be determined in accordance with procedures established by the Committee) by the legal representative of the estate or by the legatee of the Participant under the will of the Participant, for a period of one year (or such other period as the Committee may specify at or after grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

5.7            Termination by Reason of Disability.  Unless otherwise provided by the Committee at or after grant, if a Participant's employment by the Corporation or any Subsidiary or Affiliate terminates by reason of Disability, any Stock Option held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of termination or on such accelerated basis as the Committee may determine at or after grant (or as may be determined in accordance with procedures established by the Committee), for a period of (i) three years from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter, in the case of a Non-Qualified Stock Option and (ii) one year from the date of termination of employment or until the expiration of the stated term of such Stock Option, whichever period is shorter, in the case of an Incentive Stock Option; provided, however, that if the Participant dies within the period specified in clause (i) above, any unexercised Non-Qualified Stock Option held by such Participant shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter.

5.8            Termination by Reason of Retirement.  Unless otherwise provided by the Committee at or after grant, if a Participant's employment by the Corporation and any Subsidiary or Affiliate terminates by reason of Normal or Early Retirement, any Stock Option held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such Retirement or on such accelerated basis as the Committee may determine at or after grant (or, as may be determined in accordance with procedures established by the Committee), for a period of three years from the date of such termination of employment or the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the Participant dies within the period specified above, any unexercised Option held by such Participant shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Option, whichever period is shorter.

5.9            Other Termination.  Unless otherwise provided by the Committee at or after grant, if a Participant's employment by the Corporation and any Subsidiary or Affiliate is involuntarily terminated for any reason other than death or Disability, the Stock Option shall thereupon terminate, except that such Stock Option may be exercised, to the extent otherwise then exercisable, for the lesser of three months or the balance of such Stock Option's term if the involuntary termination is without Cause.  If a Participant voluntarily terminates employment with the Corporation and any Subsidiary or Affiliate (except for Disability or Normal or Early Retirement), the Stock Option shall thereupon terminate; provided, however, that the Committee at grant may extend the exercise period in this situation for the lesser of three months or the balance of such Stock Option's term.

5.10            Incentive Stock Options.  Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the optionee(s) affected, to disqualify any Incentive Stock Option under such Section 422.  No Incentive Stock Option shall be granted to any Participant under the Plan if such grant would cause the aggregate Fair Market Value (as of the date the Incentive Stock Option is granted) of the Stock with respect to which all Incentive Stock Options are exercisable for the first time by such Participant during any calendar year (under all such plans of the Corporation and any Subsidiary) to exceed $100,000.  To the extent permitted under Section 422 of the Code or the applicable regulations thereunder or any applicable Internal Revenue Service pronouncement, if an Incentive Stock Option (in whole or in part) fails to qualify as such for any reason, such Option (or portion thereof) shall be treated as a Non-Qualified Stock Option.

5.11            Minimum Vesting Period.  Except for Substitute Awards, or the death or disability of the Participant, or in the event of a Change in Control, Options (including those issued as or as payment for Performance Awards) shall have a Vesting Period of not less than one (1) year from the date of grant (inclusive of any performance periods related thereto); provided, that the Committee has the discretion to waive this requirement with respect to an Award at or after grant, so long as the total number of Shares that are issued pursuant to Awards having an originally stated Vesting Period of less than one year from the date of grant (inclusive of any performance periods related thereto) shall not exceed 5% of the Share Reserve.

Section 6.                          Stock Appreciation Rights.

6.1            Grant and Exercise.  A Stock Appreciation Right is a right to receive an amount payable entirely in cash, entirely in Stock or partly in cash and partly in Stock and exercisable at such time or times and subject to such conditions as the Committee may determine in its sole discretion subject to the Plan, including the achievement of specific performance goals.  Stock Appreciation Rights may be granted alone or in conjunction with all or part of any Stock Option granted under the Plan.

(a)            A Stock Appreciation Right may be exercised by a Participant, subject to Section 6.2, in accordance with the procedures established by the Committee for such purpose. Upon such exercise, the Participant shall be entitled to receive an amount determined in the manner prescribed in Section 6.2. Stock Options relating to exercised Stock Appreciation Rights shall no longer be exercisable to the extent that the related Stock Appreciation Rights have been exercised.

(b)            In the case of a Non-Qualified Stock Option, tandem Stock Appreciation Rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Stock Option. A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, subject to such provisions as the Committee may specify at grant where a Stock Appreciation Right is granted with respect to less than the full number of Shares covered by a related Stock Option.

6.2            Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

(a)            Stock Appreciation Rights granted in tandem with an Option shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 5 and this Section 6.

(b)            Upon the exercise of a Stock Appreciation Right, a Participant shall be entitled to receive an amount in cash and/or shares of Stock equal in value to the excess of the Fair Market Value of a share over the exercise price per Share specified in the Stock Appreciation Right multiplied by the number of Shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment. The exercise price per Share specified in the Stock Appreciation Right shall not be less than 100% of the Fair Market Value of a Share on the grant date.

(c)            The term of each Stock Appreciation Right shall be fixed by the Committee, but no Stock Appreciation Right shall be exercisable more than ten years after the date the Stock Appreciation Right is granted. Notwithstanding the foregoing, an Award Agreement may provide, or be amended to provide, that the period of time over which a Stock Appreciation Right (other than one issued in tandem with an Incentive Stock Option) may be exercised shall be automatically extended if on the scheduled expiration of such Award, the Participant's exercise of such Award would violate applicable securities law; provided, that during the extended exercise period, the Stock Appreciation Right may be exercised only to the extent such Award was exercisable in accordance with its terms immediately prior to such scheduled expiration date, and such extended exercise period shall end not later than 30 days after the exercise of such Stock Appreciation Right first would no longer violate such laws.

(d)            An Award Agreement with respect to any Stock Appreciation Right may provide or be amended to provide that if on the last day of the term of a Stock Appreciation Right the Fair Market Value of one Share exceeds the grant price per Share of the Stock Appreciation Right, the Participant has not exercised the Stock Appreciation Right or the tandem Option (if applicable), and neither the Stock Appreciation Right nor the Option has expired, the Stock Appreciation Right shall be deemed to have been exercised by the Participant on such day.  In such event, the Corporation shall make payment to the Participant in accordance with this Section 6.2, reduced by the number of Shares (or cash) required for withholding taxes; any fractional Share shall be settled in cash.

(e)            Without the approval of the Corporation's stockholders, other than pursuant to Section 3.2, the Committee shall not (i) reduce the grant price of any Stock Appreciation Right after the date of grant, (ii) cancel any Stock Appreciation Right when the grant price per Share exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Award (other than in connection with a Change in Control or a Substitute Award), or (iii) take any other action with respect to a Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Stock is traded.

(f)            Upon the exercise of a Stock Appreciation Right issued in conjunction with an Option, the Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 of the Plan on the number of shares of Stock to be issued under the Plan.

6.3              Minimum Vesting Period. Except for Substitute Awards, or the death or disability of the Participant, or in the event of a Change in Control, Stock Appreciation Rights Awards (including those issued as or as payment for Performance Awards) shall have a Vesting Period of not less than one (1) year from the date of grant (inclusive of any performance periods related thereto); provided, that the Committee has the discretion to waive this requirement with respect to an Award at or after grant, so long as the total number of Shares that are issued pursuant to Awards having an originally stated Vesting Period of less than one year from the date of grant (inclusive of any performance periods related thereto) shall not exceed 5% of the Share Reserve.

Section 7.                          Restricted Stock and Restricted Stock Units.

7.1            Administration. Shares of Restricted Stock may be issued either alone, in addition to or in tandem with other Awards granted under the Plan and/or cash awards made outside the Plan. The Committee shall determine the other terms, restrictions and conditions of the Awards in addition to those set forth in this Section 7.  The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors as the Committee may determine, in its sole discretion.  The provisions of Restricted Stock Awards need not be the same with respect to each Participant.

7.2            Awards and Certificates. A Participant shall not have any rights with respect to a Restricted Stock Award unless and until such Participant has executed (including by electronic acceptance) an agreement evidencing the Award and has delivered a fully executed copy thereof to the Corporation, and has otherwise complied with the applicable terms and conditions of such Award.

(a)            The purchase price for shares of Restricted Stock shall be established by the Committee and may be zero.

(b)            Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the award date, by executing a Restricted Stock Award Agreement (including by electronic acceptance) and paying whatever price (if any) is required under Section 7.2(a).

(c)            Any Restricted Stock granted under the Plan may be evidenced in such manner as the Board may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates.  Any such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock.  The Committee shall require that any stock certificates evidencing such Restricted Stock be held in custody by the Corporation until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock Award, the Participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such Award.

7.3            Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to this Section 7 shall be subject to the following restrictions and conditions:

(a)            In accordance with the provisions of the Plan and the Award Agreement, during a period set by the Committee commencing with the date of such Award (the "Restriction Period"), the Participant shall not be permitted to sell, transfer, pledge, assign or otherwise encumber shares of Restricted Stock awarded under the Plan.  The Award Agreement may, in the discretion of the Committee, set forth performance or other conditions that will subject the Restricted Stock to forfeiture and transfer restrictions.

(b)            Except as provided in this Section 7.3, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Corporation, including the right to vote the shares, and the right to receive any cash dividends. The Committee, in its sole discretion, as determined at the time of Award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested, subject to Section 13.2, in additional Restricted Stock to the extent shares are available under Section 3. Stock dividends or other property (other than cash, if so provided by the Committee consistent with Section 13.2) distributed with respect to Restricted Stock shall be subject to the same restrictions and other terms and conditions that apply to the Shares with respect to which such dividends are issued. If the Committee so determines, the Award Agreement may also impose restrictions on the right to vote and the right to receive dividends.

(c)            Subject to the applicable provisions of the Award Agreement, Section 10 of the Plan and this Section 7, upon termination of a Participant's employment with the Corporation and any Subsidiary or Affiliate for any reason other than death, Disability or Retirement during the Restriction Period, all Shares still subject to restriction will be forfeited, in accordance with the terms and conditions established by the Committee at or after grant. Upon termination of a Participant's employment with the Corporation and any Subsidiary or Affiliate for by reason of death, Disability or Retirement during the Restriction Period, all Shares still subject to restriction will vest, or be forfeited, in accordance with the terms and conditions established by the Committee at or after grant.

(d)            If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, certificates for an appropriate number of unrestricted Shares shall be delivered to the Participant promptly, or an appropriate book-entry shall be made.

7.4            Minimum Value Provisions. In order to better ensure that Award payments actually reflect the performance of the Corporation and service of the Participant, the Committee may provide, in its sole discretion, for a tandem performance-based or other Award designed to guarantee a minimum value, payable in cash or Stock to the recipient of a Restricted Stock Award, subject to such performance, future service, deferral and other terms and conditions as may be specified by the Committee.

7.5            Restricted Stock Units. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Restricted Stock Units shall be granted, the number of Restricted Stock Units to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Stock Units may be forfeited to the Corporation, and the other terms and conditions of such awards. The Restricted Stock Unit awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the terms and conditions provided hereunder and any additional terms and conditions determined by the Committee that are consistent with the terms of the Plan.

(a)            Each Restricted Stock Unit Award made under the Plan shall be for such number of Shares as shall be determined by the Committee and set forth in the Award Agreement containing the terms of such Restricted Stock Unit Award.  The Award Agreement shall set forth a period of time during which the Participant must remain in the continuous employment of the Corporation in order for the forfeiture and transfer restrictions to lapse. The Award Agreement may, in the discretion of the Committee, set forth performance or other conditions that will subject the Restricted Stock Units to forfeiture and transfer restrictions.

(b)            Each Restricted Stock Unit shall have a value equal to the Fair Market Value of a Share. Restricted Stock Units shall be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement or other procedures approved by the Committee.  Unless otherwise provided in the applicable Award Agreement, a Participant shall be credited with dividend equivalents on any Restricted Stock Units credited to the Participant's account at the time of any payment of dividends to stockholders on Shares. The amount of any such dividend equivalents shall equal the amount that would have been payable to the Participant as a stockholder in respect of a number of Shares equal to the number of Restricted Stock Units then credited to the Participant. Unless otherwise provided by the Committee consistent with Section 13.2, any such dividend equivalents shall be credited to the Participant's account as of the date on which such dividend would have been payable and shall be converted into additional Restricted Stock Units (which shall be, or shall become, vested on the same terms as the applicable Restricted Stock Unit) based upon the Fair Market Value of a Share on the date of such crediting.  Except as otherwise determined by the Committee at or after grant, and subject to the "retirement" exceptions, Restricted Stock Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of, and all Restricted Stock Units and all rights of the Participant to such Restricted Stock Units shall terminate, without further obligation on the part of the

Corporation, unless the Participant remains in continuous employment of the Corporation for the entire restricted period in relation to which such Restricted Stock Units were granted and unless any other restrictive conditions relating to the Restricted Stock Unit Award are met.

7.6            Minimum Vesting Period. Except for Substitute Awards, or the death or disability of the Participant, or in the event of a Change in Control, Restricted Stock Awards and Restricted Stock Unit Awards (including those issued as or as payment for Performance Awards) shall have a Vesting Period of not less than one (1) year from the date of grant (inclusive of any performance periods related thereto); provided, that the Committee has the discretion to waive this requirement with respect to an Award at or after grant, so long as the total number of Shares that are issued pursuant to Awards having an originally stated Vesting Period of less than one year from the date of grant (inclusive of any performance periods related thereto) shall not exceed 5% of the Share Reserve.

Section 8.                          Other Stock-Based Awards and Performance Awards.

8.1            Other Stock-Based Awards.  The Committee shall have the authority to determine the Participants who shall receive an Other Stock-Based Award, which shall consist of any right that is (i) not an Award described in Sections 6 and 7 above and (ii) an Award of Stock or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Stock (including securities convertible into Stock), as deemed by the Committee to be consistent with the purposes of the Plan.  Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award; provided, however, that the minimum Vesting Period requirements set forth in Section 7.6 hereof shall apply to Other Stock-Based Awards.

8.2            Performance Awards. The Committee shall have sole and complete authority to determine the Participants who shall receive a Performance Award, which shall consist of a right that is (i) denominated in cash or Shares (including Restricted Stock, Restricted Stock Units and Other Stock-Based Awards), (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine. Subject to Section 10, Performance Awards shall vest no sooner than one year after grant and shall otherwise be subject to the terms and provisions of this Section 8.2.

(a)            Unless the Committee otherwise specifies at grant that a Performance Award shall not be subject to this Section 8.2, the Committee shall grant Performance Awards to Covered Officers based solely upon the attainment of performance targets related to one or more performance goals selected by the Committee from among the goals specified below. For the purposes of this Section 8.2, performance goals shall be limited to one or more of the following Corporation, Subsidiary, operating unit or division financial performance measures:

(i)            earnings before interest, taxes, depreciation and/or amortization;

(ii)            operating income or profit;

(iii)            operating efficiencies;

(iv)            return on equity, assets, capital, capital employed, or investment;

(v)            after tax operating income;

(vi)            net income;

(vii)            earnings or book value per share;

(viii)            cash flow(s);

(ix)            total sales or revenues or sales or revenues per employee;

(x)            production;

(xi)            stock price or total stockholder return;

(xii)            dividends;

(xiii)	strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures;

or any combination thereof. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Corporation or any Subsidiary, operating unit or division of the Corporation and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, stockholders' equity and/or Shares outstanding, or to assets or net assets. The Committee may exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (A) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (B) an event either not directly related to the operations of the Corporation or not within the reasonable control of the Corporation's management, or (C) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles.  Any such modifications to be applied to the performance goals of a Performance Award subject to this Section 8.2 shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, and the regulations thereunder.

(b)            With respect to any Covered Officer, the aggregate maximum number of shares of Stock in respect of which all Performance Awards, Options, and Stock Appreciation Rights may be granted under Section 5, Section 6, and this Section 8.2 in any 12-month period of a performance period is 450,000, and the maximum amount of the aggregate Performance Awards denominated in cash is $1,000,000 (measured by the Fair Market Value of the maximum Award at the time of grant) in any 12-month period of a performance period.

(c)            To the extent necessary to comply with Section 162(m) of the Code, with respect to grants of Performance Awards to Covered Officers, no later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (1) select the performance goal or goals applicable to the performance period, (2) establish the various targets and bonus amounts which may be earned for such performance period, and (3) specify the relationship between performance goals and targets and the amounts to be earned by each Covered Officer for such performance period. Following the completion of each performance period, the Committee shall certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to Covered Officers for such performance period. In determining the amount earned by a Covered Officer for a given performance period, subject to any applicable Performance Award agreement, the Committee shall have the right to reduce the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the performance period.

Section 9.                          Awards to Outside Directors.

9.1            Outside Director Awards.  The Nominating and Corporate Governance Committee of the Board (provided such committee is comprised solely of Outside Directors) may provide that all or a portion of an Outside Director's annual retainer, meeting fees and/or other awards or compensation as determined by the Board, be payable (either automatically or at the election of the Outside Director) in the form of Non-Qualified Stock Options, Restricted Shares, Restricted Share Units and/or Other Stock-Based Awards, including unrestricted Shares.  The Nominating and Corporate Governance Committee of the Board (provided such committee is comprised solely of Outside Directors) shall determine the terms and conditions of any such Awards, including the terms and conditions which shall apply upon a termination of the Outside Director's service as a member of the Board, and shall have full power and authority in its discretion to administer such Awards, subject to the terms of the Plan and applicable law.

9.2            Equity Limits to Directors. Notwithstanding anything in the Plan to the contrary, the maximum number of Shares subject to Awards granted during any 12-month period to any Outside Director shall not exceed $600,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes and excluding, for this purpose, the value of any dividends or dividend equivalents paid in accordance with the Plan on certain Awards) (the "Director Limit").  The Board may not, without the approval of the stockholders, increase the Director Limit.

Section 10.                          Change in Control Provisions.

The Committee may, in its discretion, at the time an Award is made hereunder or at any time prior to, coincident with or after the time of a Change in Control, provide for any or all of the following:

(a)            the purchase of such Awards, upon the Participant's consent, for an amount of cash equal to the amount which could have been obtained upon the exercise or realization of such rights had such Awards been currently exercisable or payable, provided that the Participant's consent shall not be required if the Committee takes such action in connection with the consummation of a Change in Control, and provided further that Options and Stock Appreciation Rights outstanding as of the date of the Change in Control may be cancelled and terminated without payment if the Fair Market Value of one Share as of the date of the Change in Control is less than the per Share exercise price of such Option or Stock Appreciation Right;

(b)            the Awards then outstanding to be assumed, or new rights substituted therefore, by the surviving corporation in such Change in Control; provided, that an Award Agreement may provide that if a Participant's employment with such successor company (or the Corporation) or a subsidiary thereof terminates within 12 months following such Change in Control (or such other period set forth in the Award Agreement, including prior thereto if applicable) for any reason other than termination for Cause or by the Participant for "good reason" (as may be defined in the applicable Award Agreement): (i) Options and Stock Appreciation Rights outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for 12 months (or the period of time set forth in the Award Agreement), (ii) restrictions, limitations and other conditions applicable to Restricted Stock and Restricted Stock Units outstanding as of the date of such termination of employment will lapse and the Restricted Stock and Restricted Stock Units will become free of all restrictions, limitations and conditions and become fully vested, and (iii) the restrictions, limitations and other conditions applicable to any Other Stock-Based Awards will lapse, and such Other Stock-Based Awards will become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant;

(c)            the acceleration of any time periods, or the waiver of any other conditions, relating to the vesting, exercise, payment or distribution of an Award; and/or

(d)            such adjustment to the Awards then outstanding as the Committee deems appropriate to reflect such transaction or change.

Section 11.                          Amendments and Termination.

        The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made which would impair the rights of a Participant under an Award theretofore granted, without the Participant's consent or which, without the approval of the Corporation's stockholders, would:

(a)       except as expressly provided in the Plan, increase the total number of shares reserved for the purpose of the Plan;

(b)       materially increase the benefits accruing to Participants under the Plan;

(c)          materially modify the requirements as to eligibility for participation in the Plan;

(d)          be inconsistent with the repricing provisions of Sections 5.2 or 6.2(e); or

(e)          materially modify the Plan within the meaning of the Nasdaq listing standards.

        The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 3 above, no such amendment shall impair the rights of any holder without the holder's consent. Subject to the above provisions, the Board shall have broad authority to amend the Plan to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments.

Section 12.                          Unfunded Status of the Plan.

        The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant by the Corporation, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Corporation. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to Awards hereunder; provided, however, that, unless the Committee otherwise determines with the consent of the affected Participant, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

Section 13.                          General Provisions.

13.1            Transferability of Awards.  Except as provided below, no Award and no Shares that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant's guardian or legal representative.  To the extent (if any) and under such terms and conditions as determined by the Committee or set forth in any Award Agreement, a Participant may assign or transfer an Award (each transferee thereof, a "Permitted Assignee") (i) to the Participant's spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings; (ii) to a trust for the benefit of one or more of the Participant or the persons referred to in clause (i); (iii) to a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (i) or (ii) are the only partners, members or stockholders; or (iv) for charitable donations; provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Corporation evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan and any Award Agreement.  The Corporation shall cooperate with any Permitted Assignee and the Corporation's transfer agent in effectuating any transfer permitted under this Section 13.1.

13.2            Deferral; Dividend Equivalents.  The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred.  Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award other than an Option or Stock Appreciation Right may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, amounts equivalent to cash, stock or other property dividends on Shares ("Dividend Equivalents") with respect to the number of Shares covered by the Award, as determined by the Committee, in its discretion.  The Committee may provide that the Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested and may provide that the Dividend Equivalents are subject to the same vesting or performance conditions as the underlying Award.  Notwithstanding the foregoing, Dividend Equivalents credited in connection with a Performance Award (i.e., an Award that vests based on the achievement of performance goals) shall be subject to restrictions and risk of forfeiture to the same extent as the Award with respect to which such Dividend Equivalents have been credited.

13.3            Tax Withholding.  The Corporation shall have the right to make all payments or distributions pursuant to the Plan to a Participant (or a Permitted Assignee thereof) (any such person, a "Payee") net of any applicable federal, state and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan.  The Corporation or any Subsidiary shall have the right to withhold from wages or other amounts otherwise payable to such Participant such withholding taxes as may be required by law, or to otherwise require the

Participant to pay such withholding taxes.  If the Participant shall fail to make such tax payments as are required, the Corporation or its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant or to take such other action as may be necessary to satisfy such withholding obligations.  The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), or by directing the Corporation to retain Shares (up to the Participant's minimum required tax withholding rate or such other rate that will not cause an adverse accounting consequence or cost) otherwise deliverable in connection with the Award.

13.4            Right of Discharge Reserved; Claims to Awards.  Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Participant the right to continue in the employment or service of the Corporation or any Subsidiary or affect any right that the Corporation or any Subsidiary may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Participant at any time for any reason.  Except as specifically provided by the Committee, the Corporation shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship.  No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants under the Plan.

13.5            Substitute Awards.  Notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

13.6            Cancellation of Award; Forfeiture of Gain.  Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that the Award shall be cancelled if the Participant, without the consent of the Corporation, while employed by or providing services to the Corporation or any Subsidiary or after termination of such employment or service, violates a non-competition, non-solicitation, non-disclosure or similar covenant or agreement (including any such covenant in an Award Agreement) or otherwise engages in activity that is in conflict with or adverse to the interest of the Corporation or any Subsidiary (including conduct contributing to any financial restatements or financial irregularities), as determined by the Committee in its discretion.  The Committee may provide in an Award Agreement that if within the time period specified in the Agreement the Participant engages in an activity referred to or prohibited in the preceding sentence, the Participant will forfeit all or any portion of any gain realized on the vesting or exercise of the Award and must repay such gain to the Corporation.

13.7            Stop Transfer Orders.  All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

13.8            Nature of Payments.  All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Corporation or any Subsidiary, or any division or business unit of the Corporation or any Subsidiary.  Any income or gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Corporation or any Subsidiary except as may be determined by the Committee or by the Board or board of directors (or other governing body) of the applicable Subsidiary.

13.9            Other Plans.  Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

13.10            Severability.  If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect.  If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction or any governmental regulatory agency, or impermissible under the rules of any securities exchange on which the Shares are listed, such unlawfulness, invalidity, unenforceability or impermissibility shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or impermissible, then such unlawfulness, invalidity or impermissibility shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or impermissible shall be made or provided under the Plan.

13.11    Construction.  As used in the Plan, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

13.12            No Liability. The members of the Committee and the Board shall not be liable to any employee or other person with respect to any determination made hereunder in a manner that is not inconsistent with their legal obligations as members of the Board. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his duties; provided that within 60 days after institution of any such action, suit or proceeding, the Committee member shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend the same.

13.13            Governing Law.  The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware, without reference to principles of conflict of laws, and construed accordingly.

13.14            Foreign Employees.  Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees or Consultants providing services in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy.  The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Corporation's obligation with respect to tax equalization for Employees or Consultants on assignments outside their home country.

Section 14.                          Compliance with Section 409A of the Code.

Notwithstanding any other provisions of the Plan or any Award Agreements thereunder, it is intended that the provisions of the Plan and such Award Agreements comply with Section 409A of the Code, and that no Award shall be granted, deferred, accelerated, extended, paid out or modified under the Plan, or any Award Agreement interpreted, in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant. Any provision of the Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code. In the event that it is reasonably determined by the Board or Committee that, as a result of Section 409A of the Code, payments in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A of the Code, the Corporation will make such payment on the first day that would not result in the Participant incurring any tax liability under Section 409A of the Code; which, if the Participant is a "specified employee" within the meaning of the Section 409A, shall be the first day following the six-month period beginning on the date of Participant's termination of employment. Unless otherwise provided in an Award Agreement or other document governing the issuance of such Award, payment of any Performance Award intended to qualify as a "short term deferral" within the meaning of Section 1.409A-1(b)(4)(i) of the U.S. Treasury Regulations shall be made between the first day following the close of the applicable Performance Period and the last day of the "applicable 2 ½ month period" as defined therein. Notwithstanding the foregoing, each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on him or her, or in respect of any payment or benefit delivered in connection with the Plan (including any taxes and penalties under Section 409A of the Code), and the Corporation shall not have any obligation to indemnify or otherwise hold any Participant harmless from any or all such taxes or penalties.

Section 15.                          Effective Date of Plan.

The Plan shall be effective, and will amend and restate the previously effective plan as set forth herein, as of May 19, 2015, subject to the approval of the Plan by the holders of the shares entitled to vote at a duly constituted meeting of the stockholders of the Corporation.  The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled and in such event each Award shall, notwithstanding any of the preceding provisions of the Plan, be null and void and of no effect.

Section 16.                          Term of Plan.

Awards may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the effective date of the Plan, on which date the Plan will expire except as to Awards then outstanding under the Plan; provided, however, in no event may an Incentive Stock Option be granted more than ten years after the earlier of (a) the date of the adoption of the Plan by the Board or (b) the effective date of the Plan as provided in the first sentence of Section 15.  Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

Healthways C/O Computershare Investor Services P.O. Box 43078 Providence, RI 02940
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KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR
the following:

1. Election of Directors	For	Against	Abstain		For	Against	Abstain
1a. Mary Jane England, M.D.	☐	☐	☐
1b. Robert J. Greczyn, Jr.	☐	☐	☐	3. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal 2015.	☐	☐	☐
1c. Bradley S. Karro	☐	☐	☐
1d. Paul H. Keckley, Ph.D.	☐	☐	☐
1e. Conan J. Laughlin	☐	☐	☐	4. To consider and act upon a proposal to approve the Company's Amended and Restated 2014 Stock Incentive Plan.	☐	☐	☐
1f. William D. Novelli	☐	☐	☐
1g. Lee A. Shapiro	☐	☐	☐
1h. Kevin G. Wills	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.	For	Against	Abstain	NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
2. To consider and act upon a non-binding advisory vote to approve executive compensation as disclosed in the Proxy Statement.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at  www.proxyvote.com .

HEALTHWAYS, INC.
This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders on May 19, 2015.

The undersigned hereby appoints Donato Tramuto and Alfred Lumsdaine, and either of them, as proxies, with full power of substitution, to vote all shares of the undersigned as shown on the reverse side of this proxy at the Annual Meeting of Stockholders of Healthways, Inc. to be held at the Franklin Marriott Cool Springs, 700 Cool Springs Boulevard, Franklin, Tennessee 37067, on May 19, 2015, at 8:00 a.m., Central time, and any adjournments thereof.

Continued and to be signed on reverse side